As filed with the Securities and Exchange Commission on March 28, 2013

Registration No. 333-186819

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RCS Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	38-3894716
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Park Ave., 15th Floor
New York, NY 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

NICHOLAS S. SCHORSCH
Executive Chairman of the Board of Directors
RCS Capital Corporation
405 Park Ave., 15th Floor
New York, NY 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

PETER M. FASS JAMES P. GERKIS STUART BRESSMAN Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	JAMES A. TANAKA General Counsel RCS Capital 405 Park Ave., 15th Floor New York, NY 10022 (212) 415-6500	STEPHEN E. OLDER McGuireWoods LLP 1345 Avenue of the Americas Seventh Floor New York, New York 10105 Tel: (212) 548-7086 Fax: (212) 548-2150

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	—	—	$86,250,000	$11,765	(3)

(1)	Includes additional shares of Class A common stock that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus (Subject to Completion)	Dated March 28, 2013

      Shares

RCS Capital Corporation

Class A Common Stock

This is an initial public offering of shares of Class A common stock of RCS Capital Corporation. All the shares of Class A common stock included in this offering are being sold by RCS Capital Corporation.

Prior to this offering, there has been no public market for the Class A common stock. It is currently estimated that the initial public offering price per share of Class A common stock will be between $     and $    . We intend to list our Class A common stock on The NASDAQ Capital Market under the symbol “RCAP.” We have not yet filed an application to have our Class A common stock approved for listing. We intend to file such application following the filing of this registration statement.

We intend to use the net proceeds from this offering to expand our lines of business by funding internal growth and by acquiring complementary businesses, as well as for general corporate purposes. Following the application of the net proceeds of this offering and after giving effect to the transactions described herein, RCAP Holdings, LLC, or Parent, which is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer, will hold    % of the voting power in RCS Capital Corporation through its ownership of the shares of our Class B common stock. Investors that purchase shares of Class A common stock in this offering will hold    % of the voting power in RCS Capital Corporation through their ownership of the shares of Class A common stock. Each share of the Class A common stock entitles the holder to one vote per share. Each share of the Class B common stock entitles the holder to four votes per share.

At our request, the underwriters have reserved up to 20% of the shares of the Class A common stock being offered by this prospectus for sale to our interested directors, officers, employees and other individuals associated with us and members of their families. The purchase price for such shares will be $     per share, reflecting the fact that underwriting discounts and commissions will not be payable in connection with such sales.

Investing in shares of the Class A common stock involves a high degree of risk. See “Risk Factors” on page 16 to read about factors you should consider before buying shares of the Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us(1)	$	$

(1)	Excludes $1.5 million payable to Realty Capital Securities, LLC as a structuring fee in connection with this offering.

To the extent that the underwriters sell more than       shares of Class A common stock, the underwriters have a 45-day option to purchase up to an additional       shares from RCS Capital Corporation to cover over-allotments, if any, at the initial public offering price less the underwriting discount.

We expect to deliver the shares of Class A common stock against payment in New York, New York on            , 2013.

Ladenburg Thalmann & Co. Inc.	Realty Capital Securities, LLC

Prospectus dated            , 2013.

PROSPECTUS

Through and including         , 2013 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

You should rely only on the information in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

Except where the context requires otherwise, in this prospectus:

•	“RCS Capital Corporation,” the “company,” “we,” “us” and “our” refer to RCS Capital Corporation, a Delaware corporation, and, unless the context otherwise requires, the operating subsidiaries;
•	“RCS Capital” refers to our investment banking and capital markets business, which is a division of our operating subsidiary, Realty Capital Securities, LLC, as well as to our transaction management business;
•	Our “operating subsidiaries” refers to Realty Capital Securities, LLC (which we sometimes refer to as “Realty Capital Securities”), RCS Advisory Services, LLC and American National Stock Transfer, LLC, each a Delaware limited liability company, and any of which we may refer to as an “operating subsidiary”;
•	“Operating Subsidiaries Unit” refers to a unit consisting of one Class B Unit of each of the operating subsidiaries, collectively;
•	“Parent” refers to RCAP Holdings, LLC (formerly known as AR Capital, LLC and subsequently RCS Capital, LLC), a Delaware limited liability company, the parent company of our operating subsidiaries and our sole stockholder prior to the consummation of this offering, that is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors;
•	Our “Manager” refers to RCS Capital Management, LLC, a Delaware limited liability company that is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors, both of whom directly or indirectly control our Parent, that provides management services to us pursuant to a Management Agreement;
•	“American Realty Capital” refers to the American Realty Capital group of companies, which was founded in 2007 by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors, to provide sponsors and advisors of direct investment programs with strategic and financial advice in connection with the formation, distribution, maintenance and liquidation phases of their offerings. The term “American Realty Capital” also refers to the entity that currently exists under the name AR Capital, LLC, the American Realty Capital brand name and the direct investment programs, registered investment funds and publicly listed REITs which are sponsored directly or indirectly by the entity that currently exists under the name AR Capital, LLC;
•	Our “principals” refers to Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors, who directly or indirectly control Parent;
•	“REITs” refers to real estate investment trusts; and
•	“Direct investment programs” refers to investment programs which provide for flow-through tax treatment under U.S. tax law, including, but not limited to, REITs and other types of real estate programs, business development companies, equipment leasing programs and oil and gas programs. Generally, securities issued in a direct investment program are not listed on a national securities exchange.

We are a “controlled company” under the corporate governance rules for NASDAQ-listed companies, and our board of directors has determined not to have a majority of independent directors or an independent nominating or compensation function and to have the full board of directors be directly responsible for compensation matters and for nominating members of our Board.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, and our historical financial statements and the notes thereto, each included elsewhere in this prospectus.

Overview

We are a holding company that was recently formed to operate and grow the following businesses: Realty Capital Securities, LLC, our wholesale broker-dealer business; RCS Capital, a division of Realty Capital Securities, LLC, our investment banking and capital markets business; RCS Advisory Services, LLC, our transaction management services business; and American National Stock Transfer, LLC, our transfer agent business. Prior to this offering, Parent operated and held a 100% interest in each of our operating subsidiaries. Parent, our Manager and American Realty Capital are directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors.

Realty Capital Securities, LLC, our wholesale broker-dealer, is a leader in the direct investment program area and coordinates with financial advisors and registered representatives to sell securities. Founded in 2007, its business metrics have grown rapidly, including its revenues, profits, capital raising, distribution capability and number of employees. For 2012, it had a 27.9% market share of the real estate direct investment program industry, measured by equity capital raised. Our wholesale broker-dealer currently is the industry’s leading multiproduct distributor of direct investment programs and, in our view, our investment banking and capital markets business is the only one focused primarily on the specialized needs of these direct investment programs, especially in real estate services, serving these companies, their sponsors and stockholders. We combine our investment banking, capital markets and transaction management expertise in structuring and maintaining offerings made by these direct investment programs. Our transfer agent, a startup entity, plans to act as a registrar, provide record-keeping services and execute the transfer, issuance and cancellation of shares or other securities in connection with offerings made by these direct investment programs and other products.

Our leading position as a wholesale broker-dealer in the direct investment program industry, as well as our ability to grow our revenues and earnings, is due in large part to our affiliation with American Realty Capital, the leading sponsor and investment manager of direct investment programs in the United States. American Realty Capital was founded in 2007 and is currently managed by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors. American Realty Capital was formed to provide sponsors and advisors of direct investment programs with strategic and financial advice in connection with the formation, distribution, maintenance and value optimization phases of their offerings. Our wholesale broker-dealer, investment bank, capital markets and transaction management businesses started as components of American Realty Capital’s in-house capabilities. We are being formed in order to expand and grow these business lines. After the completion of this offering, American Realty Capital, newly separated from us, will continue to operate its other historical businesses, while maintaining a direct relationship with us through exclusive services arrangements and common ownership.

We presently are under contract to provide distribution, investment banking and capital markets, transaction management, due diligence, marketing and promotional services to 11 real-estate focused direct investment programs sponsored by American Realty Capital, with combined equity securities under registration for sale of more than $14.4 billion, of which $     has been sold through         , 2013. Additionally, we provide services to another real-estate focused direct investment program, a business development company and a publicly traded REIT and intend to provide services to an open-end and closed-end registered investment fund, all sponsored by American Realty Capital. At the same time, our long-term strategy includes extending our services to sponsors and participants in addition to American Realty Capital, thus obtaining a broader footprint in the investment industry as a whole.

The direct investment program industry offers investment programs which provide for flow-through tax treatment under U.S. tax law, including, but not limited to, REITs and other types of real estate programs, business development companies, equipment leasing programs and oil and gas programs. Generally, securities issued in a direct investment program are publicly registered but are not listed on a national securities exchange, have limited liquidity, are managed by external managers who are compensated for their services, and are subject to front-end fees. We have provided or currently are providing broker-dealer, investment banking, capital markets and transaction management services to 12 direct investment programs, including 11 non-exchange traded, or non-traded, REITs, and one business development company. Additionally, we currently provide services to a publicly listed REIT and intend to provide services to an open-end and closed-end investment fund which are both currently in registration. Since our formation, our principals have invested significant financial and intellectual capital to position us for growth opportunities in the direct investment program industry, anticipating the need of investors in such programs for liquidity, thus increasing the capital flow from the direct investment space to the publicly traded markets. In our view, we are the only investment bank principally focused on the direct investment program sector which also has the ability to navigate successfully the publicly traded markets.

We focus on serving the specific investment criteria of the direct investment program industry and the individual retail investors who are the primary purchasers of these programs. In the judgment of our management, this sector has generally been underserved by other investment banks. Sponsors and stockholders of direct investment programs have special requirements, and we believe that our common ownership with American Realty Capital, the leading sponsor of direct investment real estate offerings in the United States, gives us an especially good perspective on these requirements and a special vantage point from which to address them. Even as the direct investment program industry attracts greater attention from larger investment banks, we believe our competitive advantage lies in what we characterize as our “first-hand” industry insights, our understanding of the regulatory environment and our familiarity with retail broker-dealers, their registered representatives and their clients. We believe that this knowledge of, and singular attention to, the direct investment program industry should allow us to provide greater levels of service than our competitors.

Our Principal Businesses

Four principal lines of business make up our operating platform:

•	Wholesale Broker-Dealer — Our wholesale broker-dealer, Realty Capital Securities, LLC, a member of the Financial Industry Regulatory Authority, Inc., or FINRA, employs 137 individuals and currently distributes direct investment programs, including 11 non-traded REITs and a business development company. Additionally, we will provide distribution services for an open-end and closed-end investment fund which are both currently in registration. Our wholesale broker-dealer is a leader in the wholesale distribution of publicly registered non-traded real estate and business development company securities, with a year ended December 2012 market share of 27.9% of a market of $10.3 billion and with a January 2013 market share of 37.2% of a market of $894.3 million, in the case of January 2013 sales of publicly registered non-traded REITs. According to industry authority Robert A. Stanger & Co., Inc., or Stanger, a niche investment bank servicing the direct investment program sector, this performance reflects market share more than double that of the next largest real estate-focused, multiproduct distributor.

Our wholesale broker-dealer was the largest wholesaler of direct investment program offerings in 2012, with equity capital raised of approximately $3 billion. The following table shows the growth of our wholesale broker-dealer since 2008:

(1)	Equity capital raised represents the dollar volume of the aggregate gross proceeds from equity in direct investment programs sold by retail broker-dealers with whom our wholesale broker-dealer had an exclusive dealer manager relationship.

The following charts set forth our market share within the public non-traded REIT industry for the year ended December 31, 2012 and for January 2013:

Data derived from Robert A. Stanger & Co., Inc., The Stanger Market Pulse, December 2012 and January 2013

Realty Capital Securities has demonstrated a history of growing its distribution business and growing its year-over-year revenues and profitability. We believe that we have built a platform that can continue to be expanded to sell a larger number of differentiated investment offerings. American Realty Capital has been able to successfully create, register, capitalize and manage a suite of direct investment programs, including public, non-traded REITs and a business development company, as well as a publicly listed REIT, and we intend to use the knowledge derived from our management’s experience to expand our platform into other industries, such as open-end and closed-end registered investment funds and other products.

In its capacity as wholesale distributor of multiple public, non-traded securities, Realty Capital Securities serves as the dealer manager for finite life SEC-registered offerings. At its inception, Realty Capital Securities was built to distribute multiple, sector-specific public non-traded products on a platform designed to provide the retail broker dealer community with a complementary set of finite life, sector-specific public, non-traded securities. Our wholesale broker-dealer has acted as the exclusive dealer manager for offerings that have undergone a thorough due diligence process and we believe that we bring to market best-in-class products that address underserved investor needs.

We believe that Realty Capital Securities has established itself as the leading distributor in the direct investment program industry. In our opinion, this has been achieved by employing a strategy focused on the quality of the sector-specific products we evaluate, based on our assessment of the market need for the products and the timing of relevant market cycles. We believe we have shown an ability to evaluate a management team’s acuity, performance and experience in executing the particular strategy within the sector we have targeted for product distribution. Our wholesale broker-dealer has a five-year track record evidencing an ability to build the sale of its products through a broad base of financial advisors. Realty Capital Securities has a 10-person national accounts and business development team staffed with senior executives with over 150 years of collective experience in a wide range of product distribution and sales roles. These individuals, together with the Realty Capital Securities’ product diligence and executive management teams, have built a platform-wide selling group of over 300 brokerage firms with 1,050 active selling agreements supporting over 82,000 financial advisors that sell direct investment programs (and, in the future, expects to sell registered investment funds) to their clients, including high net worth individuals, institutional investors and retirement plans. We believe that these firms represent the majority of independent broker-dealers participating in the direct investment program industry today.

We believe that multiproduct distributors are more common in other market segments such as life insurance, annuities and mutual funds. By offering products from a variety of sponsors, we believe that we are better able to deliver consistent sales across seasonal and secular cycles, because we are less dependent on any one offering, sponsor or investment theme. In addition, we believe that we will be better able to grow our annual sales, gross profits and earnings by distributing securities offered by sponsors in addition to American Realty Capital.

In 2012, our wholesale broker-dealer generated revenues of $287.5 million on direct investment equity capital sales of approximately $3 billion, resulting in net income of $7.4 million. Revenues from our wholesale broker-dealer may vary with changes in annual gross sales of direct investment programs. Our market share of sales of direct investment programs since 2008, as noted above, has increased significantly. See “Business — Our Wholesale Broker-Dealer” in this prospectus for more details.

•	Investment Banking and Capital Markets — Operating under the name RCS Capital, our investment banking and capital markets business employs eight professionals and provides strategic advisory and capital markets services with a focus on the direct investment program industry, including sourcing, structuring and maintaining a variety of debt finance and derivative arrangements on behalf of our clients. Due to the specialized nature of the direct investment program industry, we believe we are particularly well suited to advise funds that are distributed by our wholesale broker-dealer. In 2012, our investment banking and capital markets business was the second largest advisor to real estate mergers and acquisitions in the United States, advising on $5.5 billion in value of such mergers and acquisitions. In 2012, our investment banking and capital markets business advised on $5.8 billion in purchase price of such equity capital markets transactions and $1.8 billion of debt capital markets transactions. Before the reorganization transactions were effected, investment banking was a business line of our wholesale broker-dealer. In 2012, American Realty Capital and

Realty Capital Securities were engaged to provide services related to liquidity events, follow-on public offerings and other transactions for $7.1 million in fees, only $0.9 million of which is included in the revenues of our wholesale broker-dealer set forth in the preceding paragraph.

Due to the transactional nature of our investment banking and capital markets revenues, investment banking profits may change from period to period based on the volume and nature of transactional activity. However, we generally expect strategic value optimization transactions to be consummated in connection with direct investment programs, from which we expect to derive a substantial portion of our revenues, including sales, mergers, national securities exchange listings and initial public offerings, relating to our investment banking and capital markets business, as well as capital markets activities generally, to increase in frequency over the next three to five years. See “Business — Our Investment Bank” in this prospectus for more details.

•	Transaction Management Services — Operating under the name RCS Capital, our transaction management services team is comprised of 36 professionals who provide a range of services to direct investment programs, publicly traded REITs and their sponsors, including: offering registration and blue sky filings, regulatory advice with respect to the Securities and Exchange Commission, or the SEC, and FINRA registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquidity events and other strategic transactions. We believe that the services offered complement the service offerings of our other lines of business.

We believe that the registration of direct investment products is unique and requires specialized expertise. Along with federal securities laws and rules imposed by the SEC and FINRA in connection with the sale of direct investment products, a third set of requirements is imposed on these products by state securities regulators. We believe our team of transaction management professionals is well suited to help structure offerings consistent with all three legal and regulatory frameworks. We view that same team as integral in assisting issuers of direct investment products in maintaining compliance with federal and state level regulations during the course of an offering, as well as in meeting both the financial reporting and ongoing disclosure changes that are unique to a continuous offering.

Additionally, in light of our transaction management services team’s experience in providing strategic advice with respect to liquidity events and other strategic transactions for direct investment programs, we believe that our team is equipped to advise issuers of other financial products as well. We intend to continue to expand the breadth of our transaction management services team in order to provide services for various investment products. For a more comprehensive discussion of the registration process for direct investment products and how our team will facilitate the structuring of these products, please see “Business — Transaction Management Services — Registration and Continuous Offering Management” in this prospectus.

•	Transfer Agency — American National Stock Transfer, LLC is registered as a transfer agent with the SEC and will act as a registrar, provide record-keeping services and execute the transfer, issuance and cancellation of shares or other securities in connection with offerings conducted by issuers sponsored directly or indirectly by American Realty Capital. In addition, our transfer agent may act on behalf of other issuers of direct investment products and other securities, including securities issued by registered investment companies and publicly traded REITs. We expect that our transfer agent will also be responsible for coordinating tax reporting efforts and the payment of distributions and redemptions, among other services. We believe our transfer agent is well suited to conduct distribution reinvestment plans, or DRIPs, and share repurchase programs, which are common features of direct investment products, because of its personnel’s knowledge of, and experience with, these features of direct investment products and the experience of employees of the operating subsidiaries in executing transactions under DRIPS and share repurchase programs while employed by American Realty Capital, our dealer manager and other entities involved in the transfer agency business. Certain employees of our transfer agent have extensive experience in supervising third-party transfer agency service providers and we believe our transfer agent can use this experience to successfully grow its business. We expect that our transfer agent will generate fees from a variety of services performed for issuers of direct investment products and registered investment companies. We anticipate that those fees will be in the form of flat or account-based fees for services and per transaction fees. In 2012, American Realty Capital spent $4.9 million on transfer agency services. In light of that potential revenue, we have decided to start our transfer agency business in order to attempt to capture market share in an industry that we expect will grow. There can be no assurance that we will successfully serve as transfer agent to American Realty Capital or to any other direct investment program industry participant or that the transfer agency market will grow. See “Business — Our Transfer Agent” in this prospectus for more details relating to our transfer agent.

We believe that our lines of business exhibit considerable synergies, allowing us to offer direct investment programs and their sponsors an integrated solution for each stage of a program’s life cycle. Our transaction management team provides services related to the organization, formation and registration of these programs at their inception. Our wholesale broker-dealer provides distribution capabilities during the offering stage, while our transaction management services and transfer agent provide registration maintenance, due diligence, education and training and share transfer agency services during the offering and operating phases. Finally, our investment banking business provides strategic advisory services in the formation and structuring phase of a direct investment program and in anticipation of and during the value optimization phase. We believe these same services also are useful to registered investment funds, and other public offerings, which have less complicated life cycles but which nonetheless may require many, if not all, the same services over time.

Market Opportunity

We believe the market opportunity for the services we provide is large and growing rapidly. Since 2000, the popularity of direct investment programs of all types has expanded significantly. In 2012, according to Stanger, the direct investment program industry raised approximately $13.3 billion, consisting of REITs and other direct investment programs. As of December 31, 2012, the total equity capitalization of real estate direct investment programs tracked by Stanger was approximately $60.0 billion, and the total equity capitalization of all direct investment programs tracked by Stanger totaled $69.5 billion.

Competitive Advantages

We believe the following factors, among others, define our business model, establish our competitive position and distinguish us from other companies that participate in our business and markets:

Experienced Management:  Our lines of business are led by what we believe is a highly experienced executive management team assisted by a skilled group of professionals. Before founding or joining our company, many of our senior professionals held positions at leading investment banks, broker-dealers, insurance companies, law firms, investment management firms and mutual fund companies. Additionally, our executive officers average more than 20 years of experience. Following this offering, our executive management team will own     % of our outstanding common stock. Our Manager provides executive management services to us under the terms of the management agreement. We do not directly employ our executive officers.

Best Practices:  We were founded with the purpose of making the direct investment program sector more transparent, more responsive and more accountable to investors by establishing what in our view is a core set of industry best practices. Our wholesale broker-dealer has adopted an affiliated transactions best practices policy, or the Policy, with respect to affiliated transactions which has been adopted by all programs distributed by our broker-dealer. The Policy generally prohibits a direct investment program from entering into any co-investments or any other business transactions with, or providing funding or making loans to, directly or indirectly, any other American Realty Capital-sponsored or other affiliates program. The Policy was adopted to assist each direct investment program distributed by our wholesale broker-dealer in executing its strategy independently and on terms that are commercially reasonable and in the best interests of all parties to a transaction. We require products distributed by our wholesale broker-dealer to have lower fees, in our judgment, than the industry norm. All direct investment programs that are distributed by our wholesale broker-dealer must adhere to these best practices. We believe our best practices and ability to provide high quality services to direct investment programs at lower cost can potentially result in superior investment returns to investors in the programs.

Direct Investment Program Specialization:  Our management currently is focused on direct investment programs and their sponsors, registered investment advisors and stockholders. We believe we are a leading investment bank that principally serves this large and growing sector. Moreover, we believe we are the only wholesale broker-dealer formed with the specific objective of supporting the distribution of direct investment programs sponsored by others. In our view, our focus on direct investment programs gives us a competitive advantage over traditional investments banks that may not understand as well as we do the specialized needs and regulatory context of these programs, their sponsors, representatives and investors.

Comprehensive Services:  Our business model serves direct investment programs, their sponsors and investors throughout the life cycle of these programs. We believe we are the only firm with the acuity and combination of resources to be positioned to do so. At the inception of a direct investment program, our transaction management services provider assists sponsors in the formation and registration of the program. Throughout the direct investment program offering period, our wholesale broker-dealer provides distribution services and our transaction management services provider provides ongoing registration, due diligence and marketing support services. At the value optimization phase of the direct investment program, our investment bank provides advisory services to maximize investor value and our transaction management services provider provides transaction support. While their life cycle is not as regular or predictable, registered investment companies continue to control a substantial amount of investment assets and, if our belief is correct, will continue to need experience-driven, high-quality fund administration, distribution, advisory and transfer agency services.

Operating Efficiencies Offered:  We believe that due to the specialized knowledge and scale of our operations, our wholesale broker-dealer and our transaction management services provider are able to offer direct investment programs and their sponsors a higher, better informed level of service at a lower cost than the sponsor otherwise could obtain. We believe that our highly experienced and focused team allows sponsors of and investors in direct investment programs to benefit from superior service at a reduced cost. We also believe that our newly formed transfer agent will be able to offer a higher level of service at a lower cost than a direct investment program or its sponsor otherwise could obtain, although there can be no assurance that our transfer agent will be able to accomplish this objective.

Common Ownership with American Realty Capital:  We believe that Parent’s and our Manager’s common ownership with American Realty Capital, a leading sponsor of direct investment programs, provides us with a unique perspective on the specialized needs of direct investment programs, their sponsors and stockholders. American Realty Capital has been a leader in innovation and in what it defines as industry best practices in direct investment programs since its formation in 2007 and has developed several direct investment programs and, more recently, registered investment company products that are currently in registration. See “Business — American Realty Capital-Sponsored Public Direct Investment Programs and Publicly Traded REITs For Which our Wholesale Broker-Dealer Provided Exclusive Dealer Manager Services” for a list of American Realty Capital-sponsored offerings. We believe that our business relationship and common ownership with American Realty Capital gives us an advantage over other service providers and strategic advisors in delivering services to direct investment programs and mutual funds whether sponsored by American Realty Capital or third parties. We currently have agreements to provide distribution for an additional direct investment program, and transaction management services to 11 direct investment programs sponsored by American Realty Capital, a publicly traded REIT, and are named as the principal underwriter for two new registered investment funds that are currently in registration.

Barriers to Entry:  We believe there are significant barriers to entry into the wholesale broker-dealer business for the direct investment program industry. First, in our experience, no wholesale broker-dealer can succeed unless it is adequately capitalized. In order to fully fund an operating strategy, the business needs to create an effective bridge between the investor and the investment program. We believe our wholesale broker-dealer has demonstrated an ability to raise substantial amounts of equity capital consistently over time. In calendar 2012, our broker-dealer raised approximately $3.0 billion of equity capital.

Because most of the equity capital raised by direct investment programs is from retail investors through registered representatives and financial advisors at retail broker-dealers and registered investment advisors, and average subscription amounts are approximately $30,000, it takes considerable effort to cultivate relationships with such registered representatives and financial advisors in order to expand our wholesale broker-dealer’s platform and footprint in the broker-dealer industry. Realty Capital Securities’ selling group is diverse, comprised of over 300 brokerage firms, with no more than 6% of any product’s sales being made by one firm. Realty Capital Securities employs 137 wholesalers managed by a strong executive team and complemented by compliance, operations and other personnel to sell and process capital flows. In 2012, Realty Capital Securities conducted nearly 56,000 individual meetings, mailed out nearly 300,000 investment kits, processed 85,000 subscriptions and conducted an extensive series of training and educating programs. However, we believe it is not just this data that reflects what is required to raise capital on behalf of sponsors of direct investment programs; it is the ability to succeed in obtaining selling agreements with individual members of the independent broker-dealer channel for each specific investment program that provides the foundation on which Realty Capital Securities raises funds on behalf of sponsors of direct investment programs. In our view, without a clear and comprehensive understanding of the distribution channel, sufficient staffing to address the myriad issues surrounding the sale of each of these investment programs, ongoing training and education, due diligence, compliance and conference sponsorship, our wholesale broker-dealer platform would not have experienced the level of success it has achieved. In our experience, the wholesale broker-dealer business requires both capital and hard work, and American Realty Capital and Parent have invested significant resources in building this business. As a result, we believe the barriers to entry in terms of both financial and intellectual capital are considerable.

Growth Strategy

We intend to grow our business substantially by focusing on augmenting the core competencies of our wholesale broker-dealer, investment banking and capital markets business, transaction management services provider and transfer agent. At the same time, we intend to leverage our competitive advantages to maintain and build on our commitment to our current direct investment program clients and potential investment company clients and investors. We will also seek to expand our client base to include unrelated, third-party sponsors and direct investment programs. We may also make investments in businesses or infrastructure complementary to our core businesses, including fund administration and retail broker-dealer services, and may selectively pursue strategic acquisitions. We believe that our plans for growth will allow us to increase our revenues and to expand our role with clients as a valued advisor. We intend to continue to grow by:

•	maintaining our relationship with American Realty Capital and increasing revenues by both providing services to new direct investment programs and investment companies they sponsor as well as adding to the range of services that we provide;
•	expanding our relationship with other sponsors and increasing revenue by both providing services to new direct investment programs and investment companies they sponsor as well as by adding to the range of services that we provide;
•	increasing the frequency and extent of our participation in all phases of the life cycle of direct investment programs and investment companies;
•	initiating a marketing program to explain the benefits and cost savings potential of our suite of services to sponsors, registered representatives and stockholders of direct investment programs;
•	increasing our participation as financial advisor to direct investment programs that are evaluating liquidity alternatives, including positioning our services as complementary to those provided by larger investment banks in order to participate as a co-advisor;
•	acquiring or developing businesses that complement our current principal businesses, including, potentially, consolidating retail broker-dealer or registered investment advisor operations;

•	increasing the service offerings of our transfer agent to provide value-added ancillary services to our transfer agent clients; and
•	increasing our participation as financial advisor and transaction management services provider to investment funds outside the real estate and direct investment arena, including registered investment companies.

While we believe that we enjoy a number of competitive advantages which should allow us to successfully execute our aggressive growth strategy, we face a number of risks. We are newly organized as a standalone holding company and may not be able to execute our business plan as a public company. We focus our resources on an industry that currently has a limited number of participants and depend on them, including American Realty Capital, to generate a significant portion of our revenues. If we are unable to originate or execute a sufficient number of transactions with these key participants, including American Realty Capital, our revenues and net income will suffer. If we are unable to gain wider market acceptance and expand our service offerings to other clients, our business is likely to suffer. In addition, the timing of our investment banking transactions can be unpredictable, as are the related revenues. Consequently, our financial results may fluctuate substantially from quarter to quarter. With regard to our wholesale broker-dealer business, we depend upon relationships, with and the success of, retail broker-dealers, including many regional firms, to distribute direct investment products to their customers. Any decline in the appeal of these direct investment products will result in a decline in our wholesale broker-dealer revenues. In addition, the poor performance of any of the direct investment products offered by our wholesale broker-dealer could result in a decline in sales of other programs. Any principal investments or acquisitions we pursue may result in additional risks and uncertainties in our business, including the risk of capital loss. We face strong competition from larger firms, some of which have greater resources and broader name recognition and which offer a wider range of products and services. Additionally, we compete to attract qualified professionals with numerous firms in our businesses and other related businesses, such as direct investment distribution and management, hedge fund management, venture capital and private equity. A failure to hire highly skilled employees and to retain our existing employees could materially impede our growth and success.

Why We Are Going Public

We are taking the company public primarily in order to raise capital to expand our lines of business by funding internal growth and by acquiring businesses complementary to our four lines of business. We believe that this offering will allow us to execute our growth strategy more quickly and more effectively. We believe that, as a public company, we will have greater visibility with prospective clients and industry peers, increased access to capital and additional currency with which to effect strategic combinations and opportunities as they arise. Finally, we expect that operating as a public company will provide us with increased brand recognition and will enhance our ability to attract and retain top professionals by enabling us to offer equity-based incentives linked directly to the long-term success of our business. However, fulfilling our public company financial reporting and other regulatory obligations will be expensive and time-consuming and may strain our resources. We will receive 100% of the net proceeds from this offering.

Our Manager

We will be externally managed and advised by RCS Capital Management, LLC, our Manager, which will provide us with executive and management services pursuant to the terms of a management agreement. We expect to benefit from the relationships and experience of our Manager’s management team. We have structured our arrangements with our Manager in a manner that we believe provides significant benefits to our stockholders. By not employing any salaried executives, we will not be burdened by the high administrative expenses associated with employing our own management team and, instead, will rely on our Manager to provide these services in exchange for a management fee, an incentive fee and performance-based awards. In addition, these arrangements provide us access to a team of management personnel that, because we are newly formed, hold limited assets and have only a limited ability to pay substantial salaries and benefits, we believe is likely to be more capable and diverse than we would otherwise be able to attract. Our Manager will at all times be subject to the supervision and oversight of our board of directors.

Our Structure and Reorganization

The diagram below depicts our organizational structure immediately after the consummation of this offering and related transactions.

(1)	Under our directed share program, at our request, the underwriters have reserved up to 20% of the shares of Class A common stock being offered in this offering for sale to our interested directors, officers, employees and other individuals associated with us and members of their families, at the initial public offering price set forth on the cover of this prospectus. No underwriting discounts or commissions will be payable to the underwriters in connection with such sales. To the extent our interested directors, officers, employees and other individuals associated with us and members of their families decide to buy any shares of our Class A common stock in this offering, the percentage of shares of our Class A common stock held by the public stockholders will be reduced. See “Underwriting — Directed Share Program.”
(2)	RCS Capital Corporation, RCAP Holdings, LLC (formerly known as AR Capital, LLC and subsequently RCS Capital, LLC) and RCS Capital Management, LLC are directly or indirectly controlled by Messrs. Schorsch and Kahane, and will continue to be following this offering and after giving effect to the reorganization transactions.
(3)	100% Class B Units. Class B Units have no voting rights and % economic rights.
(4)	100% Class A Units. Class A Units have 100% voting rights and % economic rights.

As a holding company, we conduct all our business activities through our operating subsidiaries. Net profits and net losses of our operating subsidiaries will be allocated, and distributions will be made,     % to us and     % to Parent, after giving effect to the transactions described herein.

In the future, we may engage in additional corporate reorganization transactions, including interposing an intermediate holding company as the direct owner of the operating subsidiaries, for corporate and tax efficiencies.

Reorganization Transactions

In connection with this offering, we have entered into a series of transactions, which we refer to as the “reorganization” or the “reorganization transactions,” to reorganize our capital structure. As part of the reorganization, we amended and restated our operating subsidiaries’ operating agreements and our certificate of incorporation.

As part of the reorganization,     % of a new class of units of the operating subsidiaries called “Class A Units,” which will entitle the holders thereof to voting and economic rights, will be issued to us, and     % of a new class of units of the operating subsidiaries called “Class B Units,” which will entitle the holder thereof to economic rights but not voting rights, will be issued to Parent.

Shares of our Class A common stock will be issued to the public in this offering. Class A common stock will entitle holders to one vote per share and full economic rights. Immediately following this offering, holders of our Class A common stock will hold 100% of the economic rights and     % of the voting rights of the company. Immediately prior to this offering, all our authorized shares of Class B common stock will be issued to Parent. Class B common stock will entitle holders to four votes per share, but will have no economic rights. Immediately following this offering, Parent, as holder of our Class B common stock, will hold 0% of the economic rights and     % of the voting rights of the company.

In connection with the closing of this offering, we also will enter into certain agreements with affiliated parties, as described elsewhere in this prospectus.

Parent’s Voting Rights and Our Status as a Controlled Company

Parent, which after our initial public offering will control     % of the voting power of our outstanding capital stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company.

Because Parent controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules for NASDAQ-listed companies. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our board of directors has determined not to have an independent nominating function and to have the full board of directors be directly responsible for compensation matters and for nominating members of our board.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we are eligible to take advantage of certain exemptions from, or reduced obligations relating to, various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Other than as set forth in the following paragraph, we have not made a decision whether to take advantage of any or all these exemptions. If we do take advantage of any of the remaining exemptions, we do not know if some investors will find shares of our Class A common stock less attractive as a result. The result may be a less active trading market for shares of our Class A common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the

JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our Corporate Information

As of December 31, 2012, our operating subsidiaries had 189 full-time employees, all of whom are compensated by the respective operating subsidiary that employs them.

Our headquarters is located at 405 Park Avenue, New York, New York, 10022. Our main office telephone number is (866) 904-2988. We maintain an Internet website at www.rcscapital.com. The information on our website is not part of this prospectus. We were incorporated on December 27, 2012 in Delaware as 405 Holding Corporation, and our name changed to RCS Capital Corporation on February 19, 2013.

The Offering

Class A common stock we are offering
shares of Class A common stock, up to 20% of which have been reserved by the underwriters at our request for sale to our interested directors, officers, employees and other individuals associated with us and members of their families.
Class A common stock to be outstanding immediately after this offering shares of Class A common stock. If Parent elected to exchange all its Operating Subsidiaries Units for shares of our Class A common stock, shares of Class A common stock would be outstanding immediately after this offering. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders.
Class B common stock to be outstanding immediately after this offering shares of Class B common stock. Shares of our Class B common stock have voting but no economic rights (including no rights to dividends and distributions upon liquidation) and will be issued in an amount equal to the number of Class B Units of each operating subsidiary issued in the reorganization to Parent. When an Operating Subsidiaries Unit is exchanged by Parent for a share of Class A common stock, the corresponding share of Class B common stock will be cancelled. See “Relationships and Related Party Transactions — Exchange Agreement.”
Voting rights
One vote per share of Class A common stock, and four votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock will generally vote together as a single class, unless otherwise required by law. Parent, which is controlled directly or indirectly by our principals, and which after our initial public offering will control % of the voting power of our outstanding capital stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors. See “Description of Capital Stock.”
Use of proceeds
We estimate that the net proceeds from the sale of shares of our Class A common stock by us in this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares of Class A common stock in full, based on an assumed initial public offering price of $ per share (the midpoint of the price range set forth on the cover of this prospectus), in each case after deducting (i) the assumed underwriting discounts payable by us, and (ii) the $1.5 million structuring fee payable by us to Realty Capital Securities, LLC.
We intend to use the net proceeds from this offering to expand our lines of business by funding internal growth and by acquiring complementary businesses, as well as for general corporate purposes.

Dividend policy
Following this offering, we intend to pay quarterly cash dividends, subject to limitations imposed by Delaware law and in the sole discretion of our board of directors. We expect that our first dividend will be paid in the third quarter of 2013 (in respect of the second quarter of 2013) and will be approximately $ per share of our Class A common stock.
The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and the amount of distributions to us from our operating company. We intend to pay dividends out of a portion of our current earnings for each quarter and do not intend to borrow funds in order to pay dividends. We do not intend to pay out all excess cash. No assurance can be given that any dividends, whether quarterly or otherwise, will or can be paid or will be paid in any approximate amount. See “Dividend Policy and Dividends.”
As a holding company, we will have no material assets other than our % economic and 100% voting ownership of the operating subsidiaries and, accordingly, we will depend on distributions from the operating subsidiaries to fund any dividends we may pay. We intend to cause them to make distributions to us with available cash generated from their operations in an amount sufficient to cover dividends, if any, declared by us. If the operating subsidiaries make any such distributions, then Parent will also be entitled to receive distributions on a pro rata basis, based on Parent’s economic ownership of the operating subsidiaries.
Risk Factors
The “Risk Factors” section beginning on page 16 of this prospectus contain a discussion of risks that you should carefully consider before deciding to invest in shares of our Class A common stock.
Proposed NASDAQ symbol
“RCAP”

The number of shares of Class A common stock outstanding immediately after this offering excludes      shares of Class A common stock reserved for issuance upon the exchange of the Operating Subsidiaries Units held by Parent that will be outstanding immediately after this offering.

Unless otherwise indicated in this prospectus, all information in this prospectus (other than historical financial information) assumes that      shares of our Class A common stock will be sold at $     per share (the midpoint of the price range set forth on the cover of this prospectus) and no exercise by the underwriters of their option to purchase additional shares of Class A common stock.

Summary Selected Financial Data of Realty Capital Securities

The following tables set forth the summary selected financial data for Realty Capital Securities as of the dates and for the periods indicated. We provide data for Realty Capital Securities because it was the only one of our operating subsidiaries that was in operation as of December 31, 2012. As of December 31, 2012, our transfer agent was not yet operational, and our transaction management services and investment banking functions were business lines of American Realty Capital.

It is important to note that we do not, and after giving effect to this offering will not, own 100% of the membership interests in the operating subsidiaries, including Realty Capital Securities. Prior to this offering, Parent owned 100% of the membership interests in each of the operating subsidiaries. Immediately prior to the effective date of this offering, 100% of the then-outstanding Class A Units of each operating subsidiary (conferring voting and economic rights) will be issued to us and 100% of the then-outstanding Class B Units of each operating subsidiary (conferring economic, but not voting, rights) will be issued to Parent.

The summary selected operating data for the years ended December 31, 2012, 2011 and 2010, and the summary selected balance sheet data as of December 31, 2012 and 2011, have been derived from the audited financial statements of Realty Capital Securities included elsewhere in this prospectus. The summary selected operating data for the years ended December 31, 2009 and 2008, and the summary selected balance sheet data as of December 31, 2010, 2009 and 2008, have been derived from audited financial statements of Realty Capital Securities that are not included in this prospectus.

You should read the summary selected financial data in conjunction with “Our Structure and Reorganization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
(In thousands)	2012	2011	2010	2009	2008
Selected Operating Data:
Revenue	$287,497	$174,729	$114,131	$28,219	$1,417
Operating expenses	280,085	170,987	116,513	32,230	4,008
Net income (loss)	$7,412	$3,742	$(2,382)	$(4,011)	$(2,591)
Selected Balance Sheet Data:
Cash	$12,683	$3,941	$4,157	$1,730	$374
Total assets	16,211	5,406	7,491	5,089	794
Total liabilities	10,485	2,538	4,324	1,763	514
Total equity	5,726	2,868	3,167	3,326	280
Other Data (Unaudited):
Direct investment equity capital raised(1)	$2,952,181	$1,765,125	$1,147,912	$284,467	$23,138

(1)	Equity capital raised represents the dollar volume of the aggregate gross proceeds from equity in direct investment programs sold by retail broker-dealers and registered investment advisors with whom our wholesale broker-dealer had a dealer manager relationship.

RISK FACTORS

You should carefully consider each of the risks described below, together with all the other information contained in this prospectus, before deciding to invest in shares of our Class A common stock. If any of the following risks develop into actual events, our business, financial condition or results of operations could be negatively affected, the market price of your shares could decline and you could lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including “Forward-Looking Statements” and our financial statements and the related notes set forth beginning on page F-1.

Risks Related to our Business

We have a limited operating history, and the past performance of Realty Capital Securities, LLC may not be indicative of our future results.

Our investment banking and capital markets, transaction management services provider, wholesale broker-dealer and transfer agent businesses were launched in January 2013, January 2013, August 2007, and November 2012, respectively, and have limited operating histories. You should not rely on the past performance of Realty Capital Securities, LLC to predict our future results.

There is no assurance that we will be able to execute our business plan as a public company. We may not be able to operate or achieve revenue or profitability for these segments. Over the past six years, American Realty Capital has invested in the creation and development of these business segments. Going forward, we expect to expect to incur additional significant expenses as we develop our investment banking and capital markets, transaction management, wholesale broker-dealer and transfer agency businesses and pursue our business strategy.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.

There can be no assurance that we will be successful in expanding our service offerings to clients other than Ameican Realty Capital.

A key component of our long-term business strategy is to expand our wholesale broker-dealer, investment banking and capital markets, transaction management and transfer agency services to sponsors and participants in the direct investment program industry, other than American Realty Capital. Other direct investment sponsors may not want to retain us for a variety of reasons, including our common ownership with American Realty Capital. Accordingly, there can be no assurance that such strategy will be successful. If we fail to increase our share of the direct investment program industry, our results of operations may suffer, our revenue streams will fail to diversify and we will be exposed to a continued overreliance on a single client.

Substantially all our revenues are derived from one client and the termination of any one dealer manager relationship or advisory engagement could reduce our revenues and harm our operating results.

Our most significant client, the American Realty Capital family of companies, accounted for a substantial portion of our total revenues since our inception. For example, a major portion of the $5.5 billion in value of mergers and acquisitions transactions, $5.8 billion in purchase price of equity capital markets transactions and $1.8 billion of debt capital markets transactions on which our investment banking and capital markets business advised in 2012 related to transactions involving direct investment programs sponsored by American Realty Capital. Moreover, a major portion of the $287.5 million in revenues our wholesale broker-dealer generated in 2012 resulted from sales of equity capital of direct investment programs sponsored by American Realty Capital. We expect our dealer manager relationships and advisory engagements will continue to be substantially focused on American Realty Capital, and that client will account for a large percentage of our revenues in any particular year. As a result of our dependence upon American Realty Capital, the adverse impact on our results of operations of one lost mandate or the failure of one transaction or restructuring on which we are advising to be completed can be significant.

Extensive or frequent changes in regulations could adversely affect our business.

The direct investment program industry is subject to extensive and frequently changing state, FINRA and SEC regulation. We are required to comply with or help our clients comply with, as applicable, complex laws and regulations at the federal and state levels, as well as with FINRA, relating to, among other things:

•	securities registration and disclosure;
•	the structuring of securities products;
•	limitations on underwriting compensation;
•	the determination of suitability for investors of a particular investment;
•	the use of sales literature for direct investment offerings; and
•	annual blue sky renewals.

New laws and regulations are enacted from time to time to regulate new and existing services and products in the direct investment program industry. Because many of these laws and regulations are relatively new and are complex, we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. Changes in the law or new interpretations of existing laws also could have an adverse effect on our methods and costs of doing business.

For example, FINRA has proposed amendments to its rule requiring a per share estimated value to be included in a non-traded REIT’s annual report. Under the proposed amendment, under certain circumstances the share value may be required to be shown as lower than the offering price. The proposed amendment could adversely impact the direct investment program industry if investors or registered representatives react negatively to the required disclosures, and such an adverse impact on the direct investment program industry may harm our results of operations.

In addition, state securities regulators require that investors in direct investment programs meet certain minimum income and/or net worth standards. These standards may vary from state to state and change frequently. Changes to suitability standards may impose additional costs on us as we spend resources familiarizing ourselves, as well as the registered representatives with whom we do business, with the new standards. If a broker-dealer does not satisfy the requirements with regards to suitability standards, it could be subject to substantial liability, including fines, penalties and possibly rescission.

Along with suitability requirements, state regulators have also imposed limitations on an investor’s exposure to direct investment programs. The breadth and scope of these limitations have varied considerably and may limit the exposure that a resident of a certain state has to a product, sponsor or direct investment programs generally. These concentration limitations have been applied with more and more frequency of late and have increasingly targeted all direct investment programs.

As of March 25, 2013, the U.S. Department of Labor, or DOL, is preparing an amendment to the definition of “fiduciary” for purposes of ERISA. The proposed rule would broaden the scope of persons who could be ERISA fiduciaries and the activities that could require fiduciary treatment. The proposed rule could have consequences on the broker-dealer industry that are difficult to predict. The uncertainty surrounding the proposed DOL rulemaking may cause broker-dealers to delay their decision to sell products that our clients are offering, which could reduce demand for our services. If we were deemed fiduciaries or if our activities were deemed to be fiduciary activities, or if the same were true for the broker-dealers with whom we do business, we and they may be subject to additional regulation and, potentially, liability, and our results of operations could suffer as a result.

Parent has control over key decision making as a result of its control of our Class B common stock, and the control by its principals of our Manager.

Holders of our Class B common stock will be entitled to four votes per share of Class B common stock, and the holders of our Class A common stock will be entitled to one vote per share of Class A common stock. As a result of the Class B common stock it holds, Parent will be able to exercise voting rights with respect to an aggregate of      shares of common stock, which will represent     % of the voting power of our

outstanding capital stock following our initial public offering. Accordingly, Parent has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all our assets. This concentrated control could delay, defer or prevent a change of control, merger, consolidation or sale of all or substantially all our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our Class A common stock due to the limited voting power of such stock relative to the Class B common stock and might harm the market price of our Class A common stock. In addition, Messrs. Schorsch and Kahane have the ability to control the management and major strategic investments of our company as a result of their positions as principals and officers of our Manager, and as executive chairman of our board of directors and our chief executive officer and director, respectively, and their ability to control the election or replacement of our directors. As a stockholder, even a controlling stockholder, Parent is entitled to vote its shares in its own interests, which may not always be in the interests of our stockholders generally. See “— Risks Related to our Structure” for additional risks relating to Parent’s voting control of our capital stock.

We will be dependent on our Manager and its officers, especially Messrs. Schorsch, Kahane, Budko, Block and Weil, who provide services to us through the management agreement, and we may not find a suitable replacement for our Manager if the management agreement is terminated, or for these officers if they leave American Realty Capital or otherwise become unavailable to us.

We will rely heavily on our Manager. Our Manager has significant discretion as to the implementation of our operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers of our Manager. The officers of our Manager will evaluate our business strategy and determine how to allocate resources, funds and personnel to each of our business segments; therefore, our success will depend on their continued service. The departure of any of the officers of our Manager could have a material adverse effect on our performance and slow our future growth.

Our Manager is not obligated to dedicate any of its officers exclusively to us. In addition, none of our officers or the officers of our Manager is obligated to dedicate any specific portion of his time to our business. Each of them has significant responsibilities for other business segments currently managed by affiliates of American Realty Capital, including as a result of being part of the senior management or key personnel of other American Realty Capital entities and their advisors. For example, four of the American Realty Capital-sponsored REITs have registration statements that became effective within the last 12 months. Additionally, one American Realty Capital-sponsored program is currently in registration. As a result, such REITs will have concurrent and/or overlapping financing and operational phases as us, which may cause conflicts of interest to arise throughout the life of our company. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets that affect American Realty Capital, the attention of our Manager’s principals and executive officers will also be required by the other entities and businesses managed by affiliates of American Realty Capital. In such situations, we may not receive the level of support and assistance that we might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager. The initial term of our management agreement between us and Manager extends until the tenth anniversary of the closing of this offering, with automatic five-year renewals, subject to a 180-day prior written notice of termination period. If the management agreement is terminated and no suitable replacement is found to provide the services needed by us under that agreement, we may not be able to execute our business plan.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if the management agreement had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our executive officers and five of our eight directors are also principals of Parent and principals and executives of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including amounts payable thereunder, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement with our Manager without cause is difficult to effect. During the initial term of the management agreement, it may be terminated by us only for cause. Following the initial ten-year term, the management agreement may be terminated every five years upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that the management fees, incentive fees or performance-based awards payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees or awards by accepting a reduction of management fees, incentive fees or awards agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days’ prior written notice of any such termination. These provisions may adversely affect our ability to terminate our Manager without cause.

Our Manager is contractually committed to serve us only until the tenth anniversary of the closing of this offering. Thereafter, the management agreement is renewable for five-year terms; provided, however, that our Manager may terminate the management agreement before the end of any five-year term at will upon 180 days’ prior written notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, none of our Manager or any of its respective officers, members or personnel, any person controlling or controlled by our Manager or any person providing sub-advisory services to our Manager will be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct or gross negligence. In addition, we have agreed to indemnify our Manager and each of its officers, stockholders, members, managers, directors and personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct or gross negligence. See “Our Manager and American Realty Capital — Management Agreement.”

Payment of fees to our Manager reduces cash available for business investment and stockholder distribution.

Our Manager will perform executive and management services for us. Our Manager will be paid substantial fees for these services, which will reduce the amount of cash available for investment in our business or distribution to stockholders. Such fees consist of (i) a management fee, (ii) an incentive fee and (iii) performance-based awards to our Manager, as further described under “Our Manager and American Realty Capital — Management Agreement — Management and Incentive Fees” and “Management — 2013 Manager Multi-Year Outperformance Agreement.” Also, in the future we may contract with Parent and/or Manager to perform other services with respect to our business segments in respect of which we will pay additional fees, which are undetermined at this time.

There are various conflicts of interest in our relationship with Parent and our Manager, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with Parent and our Manager. Specifically, Mr. Schorsch, the executive chairman of our board of directors, Mr. Kahane, our chief executive officer and one of our directors, Mr. Budko, our executive vice president, chief investment officer and one of our directors, Mr. Block, our executive vice president, chief financial officer, assistant secretary and one of our directors, and Mr. Weil, our president, treasurer, secretary and one of our directors, are executives and/or members of both Parent and our Manager. These individuals have conflicts between their duties to us and their duties to, and interests in, Parent, our Manager and other affiliates of Parent and our Manager, and these conflicts may not be resolved in our favor.

Conflicts may arise with respect to the interpretation, continuation, renewal or enforcement of our agreements with our Manager, Parent and their affiliates, including the agreements described under “Relationships and Related Party Transactions.” The resolution of any such conflict in favor or Parent, our Manager or any of their affiliates may materially harm our results of operations and the value of your shares of Class A common stock.

The management fees payable to our Manager under the management agreement may cause our Manager to engage in risky behavior in order to increase its compensation.

Under the management agreement, our Manager is entitled to receive (i) management fees based on the aggregate GAAP net income of our three operating subsidiaries and (ii) incentive fees based on our Core Earnings, as defined under “Our Manager and American Realty Capital — Management Agreement.” Our Manager also is entitled to receive performance-based awards based on Total Return as measured against a peer group of companies, as further described under “Management — 2013 Manager Multi-Year Outperformance Agreement.” In providing services to us under the terms of the management agreement, the opportunity to earn compensation based on the aggregate GAAP net income of our three operating subsidiaries and based on our Core Earnings may lead our Manager to place undue emphasis on the maximization of the aggregate GAAP net income of our three operating subsidiaries and Core Earnings at the expense of other criteria that would be beneficial to our business, such as preservation of capital, in order to obtain more compensation. Additionally, our Manager might engage in risky or speculative behavior in order to maximize Total Return, even if such behavior might put our enterprise at risk.

Prior to November 2012, our transfer agent did not exist.

One of our operating subsidiaries, American National Stock Transfer, LLC, a transfer agent, is being launched as a new business. The business was formed on November 2, 2012 and has not had any significant operations to date. There is no assurance that we will be able to execute our business plan for our transfer agent operating subsidiary. We may not be able to operate or launch our transfer agent operating subsidiary successfully or achieve revenue or profitability. We expect to incur significant expenses as we develop the business and strategy of our transfer agent. If we are unable to execute its business strategy, or are unable to attract customers or capital either as a result of the risks identified herein or for any other reason, our business, results of operations, and financial condition could be materially and adversely affected and we may be forced to terminate operations related to our transfer agent, which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to manage future growth effectively, we may not be able to meet our customers’ needs or be able to meet our future reporting obligations.

We have expanded our operations since inception and anticipate that further expansion will be required. This future growth, if it occurs, will place significant demands on our management, infrastructure and other resources. To manage any future growth, we will need to:

•	hire, integrate and retain highly skilled and motivated employees;
•	continue to improve our financial and management controls, reporting and operational systems and procedures;
•	expand our marketing infrastructure and capabilities;
•	make capital expenditures on information technology, office space and tangible assets;
•	provide adequate training and supervision to maintain high quality standards; and
•	devote our management’s attention to any unforeseen issues that may arise related to our growth.

If we do not effectively manage our growth we may not be able to meet our customers’ needs, thereby adversely affecting our revenues and operations, or be able to meet our future reporting obligations.

Increases in interest rates, by potentially adversely impacting the performance of direct investment programs, including net lease programs, may exert negative pressure on our results of operations and the price of your shares of Class A common stock.

As with other yield-oriented securities, shares of direct investment programs are impacted by their level of distributions to their stockholders. The distribution rate is often used by investors to compare and rank similar yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the level of distributions that direct investment programs may make and influence the decisions of investors who are considering investing in their common stock. A rising interest rate environment could have an adverse impact on the common stock price of direct investment programs, their ability to issue additional equity and the cost to them of any such issuance or incurrence. Because we rely on the direct investment program industry, any macroeconomic conditions affecting the industry adversely may negatively impact our results of operations and the price of your shares of Class A common stock.

In particular, rising interest rates may adversely impact direct investment programs that invest in net-leased properties because investors generally evaluate net-lease securities in conjunction with an analysis of prevailing interest rates. A changing interest rate environment may cause securities of net-lease direct investment programs to lose value, which could materially harm our operations due to the large number of net-lease programs on the American Realty Capital platform.

Our ability to attract and retain qualified professionals is critical to our success, and our failure to do so may materially impair the value of your shares of Class A common stock.

We depend on the skills and expertise of the qualified professionals who work for our operating subsidiaries and our success depends on our ability to retain existing and attract new qualified professionals. The professionals and senior marketing personnel of our operating subsidiaries have direct contact with our direct investment clients and their consultants and with key individuals within each of our other distribution sources, and the loss of these personnel could jeopardize those relationships and result in the loss of such accounts. Due to the regulated nature of some of our businesses, some of the key personnel of our operating subsidiaries could become subject to suspensions or other limitations on the scope of their services to the company from time to time. If we lose the services of any key personnel, we may not be able to manage and grow our operations effectively, enter new markets or develop new products.

We also anticipate that it will be necessary for us to hire additional professionals as we further diversify our products and strategies. Competition for employees with the necessary qualifications is intense and we may not be successful in our efforts to recruit and retain the required personnel. Our ability to retain and attract these personnel will depend heavily on the amount of compensation we can offer. Compensation levels in the broker-dealer industry are highly competitive and can fluctuate significantly from year to year. Consequently, our profitability could decline as we compete for personnel. An inability to recruit and retain qualified personnel could affect our ability to provide acceptable levels of service to our clients and funds and hinder our ability to attract new clients, each of which could have a material adverse effect on our business.

We may require additional financing, which may not be available on acceptable terms or at all.

In order for us to have the opportunity for future success and profitability, we periodically may need to obtain additional financing, either through borrowings, public offerings, private offerings, or some type of business combination (e.g., merger, buyout, etc.). We have actively pursued a variety of funding sources, and have consummated certain transactions in order to address our capital requirements. We may need to seek to raise additional capital through other available sources, including borrowing additional funds from third parties, and there can be no assurance that we will be successful in such pursuits. Additionally, the issuance of new securities to raise capital will cause the dilution of shares held by current stockholders. Accordingly, if we are unable to generate adequate cash from our operations, and if we are unable to find sources of funding, such an event would have an adverse impact on our liquidity and operations.

We are exposed to risks due to our investment banking activities.

Participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters’ liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and our ability to make underwriting commitments may be limited by the requirement that we must at all times be in compliance with the net capital rule.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure that our policies and procedures will effectively and accurately record and verify this information.

We seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we are able to evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

Our wholesale broker-dealer is subject to various risks associated with the securities industry, including risks particular to its function as a wholesale broker-dealer.

Our wholesale broker-dealer is subject to uncertainties that are common in the securities industry. These uncertainties include:

•	the volatility of domestic and international financial, bond and stock markets;
•	extensive governmental regulation;
•	litigation;
•	intense competition;
•	substantial fluctuations in the volume and price level of securities; and
•	dependence on the solvency of various third parties.

As a result, revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low volume, profitability is impaired, because certain expenses remain relatively fixed. In the event of a market downturn, our business could be adversely affected in many ways. Our revenues are likely to decline in such circumstances and, if we are unable to reduce expenses at the same pace, our profit margins would erode.

In addition, our broker-dealer is subject to risks that are particular to its function as a wholesale broker-dealer. For example, our wholesale broker-dealer provides substantial promotional support to the broker-dealers selling a particular offering, including by providing sales literature, forums, webinars, press releases and other mass forms of communication. Due to the volume of materials that our wholesale broker-dealer may provide throughout the course of an offering, much of which may be scrutinized by regulators, our wholesale broker-dealer may be exposed to significant liability under federal and state securities laws, and subject to fines and suspension from the SEC and FINRA.

Failure to comply with the net capital requirements could subject us to sanctions imposed by the SEC or FINRA.

One of our operating subsidiaries, Realty Capital Securities, LLC, a broker-dealer, is subject to the SEC’s net capital rule which requires the maintenance of certain levels of minimum net capital. Our wholesale broker-dealer is required to maintain certain levels of minimum net capital. The net capital rule is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with the net capital rule limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. The rule also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all the activities of a broker-dealer. Our wholesale broker-dealer operating subsidiary may not be able to maintain adequate net capital, or its net capital may fall below requirements established by the SEC, and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if these net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business. In addition, we may become subject to net capital requirements in other foreign jurisdictions in which we currently operate or which we may enter. We cannot predict our future capital needs or our ability to obtain additional financing.

Our business could be adversely affected by a downturn in the financial markets.

The business of our wholesale broker-dealer is materially affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline and our operations are likely to be adversely affected.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which we provide underwriting services, merger and acquisition consulting and other services. Our investment banking revenues, in the form of financial advisory, placement agent and underwriting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditions could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads.

Market fluctuations and volatility may reduce our revenues and profitability.

Our revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity. Additionally, our profitability may be adversely affected by losses from the underwriting of securities or failure of third parties to meet commitments.

Lower securities price levels may also result in a reduced volume of transactions. During periods of declining volume and revenue, our profitability would be adversely affected. Declines in market values of common stocks and the failure of issuers and third parties to perform their obligations can result in illiquid markets.

Competition with other financial firms may have a negative effect on our business.

We compete directly with national and regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition has increased as smaller securities firms have either ceased doing business or have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significantly greater financial, technical, marketing and other resources than the company. Many of these firms offer their customers more products and research than currently offered by us. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. These competitors may have lower costs or provide more services, and may offer their customers more favorable commissions, fees or other terms than those offered by the company. To the extent that issuers and purchasers of securities transact business without our assistance, our operating results could be adversely affected.

If we do not continue to develop and enhance our services in a timely manner, our business may be harmed.

Our future success will depend on our ability to develop and enhance our services and add new services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to:

•	effectively use new technologies;
•	adapt our services to emerging industry or regulatory standards; or
•	market new or enhanced services.

If we are unable to develop and introduce new or enhanced services quickly enough to respond to market or customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

We are currently subject to extensive securities regulation and the failure to comply with these regulations could subject us to penalties or sanctions.

The securities industry and our business are subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. We are also regulated by industry self-regulatory organizations, including FINRA. One of our operating subsidiaries is a broker-dealer with the SEC and is a member firm of FINRA. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers’ funds and securities, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Changes in, or the addition of, laws or regulations or in governmental policies could cause us to change the way we conduct our business, which could adversely affect the company.

Compliance with many of the regulations applicable to the company involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. These regulations often serve to limit our activities, including through net capital rules, customer protection and market conduct requirements. If we are found to have violated an applicable regulation, administrative or judicial proceedings may be initiated against us that may result in a censure, fine, civil penalties, issuance of cease-and-desist orders, the deregistration or suspension of our broker-dealer activities, the suspension or disqualification of our officers or employees, or other adverse consequences. The imposition of any of these or other penalties could have a material adverse effect on our operating results and financial condition.

Our transaction management services business involves providing services that meet the legal needs of our clients and, as a result, is subject to a variety of complex and evolving laws and regulations.

Our transaction management services business involves providing services that meet the legal needs of our clients, which may subject us to allegations of unauthorized practice of law, or UPL. UPL generally refers to an entity or person giving legal advice who is not licensed to practice law. However, laws and regulations defining UPL, and the governing bodies that enforce UPL rules, differ among the various jurisdictions in which we operate. We are unable to acquire a license to practice law in the United States, or employ licensed attorneys to provide legal advice to our customers, because we do not meet the regulatory requirement of being exclusively owned by licensed attorneys. We also may be subject to laws and regulations that govern business transactions between attorneys and non-attorneys, including those related to the ethics of attorney fee-splitting and the corporate practice of law. We may incur costs associated with responding to, defending and settling proceedings related to UPL, and the provision of our services more generally. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

We face significant competition for wholesalers.

We are dependent upon our employees who support our wholesale brokerage business. We are exposed to the risk that employees could leave the firm or decide to affiliate with another firm and that we will be unable to recruit suitable replacements. A loss of a large group of wholesalers could have a material adverse impact on our ability to generate revenue in the wholesale brokerage business.

Internet and internal computer system failures or compromises of our systems or security could damage our reputation and harm our business.

A portion of our business is conducted through the Internet. We could experience system failures and degradations in the future. We cannot assure you that we will be able to prevent an extended system failure if any of the following events occur:

•	human error;
•	subsystem, component or software failure;
•	a power or telecommunications failure;
•	an earthquake, fire, or other natural disaster or act of God;
•	hacker attacks or other intentional acts of vandalism; or
•	acts of terror or war.

Failure to adequately protect the integrity of our computer systems and safeguard the transmission of confidential information could harm our business.

The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by our vendors and us to protect client transaction and other data. Any compromise of our systems or security could harm our business.

The brands of RCS Capital Corporation and our operating subsidiaries may not achieve the broad recognition necessary to succeed.

We believe that broader recognition and positive perception of the brands of RCS Capital Corporation and our operating subsidiaries is essential to our future success. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which will include multimedia advertising, promotional programs and public relations activities. These initiatives will require significant expenditures. If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues. Successful positioning of our brand will depend in a large part on:

•	the success of our advertising and promotional efforts;
•	an increase in the number of users and page views of our operating subsidiaries’ website; and
•	the ability to continue to provide a website and services useful to our clients.

By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures.

Following this offering, we intend to pay quarterly cash dividends, subject to limitations imposed by Delaware law and in the sole discretion of our board of directors. When a corporation retains it earnings, the funds may be used to grow the business by acquiring personnel, technology and complementary businesses as well as other tangible and intangible assets that might increase future earnings. Additionally, cash from retained earnings may be used for unanticipated capital expenditures or liquidity needs. To the extent we distribute earnings instead of retaining them, we will forego the possibility of using those earnings for such purposes, and may consequently be unable to avail ourselves of attractive growth opportunities, have to operate with insufficient cash, or be forced to rely on borrowings or additional equity issuances for our cash needs.

Risks Related to our Industry

We rely for our revenues on the direct investment program industry, so any developments that adversely affect the direct investment program industry will adversely affect us.

Since 2008, substantially all our revenues have come from services that we have provided to the direct investment program industry, and we anticipate a significant majority of our revenues will come from the direct investment program industry in the future as well. Our exposure to the direct investment program industry leaves us vulnerable to adverse developments in that industry including, but not limited to:

•	a reduction in the popularity of direct investments among retail investors;
•	rising interest rates, which could have the effect of reducing investor demand for higher-yielding securities;
•	a determination by the Federal Reserve that asset bubbles in certain investment product categories may require a policy response;
•	continued or increasing negative publicity concerning the non-traded REIT industry;
•	changes in tax law;
•	increased, costly or burdensome regulation from the SEC, state securities regulators or FINRA; and
•	malfeasance by sponsors or broker-dealers in the direct investment program industry, including by our competitors and competitors of American Realty Capital, which could reflect poorly on the industry and on us.

An adverse development relating to the direct investment program industry, including but not limited to any of the foregoing, could reduce our sources of revenue and exert downward pressure on your shares of Class A common stock.

The direct investment program industry recently has come under scrutiny from FINRA, the SEC and state securities regulators. A negative public perception of the industry may decrease demand for the products that are the source of our revenues.

In 2011, FINRA filed a complaint against a broker-dealer charging it, among other things, with soliciting investors to purchase non-traded REIT shares without fully investigating suitability, and for marketing non-traded REITs on its website with misleading returns. On October 22, 2012, the case was settled and FINRA ordered the broker-dealer to pay approximately $12 million in restitution to affected customers, and to customers who were charged excessive markups. The founder of the broker-dealer was personally fined $250,000 and suspended for one year from the securities industry and two years from acting as a principal.

On November 22, 2011, FINRA entered into a settlement with a second broker-dealer for using misleading, unwarranted or exaggerated marketing materials in the sale of a non-traded REIT. The broker-dealer was ordered to pay a fine of $300,000, and has neither admitted nor denied the charges.

On December 12, 2012, the Massachusetts Securities Division, or the Division, filed an administrative complaint against a third broker-dealer, accusing it of violating Massachusetts securities laws in the sale of non-traded REIT shares. On February 6, 2013, the Division and the broker-dealer entered into a consent order that required, among other things, a $2.0 million payment by the broker-dealer to Massachusetts investors, payment of a $500,000 fine and an agreement by the broker-dealer to reform its selling practices.

The proceedings outlined above, none of which involved us or our affiliates, have received substantial publicity and could have a negative impact on the non-traded REIT industry, on which we substantially rely.

In addition, both the SEC and FINRA issued bulletins in 2011 and 2012, respectively, urging investors to conduct careful reviews before investing in non-traded REITS. The fact that the direct investment program industry has attracted regulatory notice may negatively affect our results of operations if investors react by reducing their exposure to direct investment products.

Financial services firms have been subject to increased scrutiny over the last several years, increasing the risk of financial liability and reputational harm resulting from adverse regulatory actions.

The financial services industry has experienced increased scrutiny from a variety of regulators, including the SEC, FINRA, other self-regulatory organizations and state attorneys general. Penalties and fines sought by regulatory authorities have increased substantially over the last several years. This regulatory and enforcement environment has created uncertainty with respect to a number of transactions that had historically been entered into by financial services firms and that were generally believed to be permissible and appropriate. We may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. Each of the regulatory bodies with jurisdiction over us has regulatory powers dealing with many aspects of financial services, including, but not limited to, the authority to fine us and to grant, cancel, restrict or otherwise impose conditions on the right to carry on particular businesses. For example, a failure to comply with the obligations imposed by the Securities Exchange Act of 1934, as amended, or the Exchange Act, on broker-dealers or the Investment Advisers Act on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the Investment Company Act of 1940, or the Investment Company Act, could result in investigations, sanctions and reputational damage. The Dodd-Frank Act may result in substantial new compliance costs. We also may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. regulatory authorities, FINRA or other self-regulatory organizations that supervise the financial markets. Substantial legal liability or significant regulatory action against us could have adverse financial effects on us or harm our reputation, which could harm our business prospects.

Our wholesale broker-dealer is registered as a broker-dealer under the Exchange Act and is a member of, and subject to, regulation, examination and supervision by the SEC, FINRA, other self-regulatory organizations and state securities regulators. Broker-dealers are subject to regulations that cover all aspects of the securities business, including, sales methods, trade practices, use and safekeeping of customers’ funds and securities capital structure, recordkeeping and the conduct and qualification of officers and employees. Failure to comply with applicable regulations could subject our wholly owned broker-dealer to suspension or revocation of its licenses by the SEC or expulsion from FINRA. Firms in the financial services industry have experienced increased scrutiny and larger potential penalties and fines in recent years from a variety of regulators. This regulatory and enforcement environment has created uncertainty with respect to a number of transactions that had historically been entered into by financial services firms and that were generally believed to be permissible and appropriate. We may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. We also may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC or other regulatory authorities or self-regulatory organizations that supervise the financial markets. Our failure to comply in the future with applicable laws or regulations could result in fines, suspensions of personnel or other sanctions, including revocation of the registration of us or any of our subsidiaries. Even if a sanction imposed against us or our personnel is small in monetary amount, adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and cause us to lose existing clients or fail to gain new clients. In addition, financial services firms are subject to numerous conflicts of interests or perceived conflicts. The SEC and other federal and state regulators have increased their scrutiny of potential conflicts of interest. Asset management businesses have experienced a number of highly publicized regulatory inquiries concerning market timing, late trading and other activities that focus on the mutual fund industry. These inquiries have resulted in increased scrutiny within the industry and new rules and regulations for mutual funds, investment advisers and broker-dealers. Any failure to comply with applicable regulatory requirements may result in significant regulatory sanctions, client litigation or harm to our reputation, each of which may have an adverse effect on our financial condition.

Financial services firms are subject to numerous conflicts of interests or perceived conflicts. The SEC and other federal and state regulators have increased their scrutiny of potential conflicts of interest. We have adopted, and regularly review and update, various policies, controls and procedures to address or limit actual or perceived conflicts. However, appropriately addressing conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to appropriately address conflicts of interest. Our policies and procedures to address or limit actual or perceived conflicts may also result in increased costs and additional operational personnel. Failure to adhere to these policies and procedures may result in regulatory sanctions or litigation against us.

FINRA’s NASD Rule 1017 prohibits a 25% or greater change in the company’s equity ownership or control to any one person or entity absent notice to and the consent of FINRA, and this delay or restriction may hinder our ability to raise capital in a timely manner or permit the exchange by Parent of its Operating Subsidiaries Units in excess of 25% of our outstanding Class A common stock.

Upon consummation of this offering, we will have       shares of Class A common stock outstanding, which excludes       shares of Class A common stock reserved for issuance upon the exchange of the Operating Subsidiaries Units held by Parent that will be outstanding immediately after this offering. Immediately prior to this offering, all our authorized shares of Class B common stock will be issued to Parent. Class B common stock will entitle holders to four votes per share. Immediately following this offering, as a result of its ownership of the Class B common stock, Parent will hold      % of the voting rights of the company.

FINRA’S NASD Rule 1017 requires that we file an application for approval with FINRA at least 30 days prior to a change in ownership that results in one person or entity directly or indirectly owning or controlling 25% or more of the company’s equity capital. The complete approval process by FINRA of NASD Rule 1017 application may take six months or more to complete.

The required 30-day notice in change in ownership, as well as the FINRA approval process under NASD Rule 1017, may hinder us from raising capital in a timely manner that is equal to the value of 25% or more of our equity capital involving the sale or transfer of such equity ownership to any one person or entity. Further, Parent may not be permitted to sell or exchange its Operating Subsidiaries Units equal to 25% or more of our outstanding Class A common stock to any single person absent notice to FINRA and its final approval as outlined above.

While we may effect a change in ownership after the 30th day following the initial notice to FINRA is provided, FINRA may place interim restrictions on us pursuant to FINRA’S NASD Rule 1014 pending final approval, and there is no guarantee that FINRA will ultimately approve such change in ownership or control. If FINRA does not approve of a change in ownership or control, we may appeal such decision. If a change in ownership lapses or is denied and all appeals have been exhausted or waived by us, we will be required within 60 days thereafter to submit a new application under Rule 1017 or unwind the transaction altogether.

As a result of the foregoing, we may be delayed in or prevented from conducting an equity offering to raise capital for our business.

Difficult market conditions for direct investment offerings can adversely affect our business in many ways, which could materially reduce our revenue or income.

Our business is materially affected by conditions in the global financial markets and economic conditions throughout the world. The future market and economic climate may deteriorate because of many factors beyond our control, including rising interest rates, the rate of inflation, currency exchange rates, changes in the regulatory environment, wars, acts of terrorism or political uncertainty. Difficult market and economic conditions, the level and volatility of interest rates, investor sentiment and political events have in the past adversely affected and may in the future adversely affect our business and profitability in many ways. For example, our revenues are directly related to the volume and value of investment banking and brokerage transactions in which we are involved. During periods of unfavorable market or economic conditions, the volume and size of these transactions may decrease, thereby reducing the demand for our services and increasing price competition among financial services companies seeking those engagements. Our results of operations would be adversely affected by any reduction in the volume or size of corporate finance transactions. Similarly, weakness in equity markets and diminished trading volume of securities could adversely impact our sales and trading business. Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions.

Significantly expanded corporate governance and public disclosure requirements may result in fewer public offerings and discourage companies from engaging in capital market transactions, which may reduce the number of investment banking opportunities available for us to pursue.

Highly publicized financial scandals in recent years have led to investor concerns over the integrity of the U.S. financial markets, and have prompted the U.S. Congress, the SEC and NASDAQ to significantly expand corporate governance and public disclosure requirements. To the extent that private companies, in order to avoid becoming subject to these new requirements, decide to forego public offerings or elect to be listed on foreign markets, our underwriting business may be adversely affected. In addition, provisions of Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the corporate governance rules imposed by self-regulatory organizations and stock exchanges have diverted the attention of many companies away from capital markets transactions, including securities offerings and acquisition and disposition transactions. In particular, companies that either are or are planning to become public companies are incurring significant expenses in complying with the SEC reporting requirements relating to internal controls over financial reporting, and companies that disclose material weaknesses in such controls under the new standards may have greater difficulty accessing the capital markets. The Dodd-Frank Act contains several provisions that will have a direct impact on the operations of one of our operating subsidiaries, Realty Capital Securities, LLC, which operates an investment banking and capital markets business through its RCS Capital division. The legislation contains changes to the laws governing, among other things, Federal Deposit Insurance Corporation assessments, mortgage originations, holding company capital requirements and risk retention requirements for securitized loans. The full impact of the Dodd-Frank Act on our business and operations will not be known for years until regulations implementing the statute are written and adopted. However, the Dodd-Frank Act may have a material impact on our operations, particularly through increased regulatory burden and compliance costs. These factors, in addition to adopted or proposed accounting and disclosure changes, may have an adverse effect on our business.

Our exposure to legal liability is significant, and damages and other costs that we may be required to pay in connection with litigation and regulatory inquiries, and the reputational harm that could result from legal action against us, could adversely affect our businesses.

We face significant legal risks in our businesses and, in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have been increasing. These risks include potential liability under securities or other laws for materially false or misleading statements made in connection with securities offerings and other transactions, employment claims, potential liability for “fairness opinions” and other advice we provide to participants in strategic transactions and disputes over the terms and conditions of complex trading arrangements.

Due to the work of our investment banking business, we depend to a large extent on our reputation for integrity and professionalism to attract and retain clients. As a result, if a client is not satisfied with our services, it may be more damaging to our business than to other businesses. Moreover, our role as advisor to our clients on important underwriting or mergers and acquisitions transactions involves complex analysis and the exercise of professional judgment, including rendering “fairness opinions” in connection with mergers and acquisitions and other transactions. Therefore, our activities may subject us to the risk of significant legal liabilities to our clients and aggrieved third parties, including our clients’ stockholders who could bring securities class action suits against us. There can be no assurance that indemnities from our clients and provisions to limit our exposure to legal claims relating to our services will protect us or be enforceable in all cases. As a result, we may incur significant legal and other expenses in defending against litigation and may be required to pay substantial damages for settlements and adverse judgments. Substantial legal liability or significant regulatory action against our investment banking business could harm our results of operations or harm our reputation, which could adversely affect our business and prospects.

Employee misconduct, which is difficult to detect and deter, could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

Recently, there have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry, and there is a risk that our employees could engage in misconduct that adversely affects our business. For example, we often deal with confidential matters of great significance to our clients. If our employees were to improperly use or disclose confidential information provided by our clients, we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial position, current client relationships and ability to attract future clients. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. If our employees engage in misconduct, our business could be adversely affected.

If we were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

We are not an investment company under the Investment Company Act and we intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and would harm our business and the price of our common stock.

Risks Related to our Structure

We have elected to take advantage of the “controlled company” exemption to the corporate governance rules for NASDAQ-listed companies, which could make our Class A common stock less attractive to some investors or otherwise harm our stock price.

Because we qualify as a “controlled company” under the corporate governance rules for NASDAQ-listed companies, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our board of directors has determined not to have an independent nominating function and has chosen to have the full board of directors be directly responsible for nominating members of our board, and in the future we could elect not to have a majority of our board of directors be independent or not to have a compensation committee. Accordingly, should the interests of our controlling stockholder differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all the corporate governance rules for NASDAQ-listed companies. Our status as a controlled company could make our Class A common stock less attractive to some investors or otherwise harm our stock price.

Our ability to pay regular dividends to our stockholders is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Following completion of this offering, we intend to pay cash dividends to our Class A stockholders on a quarterly basis, beginning in the third quarter of 2013. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our operating subsidiaries to generate earnings and cash flows and distribute them to us so that we may pay dividends to our stockholders. We expect Parent to cause our operating subsidiaries to make distributions to their members, including us. However, their ability to make such distributions will be subject to their operating results, cash requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to their members, their compliance with covenants and financial ratios related to existing or future indebtedness, and their other agreements with third parties. In addition, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all its cash obligations, including the payment of dividends or distributions. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our Class A common stock.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of Sarbanes-Oxley, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which may require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies, or (5) hold stockholder advisory votes on executive compensation. Other than as set forth in the following paragraph, we have not yet made a decision as to whether to take advantage of any or all the JOBS Act exemptions that are applicable to us. If we avail ourselves of any of the remaining exemptions from various reporting requirements, it may be more difficult for investors and securities analysts to evaluate us and we do not know if some investors will find shares of our Class A common stock less attractive as a result, which may result in a less active trading market for shares of our Class A common stock or a more volatile stock price.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Parent’s ability to control our board of directors may make it difficult for us to recruit high-quality independent directors.

So long as Parent beneficially owns shares of our common stock representing at least a majority of the votes entitled to be cast by the holders of outstanding voting stock, Parent can effectively control and direct our board of directors. Further, the interests of Parent and our other stockholders may diverge. Under these circumstances, persons who might otherwise accept our invitation to join our board of directors may decline.

We will be required to pay to Parent most of the tax benefit of any depreciation or amortization deductions we may claim as a result of the tax basis step up we receive in connection with the future exchanges of Operating Subsidiaries Units.

Any taxable exchanges by Parent of Operating Subsidiaries Units for shares of our Class A common stock are expected to result in increases in the tax basis in the tangible and intangible assets of the operating subsidiaries connected with such Operating Subsidiaries Units. The increase in tax basis is expected to reduce the amount of tax that we would otherwise be required to pay in the future, although the Internal Revenue Service, or IRS, might challenge all or part of this tax basis increase, and a court might sustain such a challenge.

We will enter into a tax receivable agreement with Parent, pursuant to which we will agree to pay Parent 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control, both discussed below) as a result of these increases in tax basis created by Parent’s exchanges. The actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending on a number of factors, including the timing of Parent’s exchanges, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable. See “Relationships and Related Party Transactions — Tax Receivable Agreement.”

Moreover, if we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to Parent, or its transferees, based upon the net present value (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from an exchange and that any Operating Subsidiaries Units that Parent or its transferees own on the termination date are deemed to be exchanged on the termination date) of all payments that would be required to be paid by us under the tax receivable agreement. If certain change of control events were to occur, we would be obligated to make payments to Parent using certain assumptions and deemed events similar to those used to calculate an early termination payment.

We will not be reimbursed for any payments previously made under the tax receivable agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

The dual class structure of our common stock has the effect of concentrating voting control in Parent and, indirectly, in those who control Parent; this will limit or preclude your ability to influence corporate matters.

Our Class B common stock has four votes per share, and our Class A common stock, which is the stock we are offering in our initial public offering, has one vote per share. As the stockholder of shares of our Class B common stock, Parent will hold     % of the voting power of our outstanding capital stock following our initial public offering. Because of the four-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively will continue to control a majority of the combined voting power of our common stock and, therefore, be able to control all matters submitted to our stockholders for approval so long as the shares of Class B common stock represent at least     % of all outstanding shares of our Class A and Class B common stock. In addition, so long as Parent, or its successor-in-interest, beneficially owns shares of our common stock representing at least a majority of the votes entitled to be cast by the holders of outstanding voting stock, Parent will be able to elect all the members of our board of directors. As a result, this concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future and Parent will have the ability to control all matters affecting us, including:

•	the composition of our board of directors and, through our board of directors, any determination with respect to our business plans and policies;
•	any determinations with respect to mergers, acquisitions and other business combinations;
•	our acquisition or disposition of assets;

•	our financing activities;
•	certain changes to our certificate of incorporation;
•	amendments to any agreements between us and Parent;
•	corporate opportunities that may be suitable for us and Parent;
•	determinations with respect to enforcement of rights we may have against third parties;
•	the payment of dividends on our common stock; and
•	the number of shares available for issuance under our stock plans for our prospective and existing employees.

If Parent does not provide any requisite consent allowing us to conduct such activities when requested, we will not be able to conduct such activities and, as a result, our business and our operating results may be harmed. The individuals who control Parent, Messrs. Schorsch and Kahane, also control our Manager, which means that these individuals may have an even greater influence over our affairs than their control over Parent alone would dictate.

In the event Parent is acquired or otherwise undergoes a change of control, any acquiror or successor will be entitled to exercise the voting control and contractual rights of Parent, and may do so in a manner that could vary significantly from that of Parent.

Our inability to resolve favorably any disputes that arise between us and Parent with respect to our past and ongoing relationships may result in a significant reduction of our revenue.

Disputes may arise between Parent and us in a number of areas relating to our ongoing relationships, including:

•	labor, tax, employee benefit, indemnification and other matters arising from the reorganization of Parent’s subsidiaries and this offering;
•	employee retention and recruiting;
•	business combinations involving us;
•	our ability to engage in activities with certain potential customers;
•	sales or dispositions by Parent of all or any portion of its ownership interest in us; and
•	business development or marketing activities which may require the consent of Parent.

We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party. The agreements we will enter into with Parent may be amended upon agreement between the parties. While we are controlled by Parent, we may not have the leverage to negotiate amendments to these agreements, if required, on terms as favorable to us as those we would negotiate with an unaffiliated third party.

Risks Related to this Offering

There is no existing market for our Class A common stock, and we do not know if one will develop, which may cause our Class A common stock to trade at a discount from its initial offering price and make it difficult to sell the shares you purchase.

Prior to this offering, there has not been a public market for our Class A common stock and we cannot predict the extent to which investor interest in us will lead to the development of an active trading market on NASDAQ or otherwise, or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling your shares of Class A common stock at an attractive price, or at all. The initial public offering price for our Class A common stock will be determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell shares of our Class A common stock at prices equal to or greater than the price you paid in this offering.

The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

Even if an active trading market develops, the market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume on our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to resell your shares of Class A common stock at or above your purchase price, if at all. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A common stock, or result in fluctuations in the price or trading volume of our Class A common stock, include:

•	adverse publicity about the direct investment program industry, generally, or individual scandals specifically;
•	general market and economic conditions;
•	variations in our quarterly operating results;
•	failure to meet the market’s earnings expectations;
•	departures of our principals or additions/departures of other key personnel;
•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;
•	actions by stockholders;
•	changes in market valuations of similar companies;
•	actual or anticipated poor performance in our underlying investment strategies;
•	publication of research reports about us or the securities industry, or the failure of securities analysts to cover our Class A common stock after this offering;
•	changes or proposed changes in laws or regulation, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters; and
•	litigation and governmental investigations.

Future sales of our Class A common stock in the public market could lower our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of our Class A common stock by Parent after completion of this offering, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate. Parent does not intend to exchange any of its Operating Subsidiaries for shares of any of our Class A common stock during the 180 days following the date of this prospectus.

Pursuant to the lock-up agreements described under “Underwriting,” our existing stockholders, directors and officers may not sell, otherwise dispose of or hedge any shares of our Class A common stock or securities convertible or exercisable into or exchangeable for shares of Class A common stock, subject to certain exceptions, for the 180-day period following the date of this prospectus, without the prior written consent of Ladenburg Thalmann & Co. Inc. Pursuant to a registration rights agreement that we will enter into with Parent, we will agree to use our reasonable best efforts to file registration statements from time to time for the sale of the shares of our Class A common stock, including Class A common stock which is deliverable upon exchange of Operating Subsidiaries Units now or in the future. See “Relationships and Related Party Transactions — Registration Rights Agreement.”

We cannot predict the size or price of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our Class A common stock to decline. See “Shares Eligible for Future Sale.”

There will be dilution of the economic interests of our public stockholders upon any exchange by Parent of its Operating Subsidiaries Units for shares of Class A common stock.

In connection with the closing of this offering, Parent will enter into an exchange agreement with us under which Parent will have the right, from time to time, to exchange its Operating Subsidiaries Units for shares of Class A common stock of our company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. The exchange by Parent of Operating Subsidiaries Units for shares of Class A common stock will result in dilution of the economic interests of our public stockholders. Our public stockholders will have no influence over the decision by Parent to exchange its Operating Subsidiaries Units and the resulting dilution of public stockholders’ economic interests.

You will suffer immediate and substantial dilution and may experience additional dilution in the future.

We expect that the initial public offering price per share of our Class A common stock will be substantially higher than the pro forma net tangible book value per share of our Class A common stock immediately after this offering, and after giving effect to the exchange of all outstanding Operating Subsidiaries Units for shares of our Class A common stock. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. At an offering price of $     (the midpoint of the range set forth on the cover of this prospectus), you will incur immediate and substantial dilution in an amount of $     per share of our Class A common stock. See “Dilution.”

We will compete for investors with programs sponsored by American Realty Capital, which could adversely affect the amount of capital we are able to raise in this offering.

In addition to sponsoring this offering, American Realty Capital is currently the sponsor of 10 public offerings of non-traded REIT shares, which offerings will be ongoing during our offering period. These programs all have filed registration statements for the offering of common stock and either are or intend to elect to be taxed as REITs. These offerings are taking place concurrently with our offering, and affiliates of our principals may sponsor other offerings during our offering period. Our wholesale broker-dealer is the exclusive dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering and the timing of sales of our shares of Class A common stock.

Fulfilling our public company financial reporting and other regulatory obligations will be expensive and time-consuming and may strain our resources.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to implement specific corporate governance practices and adhere to a variety of reporting requirements under Sarbanes-Oxley and the related rules and regulations of the SEC, as well as the rules of NASDAQ, and will incur additional costs associated with such reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

In accordance with Section 404(a) of Sarbanes-Oxley, our management will be required to conduct an annual assessment of the effectiveness of our internal control over financial reporting and include a report on these internal controls in the annual reports we will file with the SEC on Form 10-K. We are in the process of reviewing our internal control over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and controls within our organization. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to adverse regulatory consequences and there could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. This could have a material adverse effect on us and lead to a decline in the price of our Class A common stock.

The Exchange Act will require us to file annual, quarterly and current reports with respect to our business and financial condition. Compliance with these requirements will place significant additional demands on our management, legal, accounting and finance staff and on our accounting, financial and information systems and will increase our legal and accounting compliance costs as well as our compensation expense as we will be required to hire additional accounting, finance, legal and internal audit staff with the requisite technical knowledge.

As a public company, we will also need to enhance our investor relations, marketing and corporate communications functions. These additional efforts may strain our resources and divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Anti-takeover provisions in our amended and restated certificate of incorporation and by-laws could discourage a change of control that our stockholders may favor, which could negatively affect the market price of our Class A common stock.

Provisions in our amended and restated certificate of incorporation and by-laws may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. For example, our amended and restated certificate of incorporation, which will be in effect at the time this offering is consummated, will authorize the issuance of preferred stock that could be issued by our board of directors to thwart a takeover attempt. The market price of our Class A common stock could be adversely affected to the extent that the provisions of our amended and restated certificate of incorporation and by-laws discourage potential takeover attempts that our stockholders may favor. See “Description of Capital Stock” for additional information on the anti-takeover measures applicable to us.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, our anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business, including:

•	adverse developments in the direct investment program industry;
•	deterioration in the business environment in the specific sectors of the economy in which we focus or a decline in the market for securities of companies within these sectors;
•	substantial fluctuations in our financial results;
•	our ability to retain our senior professionals;
•	pricing and other competitive pressures;
•	changes in laws and regulations and industry practices that adversely affect our sales and trading business;
•	incurrence of losses in the future;
•	the singular nature of our capital markets and strategic advisory engagements;
•	competition from larger firms;
•	larger and more frequent capital commitments in our wholesale broker-dealer and investment banking businesses;
•	limitations on our access to capital;
•	malfunctioning or failure in our operations and infrastructure;
•	strategic investments or acquisitions and joint venture or our entry into new business areas;
•	failure to achieve and maintain effective internal controls;
•	our ability to make, on a timely or cost effective basis, the changes necessary to operate as an independent company;
•	our ability to adequately perform oversight or control functions that have been performed in the past by Parent; and
•	increased costs due to our becoming a public company separate from Parent.

These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

OUR STRUCTURE AND REORGANIZATION

The diagram below depicts our organizational structure immediately after the consummation of this offering and related transactions.

(1)	Under our directed share program, at our request, the underwriters have reserved up to 20% of the shares of Class A common stock being offered in this offering for sale to our interested directors, officers, employees and other individuals associated with us and members of their families, at the initial public offering price set forth on the cover of this prospectus. No underwriting discounts or commissions will be payable to the underwriters in connection with such sales. To the extent our interested directors, officers, employees and other individuals associated with us and members of their families decide to buy any shares of our Class A common stock in this offering, the percentage of shares of our Class A common stock held by the public stockholders will be reduced. See “Underwriting — Directed Share Program.”
(2)	RCS Capital Corporation, RCAP Holdings, LLC (formerly known as AR Capital, LLC and subsequently RCS Capital, LLC) and RCS Capital Management, LLC are directly or indirectly controlled by Messrs. Schorsch and Kahane, and will continue to be following this offering and after giving effect to the reorganization transactions.
(3)	100% Class B Units. Class B Units have no voting rights and % economic rights.
(4)	100% Class A Units. Class A Units have 100% voting rights and % economic rights.

In the future, we may engage in additional corporate reorganization transactions, including interposing an intermediate holding company as the direct owner of the operating subsidiaries for corporate and tax efficiencies.

The Operating Subsidiaries

As a holding company, we conduct all our business activities through our operating subsidiaries. Prior to this offering, Parent held a 100% interest in each of the operating subsidiaries. Prior to this offering, we amended and restated the operating agreements of the operating subsidiaries to, among other things, modify their capital structure by creating two new classes of units of each such operating subsidiary called “Class A Units” and “Class B Units.” Upon the effectiveness of the amended and restated operating agreements of the operating subsidiaries, 100% of the then-outstanding Class A Units of each operating subsidiary will be issued to us and 100% of the then-outstanding Class B Units of each operating subsidiary will be issued to Parent. See “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries.” The Class A Units issued to us will be fully vested, not subject to any put and call rights, and will entitle the holders thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). The Class B Units issued to Parent will also be fully vested, will not be subject to any put and call rights, and will entitle Parent to economic rights (including rights to dividends and distributions upon liquidation), but will not entitle Parent to voting rights. The amended and restated operating agreements of the operating subsidiaries also provide, among other things, that we are the managing member of the operating subsidiaries, and that the right to manage, control and conduct the business and affairs of the operating subsidiaries and to take any and all actions on their behalf is vested completely and exclusively in us, in our capacity as managing member.

Following such steps, the operating subsidiaries will be     % owned by Parent and     % owned by us. Upon completion of this offering, there will be approximately      Class A Units and      Class B Units of each operating subsidiary issued and outstanding.

RCS Capital Corporation

Parent, our parent company and existing stockholder, owns all our outstanding capital stock, consisting of      shares of common stock. Immediately prior to this offering, we amended and restated our certificate of incorporation to authorize two classes of common stock, Class A common stock and Class B common stock, each having the terms described in “Description of Capital Stock.”

Class A Shares.  Shares of our Class A common stock will be issued to the public in this offering. Class A common stock will entitle holders to one vote per share and full economic rights (including rights to dividends and distributions upon liquidation). Immediately following this offering, holders of our Class A common stock will hold 100% of the economic rights and     % of the voting rights of the company.

Class B Shares.  Parent will own such number of Class B Units of each operating subsidiary that is equal to the number of outstanding shares of our Class B common stock. Immediately prior to this offering, all our authorized shares of Class B common stock will be issued to Parent, in an amount equal to the number of Class B Units to be issued concurrently to Parent by each operating subsidiary. Class B common stock will entitle holders to four votes per share but will have no economic rights (including no rights to dividends and distributions upon liquidation). Immediately following this offering, Parent, as holder of our Class B common stock, will hold 0% of the economic rights and     % of the voting rights of the company.

Related Party Agreements

Exchange Agreement.  In connection with the closing of this offering, we will enter into an exchange agreement with Parent under which, subject to certain requirements, including notice requirements, Parent and its transferees will have the right, from time to time, to exchange their Operating Subsidiaries Units, which represent ownership rights in the operating subsidiaries, for shares of Class A common stock of our company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders. Any exchange of Operating Subsidiaries Units generally will be a taxable event for Parent. As a result, at any time following the expiration of the underwriters’ lock-up, 180 days after the date of this prospectus, subject to extension as described under “Underwriting,” Parent will be permitted to sell shares of Class A common stock. Accordingly, Parent will, over time, have the ability to convert its illiquid ownership interests in the operating subsidiaries into Class A common stock that can be more readily sold on NASDAQ. See “Relationships and Related Party Transactions — Exchange Agreement.”

Tax Receivable Agreement.  The exchange of Operating Subsidiaries Units for Class A common stock by Parent is expected to generate tax savings for us. We will enter into an agreement with Parent that will provide for the payment by us to Parent of 85% of the amount of reduction in tax payments created by

Parent’s exchanges, if any, in U.S. federal, state and local income tax that we realize as a result of any exchanges referred to above by Parent. See “Relationships and Related Party Transactions — Tax Receivable Agreement.”

Registration Rights Agreement.  In connection with this offering, we will enter into a registration rights agreement with Parent to provide customary registration rights, including demand registration rights and piggyback registration rights. See “Relationships and Related Party Transactions — Registration Rights Agreement.”

Management Agreement.  We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform executive and management services for us, subject to oversight by our board of directors.

The initial term of the management agreement will end ten years after the closing of this offering, with automatic five-year renewal terms. During the initial term of the management agreement, it may be terminated by us only for cause. Cause is defined in the management agreement as:

•	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;
•	any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;
•	our Manager’s bad faith, willful misconduct or gross negligence; provided, however, that if such bad faith, willful misconduct or gross negligence is caused by an employee of our Manager or one of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s knowledge of its commission, the management agreement shall not be terminable; and
•	the dissolution of our Manager.

Following the initial term, the management agreement may be terminated every five years upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) our determination that the management fees, incentive fees and performance-based awards payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees or awards by accepting a reduction of management fees, incentive fees or awards agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days’ prior notice of such a termination. Our Manager may also decline to renew the management agreement at will by providing us with 180 days’ written notice.

We will pay our Manager (i) a management fee in an amount equal to 10% of the aggregate GAAP net income (if such amount is a positive number) of our three operating subsidiaries, calculated and payable quarterly in arrears, and (ii) an incentive fee that is based on our earnings and our stock price, as further described under “Our Manager and American Realty Capital — Management Agreement.”

Outperformance Agreement.  We will enter into a Multi-Year Outperformance Agreement, or the OPP, with our Manager. The OPP will provide for performance-based bonus awards to our Manager, which is intended to further align our Manager’s interests with those of the company and its stockholders. For a more complete description of the OPP, see “Management — 2013 Manager Multi-Year Outperformance Agreement.”

RCS Advisory Services, LLC — American Realty Capital Services Agreement.  Our transaction management services provider will enter into a services agreement with American Realty Capital, pursuant to which it will provide American Realty Capital and its subsidiaries with transaction management services

(including, without limitation, transaction management, due diligence, event coordination and marketing services) among others, in connection with American Realty Capital’s performance of services to certain American Realty Capital-sponsored companies. The agreement will provide for an initial term of ten years, with automatic renewal for successive five-year periods, in each case unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) American Realty Capital’s delivery to our transaction management services provider of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) by a party impacted by a force majeure-related delay, if the force majeure results in performance being delayed by greater than 60 days.

American Realty Capital — RCS Advisory Services, LLC Services Agreement.  American Realty Capital will enter into a services agreement with our transaction management services provider, pursuant to which American Realty Capital and its subsidiaries will provide our transaction management services provider with information technology, human resources and accounting services, among others, as well as office space. The agreement will provide for an initial term of ten years, with automatic renewal for successive five-year periods, in each case unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) delivery by our transaction management services provider to American Realty Capital of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) by a party impacted by a force majeure-related delay, if the force majeure results in performance being delayed by greater than 60 days.

Non-Competition Agreement.  We will enter into a non-competition agreement with Parent and AR Capital, LLC that will preclude Parent and AR Capital, LLC from soliciting our employees or customers and competing with our business generally for as long as Parent holds more than 50% of the voting power in our company. For a more complete description of the non-competition agreement, see “Our Manager and American Realty Capital — Conflicts of Interest and Related Policies — Non-Competition Agreement.”

Ownership and Management

As a result of the transactions described above, which we collectively refer to as the “reorganization” or the “reorganization transactions” and following the completion of this offering:

•	we will become the managing member of the operating subsidiaries and thereby will control the management of the operating subsidiaries. However, any issuance by the operating subsidiaries of equity interests other than Class A Units generally will require the consent of a majority in interest of the holders of the Class B Units. The rights of a member of any of the operating subsidiaries may not be disproportionately adversely affected without the consent of such member. We will have a % economic interest in the operating subsidiaries as well as a 100% voting interest, while Parent will have a % economic interest in them but no voting interest. We will consolidate the financial results of the operating subsidiaries and will record a non-controlling interest on our balance sheet for the economic interest in it held by the other existing members, which initially will be Parent;
•	Parent will initially hold shares of our Class B common stock and Operating Subsidiaries Units, and we will hold Operating Subsidiaries Units;
•	through its holdings of our Class B common stock, Parent will have % of the voting power in RCS Capital Corporation;
•	the new investors will collectively have % of the voting power in RCS Capital Corporation (or % if the underwriters exercise in full their option to purchase additional shares), although, to the extent our interested directors, officers, employees and other individuals associated with us and members of their families decide to buy any of the up to 20% of the shares of our Class A common stock being offered by this prospectus that are reserved under our directed share program, the voting power in our company held by the public stockholders will be reduced; and

•	the Operating Subsidiaries Units held by Parent are exchangeable for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. In connection with an exchange, a corresponding number of shares of our Class B common stock will be cancelled. The exchange of Operating Subsidiaries Units for shares of our Class A common stock will reduce our Class B common stockholder’s voting power by three votes per share since the votes represented by the cancelled shares of our Class B common stock will be replaced with the votes represented by the shares of Class A common stock for which such Operating Subsidiaries Units are exchanged.

Holding Company Structure

We are a holding company and, immediately after the consummation of the reorganization transactions and this offering, our sole assets will be our     % equity interest in each of the operating subsidiaries. Our only business following this offering will be to act as a member of the operating subsidiaries, and, as such, we will consolidate their financial results into our consolidated financial statements.

The company will own such number of Class A Units of each operating subsidiary that is equal to the number of outstanding shares of our Class A common stock. In addition, you should note that:

•	a share of Class B common stock cannot be transferred, except in connection with an exchange of an Operating Subsidiaries Unit for a share of our Class A common stock pursuant to the Exchange Agreement. Further, an Operating Subsidiaries Unit cannot be exchanged for a share of our Class A common stock without the corresponding share of our Class B common stock being delivered together at the time of exchange, at which time, such Class B common stock will be automatically cancelled; and
•	we do not intend to list our Class B common stock on any stock exchange.

As a member of each operating subsidiary, we incur U.S. federal, state and local income taxes on our allocable share of any of each operating subsidiary’s net taxable income. The operating agreement of each operating subsidiary provides that it shall make quarterly cash distributions on a pro rata basis to its members at least to the extent necessary to provide funds to pay the members’ tax obligations (calculated at an assumed tax rate), if any, with respect to the earnings of the respective operating subsidiary. See “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries.”

As a result of a U.S. federal income tax election made by each operating subsidiary, the income tax basis of the assets of each operating subsidiary connected with the Operating Subsidiaries Units we acquire upon a taxable exchange with Parent will be adjusted to reflect the amount that we have paid for the Operating Subsidiaries Units. We intend to enter into an agreement with Parent that will provide for the payment by us to Parent of 85% of the amount of reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize from our increased tax basis in the assets of the operating subsidiaries created by Parent’s exchanges and the U.S. federal income tax election referred to above. See “Relationships and Related Party Transactions — Tax Receivable Agreement.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our Class A common stock by us in this offering will be approximately $     million, or approximately $     million if the underwriters exercise in full their option to purchase additional shares of Class A common stock, based on an assumed initial public offering price of $     per share (the midpoint of the price range set forth on the cover of this prospectus), in each case after deducting (i) the assumed underwriting discounts payable by us, and (ii) the $1.5 million structuring fee payable by us to Realty Capital Securities, LLC.

We intend to use the net proceeds from this offering to expand our lines of business, which consist of our wholesale broker-dealer, our investment banking and capital markets business, our transaction management service provider and our transfer agency business. Because our wholesale broker-dealer has an operating history and our other business lines have a limited or no operating history, we expect a substantial portion of the proceeds to be allocated to the expansion of our newer lines of business, consisting of our investment banking and capital markets business, our transaction management service provider and our transfer agency business. However, we intend to use a portion of such allocation to fund the continued growth of our wholesale broker-dealer. We expect approximately 85% of the net proceeds from this offering to be allocated to such business expansion, unless we identify complementary businesses which we would then intend to acquire. We expect to allocate the remaining approximately 15% of the net proceeds from this offering for general corporate purposes. While we may use a portion of the net proceeds from this offering to acquire complementary businesses, at this time we cannot reasonably anticipate the percentage of net proceeds that we would allocate to such acquisitions.

As discussed above, we expect that approximately 85% of the net proceeds from this offering will be allocated among our operating subsidiaries to fund their growth and expansion and approximately 15% will remain with us for working capital purposes, unless we identify a complementary business to acquire. If we do identify such a complementary business, we expect that the appropriate proceeds will be held with us until such time as the prospective acquisition requires their expenditure.

DIVIDEND POLICY AND DIVIDENDS

Following this offering, we intend to pay quarterly cash dividends, subject to limitations imposed by Delaware law and in the sole discretion of our board of directors. We expect that our first dividend will be paid in the third quarter of 2013 (in respect of the second quarter of 2013) and will be $     per share of our Class A common stock. We intend to fund our initial dividend, as well as any future dividends, from our portion of distributions made by our operating subsidiaries from their available cash generated from operations. Parent will not be entitled to any cash dividends in its capacity as the holder of our Class B common stock, but will, in its capacity as a member of the operating subsidiaries, participate on a pro rata basis in distributions by the operating subsidiaries and will, in its capacity as a holder of shares of our Class A common stock following any exchange of its Operating Subsidiaries Units, be entitled to cash dividends that will decrease the proportion of our dividends that will be distributed to our public stockholders.

The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors. In determining the amount of any future dividends, our board of directors will take into account (i) the financial results of the operating subsidiaries, (ii) our available cash, as well as anticipated cash requirements (including debt servicing), (iii) our capital requirements and the capital requirements of the operating subsidiaries, (iv) contractual, legal, tax and regulatory restrictions on, and implications of, the payment of dividends by us to our stockholders or by the operating subsidiaries to us, (v) general economic and business conditions, and (vi) any other factors that our board of directors may deem relevant.

As a holding company, we will have no material assets other than our ownership of Class A Units and, accordingly, will depend on distributions from our operating subsidiaries to fund any dividends we may pay. We intend to cause the operating subsidiaries to distribute cash to their members, including us, in an amount sufficient to cover dividends, if any, declared by us. If the operating subsidiaries make such distributions, Parent, as the managing member of each operating subsidiary, will be entitled to receive equivalent distributions on a pro rata basis.

Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we expect to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, one or more of the operating subsidiaries is unable to make distributions to us as a result of its operating results, cash requirements and financial condition, the applicable laws of the State of Delaware (which may limit the amount of funds available for distribution), its compliance with any covenants and financial ratios related to any indebtedness it may incur and its other agreements with third parties. Under Delaware law, we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the excess of a corporation’s total assets over the sum of its total liabilities plus the amount the corporation has determined to be capital. Under Delaware law, our board of directors can use the fair value of assets and liabilities, rather than book value, in making this determination. To the extent we do not have sufficient cash to pay dividends, we may decide not to pay dividends. By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures.

We are taxable as a corporation for U.S. federal income tax purposes and therefore holders of our Class A common stock will not be taxed directly on our earnings. Distributions of cash or other property that we pay to our stockholders will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax rules). If the amount of a distribution by us to our stockholders exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of a holder’s basis in the Class A common stock and thereafter as capital gain.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization (i) on an actual basis as of December 31, 2012, and (ii) on an as-adjusted basis as of December 31, 2012 after giving effect to this offering.

You should read the following table in conjunction with our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	December 31, 2012	As Adjusted
(In thousands)
Assets
Cash and cash equivalents	$ —	$
Total assets	$—	$
Liabilities
Total liabilities	$—	$
Stockholders' Equity
Common stock, $0.01 par value per share, 1,000 shares authorized, no shares issued and outstanding	—
Class A common stock, $0.001 par value per share, none authorized and outstanding on an actual basis, shares authorized and shares issued and shares outstanding on a pro forma basis	—
Class B common stock, $0.001 par value per share, none authorized and outstanding on an actual basis, shares authorized and shares issued and outstanding on a pro forma basis	—
Additional paid-in-capital	—
Total stockholders' equity	$—	$
Total liabilities and stockholders' equity	$—	$

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the pro forma, net tangible book value (deficit) per share of our Class A common stock immediately after this offering. Dilution results from the fact that the per share offering price of the Class A common stock is substantially in excess of the net tangible book value (deficit) per share attributable to the existing equity holders. Net tangible book value represents net book equity excluding intangible assets, if any.

Our pro forma, net tangible book value (deficit) as of December 31, 2012 was approximately $     million, or approximately $     per share of      million shares of our Class A common stock. Pro forma, net tangible book value represents the amount of total tangible assets less total liabilities, after giving effect to this offering.

After giving effect to the sale of      shares of Class A common stock that we are offering at an assumed initial public offering price of $     per share (the midpoint of the price range set forth on the cover of this prospectus), the deduction of assumed underwriting discounts payable by us, the $1.5 million restructuring fee payable by us to Realty Capital Securities, LLC and the use of the estimated net proceeds as described under “Use of Proceeds,” our pro forma net tangible book value at December 31, 2012 was $     million, or $     per share of Class A common stock.

The following table illustrates the immediate increase in pro forma net tangible book value of $     per share for existing equity holders and the immediate dilution of $     per share to new stockholders purchasing Class A common stock in this offering, assuming the underwriters do not exercise their option to purchase additional shares.

Assumed initial public offering price per share	$
Pro forma, net tangible book value (deficit) per share as of December 31, 2012	$
Increase (decrease) in pro forma, net tangible book value per share attributable to:
Underwriters discount of $ per share on sale of shares of Class A common stock	$
Increase in pro forma, net tangible book value per share	$
Dilution in pro forma net tangible book value per share to new investors	$

If the underwriters exercise their option to purchase additional shares of Class A common stock in full, pro forma net tangible book value would be approximately $     per share, representing no an immediate dilution of approximately $     per share to investors in this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $     per share of Class A common stock (the midpoint of the price range set forth on the cover of this prospectus), would increase (decrease) total consideration paid by investors in this offering by $     million, and would increase (decrease) the average price per share paid by investors in this offering by $1.00, and would increase (decrease) pro forma net tangible book value per share by $    , assuming the number of shares of Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same and without deducting (i) the assumed underwriting discounts payable by us, and (ii) the $1.5 million structuring fee payable by us to Realty Capital Securities, LLC.

SELECTED FINANCIAL DATA OF REALTY CAPITAL SECURITIES, LLC

The following selected financial data of Realty Capital Securities, LLC should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. The selected operating data for the years ended December 31, 2012, 2011 and 2010 and the selected balance sheet data as of December 31, 2012 and 2011 have been derived from our audited financial statements included elsewhere in this prospectus. The selected operating data for the years ended December 31, 2009 and 2008, and the selected balance sheet data as of December 31, 2010, 2009 and 2008, have been derived from audited financial statements of Realty Capital Securities, LLC that are not included in the prospectus. We provide data for Realty Capital Securities, LLC because it was the only one of our operating subsidiaries that was in operation as of December 31, 2012. As of December 31, 2012, our transfer agent was not yet operational, and our transaction management services and investment banking functions were business lines of American Realty Capital.

It is important to note that we do not, and after giving effect to this offering will not, own 100% of the membership interests in the operating subsidiaries, including Realty Capital Securities, LLC. Prior to this offering, Parent owned 100% of the membership interests in each of the operating subsidiaries, including Realty Capital Securities, LLC. Immediately prior to the effective date of this offering, 100% of the then-outstanding Class A Units of each operating subsidiary (conferring voting and economic rights) will be issued to us and 100% of the then-outstanding Class B Units of each operating subsidiary (conferring economic, but not voting, rights) will be issued to Parent.

	Year Ended December 31,
(In thousands):	2012	2011	2010	2009	2008
Selected Operating Data:
Revenue	$287,497	$174,729	$114,131	$28,219	$1,417
Operating expenses	280,085	170,987	116,513	32,230	4,008
Net income (loss)	$7,412	$3,742	$(2,382)	$(4,011)	$(2,591)
Selected Balance Sheet Data:
Cash	$12,683	$3,941	$4,157	$1,730	$374
Total assets	16,211	5,406	7,491	5,089	794
Total liabilities	10,485	2,538	4,324	1,763	514
Total equity	5,726	2,868	3,167	3,326	280
Other Data (unaudited):
Direct investment equity capital raised(1)	$2,952,181	$1,765,125	$1,147,912	$284,467	$23,138

(1)	Equity capital raised represents the dollar volume of the aggregate gross proceeds from equity in direct investment programs sold by retail broker-dealers and registered investment advisors with whom our wholesale broker-dealer had an exclusive dealer manager relationship.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is broken into two sections: (a) beginning immediately below, a discussion and analysis of RCS Capital Corporation; and (b) beginning on page 51, a discussion and analysis of Realty Capital Securities.

RCS Capital Corporation

The following discussion and analysis should be read in conjunction with the financial statements and related notes of RCS Capital Corporation included elsewhere in this prospectus. Disclosure related to results of operations has been omitted from this discussion due to the limited operating history of RCS Capital Corporation. The historical financial data discussed below reflect the historical results of operations and financial condition of RCS Capital Corporation and subsidiaries and do not give effect to our reorganization. See “Our Structure and Reorganization” included elsewhere in this prospectus for a description of our reorganization and its effect on our historical results of operations.

General Overview

Business

RCS Capital Corporation is a holding company incorporated in Delaware on December 27, 2012. We were created to own an economic and controlling interest in the subsidiaries of RCAP Holdings, LLC, which we refer to as our operating subsidiaries. These subsidiaries are Realty Capital Securities, LLC, or Realty Capital Securities, a wholesale broker-dealer registered with the Securities and Exchange Commission, or the SEC, and the Financial Industry Regulatory Authority, Inc., or FINRA, including its division operating under the name “RCS Capital,” which provides investment banking and capital market services; American National Stock Transfer, LLC, newly registered as a transfer agent with the SEC; and RCS Advisory Services, LLC, a company also operating under the name “RCS Capital” that provides transaction management services.

The three operating subsidiaries all will derive the majority of their revenues from services provided on behalf of, directly to or for, American Realty Capital and its affiliates. American Realty Capital is the leading sponsor and investment manager of direct investment programs in the United States.

Realty Capital Securities

Realty Capital Securities was established in Delaware on August 29, 2007 as a limited liability company and commenced operations as a FINRA-qualified broker-dealer on February 25, 2008. Realty Capital Securities is the securities broker-dealer for American Realty Capital proprietary products, including publicly registered non-exchange traded, or non-traded, REITs, fixed-income notes, wealth management, and co-ownership investments. Additionally, Realty Capital Securities has served as the exclusive dealer manager for non-American Realty Capital proprietary products. Realty Capital Securities sells securities to qualified investors throughout the United States by means of a national selling network of broker-dealers and registered representatives. RCS Capital, a division of Realty Capital Securities, provides investment banking and capital markets services.

RCS Advisory Services

RCS Advisory Services, LLC, which we refer to in this portion of the discussion and analysis as RCS Advisory, provides a range of services to direct investment programs and their sponsors including: offering registration and blue sky filings, regulatory advice with respect to the SEC and FINRA, registration maintenance, transaction management, marketing support, due diligence advisory and related meetings, events, training and education, conference management and strategic advice in connection with liquidity events (which may include, with respect to a direct investment program, a sale of its assets, its sale or merger, or a listing of its common stock on a national securities exchange) and other strategic transactions. We believe that the services offered complement the service offerings of our other lines of business.

American National Stock Transfer

American National Stock Transfer, LLC, which we refer to in this portion of the discussion and analysis as ANST, is registered as a transfer agent with the SEC and will attempt to act as a registrar, provide record-keeping services and execute the transfer, issuance and cancellation of shares or other securities in connection with offerings conducted by issuers sponsored directly or indirectly by American Realty Capital and other issuers of direct investment products and other securities, including securities issued by registered investment companies. We expect that our transfer agent will also be responsible for coordinating tax reporting efforts, the payment of distributions and redemptions, among other services. We believe our transfer agent is well suited to conduct distribution reinvestment plans, or DRIPs, and share repurchase programs, which are common features of direct investment products, because of its personnel’s knowledge of, and experience with, these features of direct investment products. We expect that our transfer agent will generate fees from a variety of services performed for issuers of direct investment products and registered investment companies.

Executive Overview

We believe that the combination of Realty Capital Securities, ANST and RCS Advisory will be synergistic, allowing us to offer direct investment programs and their sponsors an integrated solution for each stage of a program’s life cycle. Our transaction management team provides services related to the organization, formation and registration of these programs at their inception. Our wholesale broker-dealer provides distribution capabilities during the offering stage, while our transaction management services and transfer agent will provide registration maintenance, due diligence, education and training and share transfer agency during the offering and operating phases. Finally, our investment banking business provides advisory services in anticipation of and during the liquidation phase. We believe these same services also are useful to registered investment companies, which have less complicated life cycles but which nonetheless may require many, if not all, the same services over time.

In 2012, Realty Capital Securities generated more than $286 million of commission, fee and other revenue, or approximately 9.5% of the $2.95 billion raised during the year by American Realty Capital. In addition, members of the combined Realty Capital Securities and RCS Advisory teams were engaged to provide $7.1 million of investment banking services during 2012, related to offerings and liquidity events for both American Realty Capital and non-American Realty Capital programs. American Realty Capital expenditures for transfer agent services for 2012 exceeded $4.7 million. In addition, the various teams comprising our transaction management service provider provided substantial services in connection with our wholesale broker-dealer business.

Our revenues are primarily driven by the amount of capital being raised in the direct investment program area. In 2012, American Realty Capital served as a broker-dealer with respect to the raising of approximately $3 billion in capital of direct investment programs, which was an increase of 64.5% over 2011. To the extent that American Realty Capital’s fundraising increases, we expect to benefit from increased revenues. According to Stanger, the amount of capital raised in the entire direct investment program area increased by 32%, from $10.1 billion in 2011 to $13.3 billion in 2012. To the extent that we are able to increase our market share with direct investment sponsors in addition to American Realty Capital and the overall direct investment program area continues to grow, our revenues should also increase. Although the most direct beneficiary of an increase in the amount of capital being raised would be Realty Capital Securities, our wholesale broker-dealer, we believe that the other segments of our business will also benefit from increasing volumes of investment banking, capital markets, transaction management and transfer agency business. As our businesses grow, their increases in revenue will be offset to some extent by increases in expenses. However, we would expect our net income to grow.

Non-Controlling Interest

RCS Capital Corporation will have a controlling interest in each of the operating subsidiaries and, as a result, our financial statements will be the consolidated financial results of the operating subsidiaries. However, we will only own a portion of the economic interest in the operating subsidiaries and therefore will be required to show the portion we do not own, or the non-controlling interest, in our financial statements.

Taxation

Our operating subsidiaries have been organized as limited liability companies and therefore generally are not subject to U.S. federal and certain state and local income taxes. However, our income will be subject to U.S. federal, state and local taxes applicable to corporations. Following the consummation of the reorganization, we will be subject to U.S. federal, state and local tax with respect to our allocable share of any taxable income of our operating subsidiaries at the prevailing corporate tax rates. Accordingly, we expect our effective tax rate, and the absolute dollar amount of our tax expense, to increase as a result of this reorganization, offset by the benefits of the tax receivable agreement.

Liquidity and Capital Resources

Subsequent to the reorganization transactions, our liquidity and capital resources are generated and generally available through cash distributions from our operating subsidiaries, interest earned on cash and cash equivalents, and, we expect, through equity and/or debt offerings. We may from time to time issue securities in either public or private offerings. The issuance of debt or equity securities will depend on future market conditions, funding needs and other factors, and there can be no assurance that any such issuance will occur or be successful.

Following this offering, we intend to pay quarterly cash dividends, subject to limitations imposed by Delaware law and in the sole discretion of our board of directors. We intend to fund our dividends from the distributions made by our operating subsidiaries to us as the holder of their Class A units from their available cash generated from operations. We intend to cause the operating subsidiaries to distribute cash to their members, including us, in an amount sufficient to cover dividends, if any, declared by us.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2012.

Jumpstart Our Business Startups Act of 2012

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of loss that may result from the change in value of a financial instrument due to fluctuations in its market price. Our exposure to market risk is directly related to our reliance on the direct investment program industry.

Inflation Risk

We do not expect inflation and changes in price to have a material effect on our operations in the next year.

Interest Rate Risk

As with other yield-oriented securities, shares of direct investment programs are impacted by their level of distributions to their investors. The distribution rate is often used by investors to compare and rank similar yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the level of distributions that direct investment programs may make and influence the decisions of investors who are considering investing in their common stock. A rising interest rate environment could have an adverse impact on the common stock price of direct investment programs, their ability to issue additional equity and the cost to them of any such issuance or incurrence. Because we rely heavily on the direct investment program industry, any macroeconomic conditions affecting the industry adversely may negatively impact our results of operations and the price of your shares of Class A common stock.

Realty Capital Securities

The following discussion and analysis should be read in conjunction with the financial statements of Realty Capital Securities and related notes included elsewhere in this prospectus. The historical financial data discussed below reflect the historical results of operations and financial condition of Realty Capital Securities and do not give effect to our reorganization. See “Our Structure and Reorganization” included elsewhere in this prospectus for a description of our reorganization and its effect on our historical results of operations. Realty Capital Securities is a broker-dealer registered with the SEC and FINRA.

General Overview

Business

Overview

Realty Capital Securities was established in Delaware on August 29, 2007 as a limited liability company and commenced operations as a FINRA-qualified broker-dealer on February 25, 2008. Realty Capital Securities is the securities broker-dealer for American Realty Capital proprietary products, including publicly registered non-traded REITs, fixed-income notes, wealth management, and co-ownership investments. Additionally, Realty Capital Securities serves as the exclusive dealer manager for non-American Realty Capital proprietary products. Realty Capital Securities sells securities to qualified investors throughout the United States by means of a national selling network of broker-dealers and registered representatives.

Realty Capital Securities is engaged in a single line of business as a securities broker-dealer, which provides distribution services with respect to selling a variety of investment products.

Realty Capital Securities is a leading wholesale broker-dealer in the direct investment program area, as well as an investment bank focused on direct investment programs, especially in the real estate, financial services and alternative investment sectors. Realty Capital Securities has grown rapidly in all aspects of its business, including its gross sales, net revenues, profits, capital raising, distribution capability and number of employees. Realty Capital Securities is currently the industry’s leading multiproduct distributor of direct investment programs, and in its view, its investment banking operation is the only one strictly focused on the specialized needs of these direct investment programs, especially in real estate and financial services, serving these companies, their sponsors and stockholders.

Realty Capital Securities believes that its industry leading position and ability to grow its revenues and earnings is due in large part to its affiliation with American Realty Capital, the leading sponsor and investment manager of direct investment programs in the United States. American Realty Capital was founded in 2007 and is currently managed by Nicholas S. Schorsch, the executive chairman of its board of directors, and William M. Kahane, the chief executive officer and a member of the board of directors of RCS Capital Corporation, whom RCS Capital Corporation refers to, together, as its principals. American Realty Capital was formed to provide sponsors and advisors of direct investment programs with strategic and financial advice in connection with the formation, distribution, maintenance and liquidation phases of their offerings. Realty Capital Securities was the leading wholesaler of direct investment offerings in 2012, with direct investment equity capital raised of approximately $3 billion. Realty Capital Securities presently is under contract to provide distribution, transaction advisory, capital markets, due diligence and marketing services to 10 direct investment programs sponsored by American Realty Capital, with combined equity securities under registration for sale of more than $14.4 billion.

Since its formation, the principals of RCS Capital Corporation have invested significant financial and intellectual capital to position it for growth opportunities in the direct investment program industry, anticipating the need of investors in such programs for liquidity, thus creating an increase in capital flows from the direct investment space to the publicly traded markets. In its view, Realty Capital Securities is the only investment bank focused on the direct investment program sector, while at the same time having the ability to navigate successfully the publicly traded markets.

Realty Capital Securities focuses on serving the needs of the direct investment program industry and the individual investors that are the primary users of these investments, because in the judgment of its management, this sector has generally been underserved by other investment banks. Sponsors and stockholders of direct investment programs have unique needs, and Realty Capital Securities believes that its common ownership with American Realty Capital, the leading sponsor of direct investment real estate offerings in the United States, gives it an especially good perspective on these needs and a strong ability to meet them. Even as the direct investment program industry attracts greater attention from larger investment banks, Realty Capital Securities believes its competitive advantage lies in its industry insights, understanding of the regulatory environment, and familiarity with retail broker-dealers, their registered representatives and their clients. Realty Capital Securities believes that this knowledge of and singular focus on the direct investment program industry will allow it to provide greater levels of service than its competitors.

Realty Capital Securities believes that it has demonstrated strong financial results since its formation, having evolved from a net loss of $2.6 million on gross direct investment equity capital raised of $23.1 million in 2008 to net income of $7.4 million on direct investment equity capital raised of approximately $3 billion in 2012.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Realty Capital Securities considers all highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents.

Revenue Recognition

Commission revenues and related expenses are recorded on a trade date basis as securities transactions occur. Realty Capital Securities receives selling commissions of up to 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers in regards to wholesale distribution efforts. Realty Capital Securities, serving as a dealer manager, receives fees and compensation in connection with the sale of securities, which are recorded on a trade date basis as securities transactions occur. Realty Capital Securities provides wholesale distribution of non-traded securities through soliciting dealers to solicit subscriptions for shares. The non-traded securities are offered on a “best efforts” basis and Realty Capital Securities is not obligated to underwrite or purchase any shares for its own account. Realty Capital Securities receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. Realty Capital Securities may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers.

Realty Capital Securities analyzes its contractual arrangements to determine whether to report revenue on a gross basis or a net basis. The analysis considers multiple indicators regarding the services provided to our customers and the services received from our suppliers. The goal of the analysis is to determine which entity is the primary obligor in the arrangement. After weighing many indicators including Realty Capital Securities’ position as the exclusive broker-dealer primarily responsible for the distribution of its customers’ shares, its discretion in supplier selection and that Realty Capital Securities’ suppliers bear no credit risk, Realty Capital Securities has concluded that the gross basis of accounting for its commission and fee revenues is appropriate.

Realty Capital Securities receives fees and compensation for providing investment banking and related advisory services. Such fees are charged based on agreements entered into with unaffiliated and affiliated public issuers of securities on a negotiated basis.

Reimbursable Expenses

Realty Capital Securities includes all reimbursable expenses in gross revenue because it is the primary obligor, has discretion in selecting a supplier, and bears the credit risk of paying the supplier prior to receiving reimbursement from the customer.

Income Taxes

As a limited liability company, Realty Capital Securities is not subject to income taxes. The members report their distributive share of realized income or loss on the individual tax returns. Accordingly, no provision for federal or state income taxes is reflected in the accompanying statement of operations.

Results of Operations

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenues and Other Operating Income

	2012	2011
	(in thousands)
Revenues:
Commissions	$180,481	$105,393
Dealer manager fees	104,861	67,755
Investment banking advisory services	925	—
Reimbursable expenses	1,185	1,872
Loss on investment	—	(300)
Other	45	9
Total revenues	$287,497	$174,729

Total revenues increased $112.8 million, or 65%, to $287.5 million for the year ended December 31, 2012, compared to total revenues of $174.7 million for 2011. Commissions and dealer manager fees increased by $75.1 million and $37.1 million, respectively, resulting from $2.95 billion of direct investment equity capital raised during 2012 compared with $1.8 billion of equity capital raised during 2011. Investment banking advisory services related to a liquidity event resulted in $0.9 million of revenue during 2012. Revenues for 2011 included a $0.3 million loss on investments.

Operating Expenses

	2012	2011
	(in thousands)
Expenses:
Third-party commissions	$180,510	$105,268
Third-party reallowance	26,849	14,927
Internal commissions, payroll and benefits	45,865	29,174
Conferences and seminars	14,938	12,135
Travel	6,235	5,942
Marketing and advertising	2,680	303
Professional fees	1,567	1,918
Other	1,442	1,320
Total expenses	280,085	170,987
Net income	$7,412	$3,742

Total expenses increased $109.1 million, or 64%, to $280.1 million for the year ended December 31, 2012 compared to $171.0 million for the year ended December 31, 2011. Third-party commissions and third-party reallowance increased by $75.2 million and $11.9 million, respectively, resulting from $2.95 billion of equity capital raised during 2012 compared with $1.8 billion of equity capital raised during 2011. Marketing and advertising expenses increased to $2.7 million during 2012 from $0.3 million in 2011.

Net income for 2012 increased 98% to $7.4 million, compared to net income of $3.7 million in 2011.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Revenues and Other Operating Income

	2011	2010
	(in thousands)
Revenues:
Commissions	$105,393	$75,714
Dealer manager fees	67,755	34,294
Reimbursable expenses	1,872	4,115
Loss on investment	(300)	—
Other	9	7
Total revenues	$174,729	$114,131

Total revenues increased $60.6 million, or 53%, to $174.7 million for the year ended December 31, 2011, compared to $114.1 million for the year ended December 31, 2010. Commissions and dealer manager fees increased by $29.7 million and $33.5 million, respectively, resulting from $1.8 billion of equity capital raised during 2011 compared with $1.1 billion of equity capital raised during 2010. Revenues for 2011 included a $0.3 million loss on investments.

Operating Expenses

	2011	2010
	(in thousands)
Expenses:
Third-party commissions	$105,268	$75,279
Third-party reallowance	14,927	10,951
Internal commissions, payroll and benefits	29,174	19,194
Conferences and seminars	12,135	4,696
Travel	5,942	3,986
Marketing and advertising	303	351
Professional fees	1,918	803
Other	1,320	1,253
Total expenses	170,987	116,513
Net income (loss)	$3,742	$(2,382)

Total expenses increased $54.5 million, or 47%, to $171.0 million for the year ended December 31, 2011, compared to $116.5 million for the year ended December 31, 2010. Third-party commissions and third-party reallowance increased by $30.0 million and $4.0 million, respectively, resulting from $1.8 billion of equity capital raised during 2011 compared with $1.1 billion of equity capital raised during 2010.

Net income for 2011 increased to $3.7 million compared to a net loss of $2.4 million in 2010.

Liquidity and Capital Resources

Realty Capital Securities’ liquidity and capital resources are generated and generally available through cash flows from operation and interest earned on cash and cash equivalents. Realty Capital Securities may from time to time issue debt securities in either public or private offerings. The issuance of debt securities will depend on future market conditions, funding needs and other factors and there can be no assurance that any such issuance will occur or be successful.

The primary use of existing funds and any funds raised in the future is to expand our lines of business by funding internal growth and by acquiring complementary businesses or for general corporate purposes. The company also intends to pay quarterly cash dividends, subject to limitations imposed by Delaware law and in the sole discretion of our board of directors. See “Dividend Policy and Dividends.”

As a wholly owned subsidiary, Realty Capital Securities was initially capitalized and funded by its parent. During the years ended December 31, 2012, 2011 and 2010, Realty Capital Securities received financial support from its parent through capital contributions and expense allocation agreements.

Cash Flows

At December 31, 2012 and December 31, 2011, Realty Capital Securities had cash and cash equivalents of approximately $12.7 and $3.9 million, respectively. Cash provided by operating activities for the years ended December 31, 2012 and 2011 were approximately $13.4 million and $3.8 million, respectively. Realty Capital Securities expects that all current liquidity needs will be met with cash flows from operations and other activities.

Contractual Obligations

Realty Capital Securities had no borrowings during 2012 or 2011 and had no other significant contractual obligations during either period.

Leases

Realty Capital Securities occupies office space under various non-cancelable operating leases, expiring at various dates through 2016. Future annual minimum rental payments due are as follows:

Year Ending December 31,	Amount
(in thousands)
2013	$390
2014	242
2015	141
2016	48
$821

Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, or ASU 2013-02. This guidance is the culmination of the FASB's redeliberation on reporting reclassification adjustments from accumulated other comprehensive income. The standard requires that companies present information about reclassification adjustments from accumulated other comprehensive income in their interim and annual financial statements in a single note or on the face of the financial statements. This Accounting Standards Update, or ASU, is effective for interim and annual reporting periods beginning after December 15, 2012 for public entities, and effective for annual reporting periods beginning after December 15, 2013 for non-public entities. Early adoption is permitted. Realty Capital Securities will adopt this ASU beginning with the reporting period ending March 31, 2013. Realty Capital Securities does not anticipate the adoption of ASU 2013-02 will have a material impact on its financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles — Goodwill and Other (Topic 350) — Testing Indefinite-Lived Intangible Assets for Impairment, or ASU 2012-02, which updated guidance on the periodic testing of indefinite-lived intangible assets, other than goodwill, for impairment. This guidance will allow companies to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset, other than goodwill, is impaired in order to determine whether it is necessary to perform a quantitative impairment test. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. Realty Capital Securities will adopt this ASU beginning with the reporting period ending March 31, 2013. Realty Capital Securities does not anticipate the adoption of ASU 2012-02 will have a material impact on its financial statements.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU is a result of joint efforts by the FASB and the International Accounting Standards Board to develop a single, converged framework on how to measure fair value and what disclosures to provide about fair value measurements. This ASU is largely consistent with existing fair value measurement principles of GAAP, however, it expands existing disclosure requirements for fair value measurements. The ASU is effective for interim and annual reporting periods beginning after December 15, 2011 for public entities, and effective for annual reporting periods beginning after December 15, 2011 for non-public entities and applied prospectively. Non-public entities may apply the amendments in the ASU early, but no earlier than for the interim periods beginning after December 15, 2011. Realty Capital Securities adopted this ASU beginning with the reporting period ended March 31, 2012. Adoption of this guidance did not have a material impact on Realty Capital Securities’ financial statements.

BUSINESS

RCS Capital Corporation is a newly organized Delaware corporation, incorporated on December 27, 2012. We are taking the company public primarily in order to raise capital to operate and grow our four lines of business: a wholesale broker-dealer, an investment banking and capital markets business, a transaction management services provider and a transfer agent. We believe that this offering will allow us to execute our growth strategy more quickly and effectively. We believe that, as a public company, we will have greater visibility with prospective clients and industry peers, increased access to capital and additional currency with which to explore strategic combinations and opportunities as they arise. Finally, we expect that operating as a public company will provide us and our operating subsidiaries with increased brand recognition and will enhance our ability to attract and retain top professionals by enabling us to offer equity-based incentives linked directly to the long-term success of our business. However, fulfilling our public company financial reporting and other regulatory obligations will be expensive and time-consuming and may strain our resources.

Our leading position as a wholesale broker-dealer in the direct investment program industry, as well as our ability to grow our revenues and earnings, is due in large part to our affiliation with American Realty Capital, the leading sponsor and investment manager of direct investment programs in the United States. American Realty Capital was founded in 2007 and is currently managed by Nicholas S. Schorsch, the executive chairman of our board of directors and William M. Kahane, our chief executive officer and a member of our board of directors. American Realty Capital was formed to provide sponsors and advisors of direct investment programs with strategic and financial advice in connection with the formation, distribution, maintenance and value optimization phases of their offerings. Our wholesale broker-dealer, investment banking and capital markets business, transaction management services provider and transfer agent started as components of American Realty Capital’s in-house capabilities. We are being formed in order to expand and grow these business lines. After the completion of this offering, American Realty Capital, newly separated from us, will continue to operate its historical businesses, while maintaining a direct relationship with us through services arrangements and common ownership.

We presently are under contract to provide distribution, investment banking and capital markets, transaction management, due diligence, marketing and promotional services to 11 real-estate focused direct investment programs sponsored by American Realty Capital, with combined equity securities under registration for sale of more than $14.4 billion, of which $     has been sold through February 28, 2013. Additionally, we provide services for another real estate-focused direct investment program, a business development company and a publicly traded REIT and intend to provide services to an open-end and closed-end registered investment fund. At the same time, our long-term strategy includes extending our services to sponsors and participants in addition to American Realty Capital, thus obtaining a broader footprint in the investment industry as a whole.

The direct investment program industry offers investment programs which provide for flow-through tax treatment under U.S. tax law, including, but not limited to, REITs and other types of real estate programs, business development companies, equipment leasing programs and oil and gas programs. Generally, securities issued in a direct investment program are publicly registered but are not listed on a national securities exchange, have limited liquidity, are managed by external managers who are compensated for their services, and are subject to front-end fees. We have provided or currently are providing broker-dealer, investment banking, capital markets and transaction management to 12 direct investment programs, including 11 non-traded REITs and one business development company. Additionally, we currently provide services to a publicly listed REIT and intend to provide services to an open-end and closed-end registered investment fund which are both currently in registration, all sponsored by American Realty Capital. Since our formation, our principals have invested significant financial and intellectual capital to position us for growth opportunities in the direct investment program industry, anticipating the need of investors in such programs for liquidity, thus increasing the capital flow from the direct investment program space to the publicly traded markets. In our view, we are the only investment bank principally focused on the direct investment program sector which also has the ability to navigate successfully the publicly traded markets.

We focus on serving the specific investment criteria of the direct investment program industry and the individual investors who are the primary users of these investments; in the judgment of our management, this sector has generally been underserved by other investment banks. Sponsors and stockholders of direct investment programs have unique requirements, and we believe that our common ownership with American Realty Capital, the leading sponsor of direct investment real estate offerings in the United States, gives us an especially good perspective on these requirements and a special vantage point from which to address them. Even as the direct investment program industry attracts greater attention from larger investment banks, we believe our competitive advantage lies in what we characterize as our “first-hand” industry insights, our understanding of the regulatory environment and our familiarity with retail broker-dealers, their registered representatives and their clients. We believe that this knowledge of, and singular attention, to the direct investment program industry should allow us to provide greater levels of service than our competitors.

We believe that our lines of business exhibit considerable synergies, allowing us to offer direct investment programs and their sponsors an integrated solution for each stage of a program’s life cycle. Our transaction management business provides services related to the organization, formation and registration of these programs at their inception. Our wholesale broker-dealer provides distribution capabilities during the offering stage, while our transaction management and transfer agent provide registration maintenance, due diligence, education and training and share transfer agency during the offering and operating phases. Finally, our investment banking and capital markets business provides strategic advisory services in connection with the structuring and organization of these offerings and in connection with value optimization events, as well as capital markets services at all stages of a program’s life cycle. We believe these same services also are useful to registered investment funds, which have less complicated life cycles but which nonetheless may require many, if not all, the same services over time.

The following table illustrates the typical timeline of a direct investment program and the services we provide to these programs and their sponsors at various stages of an offering.

Offering Stage	Duration	Elapsed Time	Description	Services Offered
Pre-registration	3 – 6 Months	3 – 6 Months	Planning, pre-filing, market evaluation	Investment banking Advisory services
Registration	3 – 6 Months	6 – 12 Months	SEC and Blue Sky filings, preparation of selling, training and education materials	Advisory services
Offering	18 – 36 Months	30 – 48 Months	Sales of securities, procuring selling agreements, broker-dealer due diligence, training and education, transfer agency, capital markets	Broker-dealer Advisory services Transfer agent Capital markets
Operation	36 – 84 Months	66 – 132 Months	Periodic SEC filings, transfer agency, capital markets	Advisory services Transfer agent Capital markets
Liquidation	6 – 12 Months	72 – 144 Months	Strategic alternatives evaluation, related SEC filings, due diligence preparation, transfer agency, capital markets	Investment banking Advisory services Transfer agent Capital markets

Since American Realty Capital was founded, the employee base of our wholesale broker-dealer, transaction management services provider and investment bank has steadily grown. We seek to continue to build our transfer agent. We believe our employees have the professional credentials, licenses and skill sets necessary to execute our businesses, which skills include: investment banking, capital markets, securities sales, legal, accounting and compliance. We believe our employees enjoy a strong sense of purpose and loyalty to serving our investors, registered representatives, broker-dealers, sponsors and direct investment program clients. We endeavor to center our services on what, in our view, is an established set of industry best practices based on integrity and aligning the interests of the program advisor and its management team with those of the clients, as detailed more specifically in our broker-dealer’s affiliated transactions best practices policy.

Public Non-Traded REIT
Fundraising 2003 – 2012
($ in millions)

Data derived from Robert A. Stanger & Co., Inc. Non-Traded REIT Industry Review & Outlook, 2012

Furthermore, since the market crash in 2008 – 2009, sales of direct investment programs have continued to expand, which we believe is the result of: (a) a growing understanding among the investing public of the risks and merits of these investments; (b) investors’ need for portfolio income; and (c) the lack of suitable income-generating investment alternatives. In 2010, 2011 and 2012, annual sales of direct investment programs in the U.S. totaled $8.7 billion, $10.1 billion and $13.3 billion, respectively.

The increase in the amount of the total capital raised in the direct investment program industry has corresponded with growth in both the number of direct investment programs, and in the number of direct investment program sponsors. As of January 1, 2005, Stanger tracked 39 direct investment programs from 33 sponsors. As of January 1, 2013, Stanger tracked 78 direct investment programs from 51 sponsors.

We believe that sponsors of direct investment programs have been increasingly focused on returning capital by providing investors with liquidity events that allow stockholders to monetize an otherwise illiquid investment. Furthermore, in our view, the time from the completion of the direct investment program offering period to the consummation of a liquidity event is decreasing. As sponsors seek to understand the relative risks and merits of various liquidity alternatives, most engage strategic advisors such as us to assist with the analysis and execution of these transactions.

We believe that the growth in the direct investment program industry suggests potential improvement to our revenues in several ways. First, high levels of annual capital raised is potentially positive for our wholesale broker-dealer and our investment banking, capital markets, transactional management and transfer agent businesses, which generate revenues from the formation, capitalization and sale of direct investment products. Second, growth in the total size of the industry as measured by total capitalization is potentially positive for our transaction management services and transfer agent businesses, each of which generates revenues from the operation of direct investment products. Finally, increasing frequency of liquidity events is potentially positive for our investment banking business, which generates revenues by advising direct investment programs regarding these events, and for our transaction management services business, which assists with the execution of these events. As noted above, many of these same services are required by and may be valuable to registered investment companies, and we believe that the opportunity to provide fund administration, transfer agency and other related services to affiliated and, potentially, non-affiliated investment companies is real and growing.

Our Wholesale Broker-Dealer

Our broker-dealer subsidiary, Realty Capital Securities, a member of FINRA, is a leader in the wholesale distribution of publicly registered non-traded real estate securities. A wholesale broker-dealer coordinates with registered representatives and registered investment advisors to execute the sale of securities issued in direct investment programs. In January 2013, Realty Capital Securities had a market share of 37.2% across the real estate direct investment industry’s $894.3 million in January 2013 sales of publicly registered non-traded REITs. According to Stanger this performance reflects market share more than double that of the next largest real estate-focused, multiproduct distributor. For the year ended December 31, 2012, we had a market share of 27.9% across the industry’s $10.3 billion of such sales.

Founded in 2007, Realty Capital Securities, has demonstrated significant growth across all aspects of its business. This growth has included the increase in the number of sector-specific products distributed, in the scope of business services provided and personnel providing those services, in the discrete disciplines represented within the firm, in overall sales, as well as underwriting and advisory fee revenue, profits and overall registered sales personnel count, as depicted in the table below. Realty Capital Securities, employs 137 individuals. Collectively, we retain 145 licensed personnel under the Realty Capital Securities name, which number includes 31 supervisory and compliance personnel. In 2012 Realty Capital Securities, was the leading multiproduct wholesale distributor of direct investment programs and, based on our review of the industry, represents the only investment banking operation within the broad financial services industry with a dedicated team intimately familiar with and specifically experienced in the specialized features, business objectives, potential universe of optimal liquidity strategies, debt strategies needs of publicly registered non-traded securities, their sponsors and investors.

Realty Capital Securities, provides exclusive dealer manager services for public, non-traded securities, including SEC-registered REITs and business development companies, sponsored and co-sponsored by American Realty Capital and other independent issuers of public, non-traded securities. Our wholesale broker-dealer intends to also distribute American Realty Capital-sponsored open-end and closed-end registered investment funds registered under the Investment Company Act.

In its capacity as wholesale distributor of multiple public, non-traded securities, Realty Capital Securities serves as the dealer manager for finite life or SEC-registered offerings. At its inception, our wholesale broker-dealer was built to distribute multiple, sector-specific public non-traded products on a platform designed to provide the retail broker-dealer community with a complementary set of finite life, sector-specific public, non-traded securities. Our wholesale broker-dealer distributes offerings that are subject to a thorough due diligence process and believes that it brings to market best-in-class products that address underserved investor needs. Today, our wholesale broker-dealer serves as the distributor for ten such offerings and provides wholesaling services which focus on the interaction with financial advisors who are affiliated with FINRA members, retail broker-dealer selling group participants and qualified registered investment advisors. Currently, our wholesale broker-dealer is the exclusive dealer manager for the following ten effective, publicly registered non-traded REITs: Phillips Edison-ARC Shopping Center REIT, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital — Retail Centers of America, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Healthcare Trust II, Inc., ARC Realty Finance Trust, Inc. and United Development Funding IV. Our wholesale broker-dealer is also the exclusive dealer manager for Business Development Corporation of America, Inc., a publicly registered non-traded BDC.

Over its history, our wholesale broker-dealer has served as the exclusive dealer manager in connection with 14 offerings of public non-traded securities offerings with over $21.4 billion of registered equities securities. Realty Capital Securities was the largest wholesale distributor of such offerings in 2012, with equity capital raised of approximately $3 billion, generating revenues of $287.5 million and net income of $7.4 million. Revenues from Realty Capital Securities will vary with changes in annual gross sales of the offerings it distributes. Realty Capital Securities market share of sales of direct investment programs since 2008 has increased significantly. The following table shows the growth in equity capital raised by our wholesale broker-dealer since 2008:

($ in millions)	2012	2011	2010	2009	2008
Actual number of publicly registered products distributed	10	10	5	3	1
Total industry sales of public non-traded REITs	$10,288	$8,358	$8,107	$6,105	$9,585
Equity capital raised(1)	$2,952.2	$1,765.1	$1,147.9	$284.5	$23.1
Revenue from product distribution	$286.6	$174.7	$114.1	$28.2	$1.4
Revenues from advisory services	$0.9	$—	$—	$—	$—
Total revenues	$287.5	$174.7	$114.1	$28.2	$1.4
Profit/(Loss)	$7.4	$3.7	$(2.4)	$(4.0)	$(2.6)
Year over year profit growth (%)	98.1%	257.1%	40.6%	(54.8%)	—
Registered personnel	133	108	90	62	—	(2)
Branch offices	9	6	6	2	2

(1)	Equity capital raised represents the dollar volume of the aggregate gross proceeds from equity in direct investment programs sold by retail broker-dealers with whom our wholesale broker-dealer had an exclusive dealer manager relationship.
(2)	Cannot be determined at this time.

The following charts set forth our market share within the public, non-traded REIT industry for the year ended December 31 2012 and for January 2013:

Data derived from Robert A. Stanger & Co., Inc. The Stanger Market Pulse, December 2012 and January 2013

We believe that our wholesale broker-dealer has established itself as the leading distributor in the direct investment program industry. In our opinion, this has been achieved by employing a strategy focused squarely on the quality of the sector-specific products it evaluates, based on, assessment of the market need for the products and the timing of relevant market cycles. We believe it has shown an ability to evaluate a management team’s acuity, performance and experience in executing the particular strategy within the sector it has targeted for product distribution. Our wholesale broker-dealer has a five-year track record evidencing an ability to build the sale of its products through a broad base of financial advisors. Our wholesale broker-dealer has a ten-person national accounts and business development team staffed with senior executives with over 150 years of collective experience in a wide range of product distribution and sales roles. These individuals, together with the Realty Capital Securities product diligence and executive management teams, have built a selling group of over 300 brokerage firms with 1,050 active selling agreements across its product platform. We believe that these firms represent the majority of independent broker-dealers participating in the direct investment program industry today. Our wholesale broker-dealer assembles a team of selling dealers whose financial advisors sell one or more of our wholesale broker-dealer products to their retail and institutional clients. Throughout a product’s sales cycle, our wholesale broker-dealer’s wholesalers conduct approximately 1,300 meetings each week (approximately 60,000 meetings each year) with financial advisors affiliated with selling group members to introduce the concept of non-traded offerings generally, and to inform and educate this audience about Realty Capital Securities products, specifically.

Our wholesale broker-dealer has demonstrated a history of growing its distribution business and growing its year-over-year revenues and profitability. We believe that we have built a platform that can continue to be expanded to sell a larger number of differentiated investment offerings. A significant factor in our growth is the diversity of its funding sources in that, typically, no one selling group member represents more than 6% of a product’s overall sales. Additionally, our wholesale broker-dealer is not overly reliant on any single offering for its sales growth. We believe it has achieved considerable economies of scale and scope over its operational history and, given embedded competencies and relevant experience of its personnel, is well-positioned to realized continued growth in sales and broadened product base.

Our Investment Bank

Overview

Operating under the name RCS Capital, our investment banking and capital markets business provides strategic advisory and capital markets services to sponsors of direct investment programs sponsored directly or indirectly by American Realty Capital as well as to sponsors of other direct investment programs, and expects to do so for registered investment funds and public and private businesses in the real estate, financial services, alternative investment and other sectors. In 2012, our investment banking and capital markets business was the second largest advisor to real estate mergers and acquisitions in the United States, advising on $5.5 billion in purchase price of such mergers and acquisitions. In 2012, our capital markets team advised on $5.8 billion of equity capital markets transactions and $1.8 billion of debt capital markets transactions. See “Risk Factors — Risks Related to Our Business — Substantially all our revenues are derived from one client and the termination of any one dealer manager relationship or advisory engagement could reduce our revenues and harm our operating results.”

We believe that the breadth, knowledge and success of the strategic advisory and capital markets services that our investment banking and capital markets business has rendered to American Realty Capital will continue to be a key factor in attracting third-party entities seeking our strategic advisory and capital markets services. We expect to be retained by third-party sponsors of direct investment programs and registered investment funds to develop and structure new alternative investment products, to act as strategic advisor in buy-side and sell-side mergers and acquisitions engagements and to provide debt and equity capital markets services as well as other services.

Due to the transactional nature of our investment banking revenues, investment banking and capital markets profits may change from period to period based on the volume and nature of transactional activity. However, we generally expect strategic transactions for direct investment programs from which we expect to derive a substantial portion of our revenues to increase in frequency over the next three to five years, which may include acquisitions, dispositions, mergers, listings on a national securities exchange and initial public offerings. We also generally expect direct investment programs and registered investment funds to require capital markets services as they seek to access the equity and debt markets.

In the initial engagement of certain unaffiliated third parties, our investment banking and capital markets business may obtain certain sensitive confidential information about competitors of American Realty Capital. Our investment banking and capital markets professionals and their affiliates will be subject to the confidentiality provisions contained in each respective engagement agreement. In addition, our investment banking and capital markets business is a division of our wholesale broker-dealer, an SEC-registered broker-dealer and FINRA member. Our investment banking and capital markets personnel are supervised persons subject to our wholesale broker-dealer’s policies and procedures which are intended to restrict the inappropriate use and/or disclosure of sensitive or confidential information. These same policies and procedures apply to our wholesale broker-dealer’s executive management and wholesale professionals, and will also be implemented among our other lines of business. Thus, we believe that we have adequate protections to ensure that sensitive competitor information is restricted to the professionals and employees of our four lines of business.

Strategic Advisory Services

Our investment banking business will provide strategic advisory services in connection with (1) advising sponsors in the structuring and development of new direct investment programs and registered investment funds and other products; (2) advising sponsors and companies, including with respect to direct investment products, as both buyers and sellers in connection with merger and acquisition transactions; (3) advising direct investment programs, especially SEC-registered, non-traded companies, in connection with liquidity alternatives, which may include listing on a national securities exchange and initial public offering transactions; and (4) debt and equity capital raising advice, including structuring, pricing and marketing.

Many of our strategic advisory service clients are also direct investment programs for whom our wholesale broker-dealer raises or has raised equity capital. In particular, due to the specialized nature of the direct investment industry, we believe we are particularly well suited to provide strategic advisory services to direct investment programs that are distributed by our wholesale broker-dealer. Direct investment programs generally follow a predictable life cycle, consisting of a structuring and development phase, a distribution phase and a value optimization phase. During each phase, our investment banking business is equipped to provide strategic advisory services. In addition, we expect to expand our business by providing strategic advisory services to other direct investment programs and to registered investment funds.

During the structuring and development stage of the life cycle of a direct investment product, we perform strategic and financial analyses and conduct research as to the competitive landscape for a particular program or fund. Based on our analysis, we then generally advise on the appropriate capital structure and corporate or fund structure, which may take the form of a REIT, business development company or other structures, and then develop and execute on a plan to implement the desired capital structure, which may include preparing marketing sales materials and board and investor presentations. In some circumstances, our advice may include identifying issues, conducting diligence, negotiating with potential joint venture partners and sub-advisors and evaluating potential acquisition targets in situations where it is deemed desirable to accelerate early-stage growth via acquisition.

During the distribution stage of a direct investment program, we conduct ongoing market analysis, provide strategic advice and make portfolio and capital markets recommendations to our clients. In providing such services, we analyze investment markets, competitors’ operations and capital markets activity.

Once a direct investment program completes its equity offering, we provide sponsors and boards of directors with strategic advice regarding potential value optimization alternatives based on performance, the competitive landscape and overall market activity. When we are engaged to provide strategic advisory services in connection with value optimization events, our services may include:

•	providing valuation analyses and financial modeling;
•	evaluating and recommending financial strategic alternatives;
•	advising on the appropriate process with respect to the strategic alternative;
•	assisting in the preparation of an offering memorandum or other appropriate sales materials;
•	identifying and contacting selected qualified acquirers/acquisition targets; and
•	assisting in negotiating and closing the proposed strategic transaction.

In certain cases, a value optimization event may take the form of the listing of common stock on a national securities exchange. In connection with a listing transaction, our strategic advisory services may include:

•	analyzing the cost/benefit of listing on a national securities exchange;
•	analyzing the potential needs and sources of additional investment and operating capital, whether in the form of equity or debt;
•	analyzing any capital surpluses and identifying potential uses thereof, including, a potential self-tender offer, and coordinating such self-tender;
•	advising as to public market structuring or capitalization issues;
•	preparing post-listing marketing materials; and
•	assisting with institutional stockholder and sell-side research analyst relations.

Once a company becomes publicly traded on a national securities exchange, we continue to provide strategic advisory services, including:

•	identifying and evaluating potential corporate or portfolio acquisition targets;
•	providing valuation, strategic analyses and financial modeling;
•	evaluating and proposing financing alternatives;
•	providing advice regarding the timing, structure and pricing of proposed acquisitions;
•	assisting in the negotiation and closing of acquisitions; and
•	assisting in obtaining ratings from a nationally recognized credit rating agency.

Capital Markets Services

Our investment banking and capital markets professionals have extensive knowledge and experience in raising debt and equity capital for private and public companies. We provide advice to a range of companies regarding sources, forms and relative cost of capital.

Our debt capital markets team has closed loans, and maintains ongoing contact, with a variety of lender types including global financial institutions, money center banks, regional banks, community banks, life insurance companies, and specialty finance companies. In 2012, our debt capital markets team structured and closed over $1.8 billion in debt financing arrangements. Our debt capital markets team sources, structures and maintains a variety of debt finance and derivative arrangements on behalf of our clients, including:

•	secured senior and mezzanine corporate loans;
•	unsecured corporate loans;
•	mortgage loans on individual properties or groups of properties;
•	mezzanine loans on individual properties or groups of properties;
•	preferred equity investments in individual properties or groups of properties;
•	interest rate swaps and options; and
•	foreign currency hedging.

Our debt capital markets advisory services involve determining the business strategies and objectives of our clients and their investment objectives with respect to debt and derivatives, including proper laddering strategies for loan maturities. Our analysis involves researching comparable debt and derivative transactions and preparing detailed risk/reward financial analyses of debt financing and derivative alternatives. In addition, we monitor global markets for risk, interact with the lending community to stay abreast of currently available products and market pricing and interact with financial institutions and our investment bankers to stay abreast of currently available interest rate and foreign currency derivative products and market pricing. Our analysis results in recommendations to our clients as to the appropriate debt financing or derivative product for a particular situation.

In the sourcing and structuring phase of a debt capital markets transaction, our services may include:

•	leveraging what we believe are our extensive banking relationships to source appropriate debt financing and derivative products;
•	performing cost analysis and other financial modeling to compare across alternative products;
•	negotiating commitments with lenders and derivative counterparts;
•	negotiating definitive documentation for debt and derivative products;
•	performing financial covenant analysis; and
•	coordinating with outside advisors and service providers.

After a financing or derivative transaction has closed, our debt capital markets team may continue to provide maintenance services, including:

•	providing full life-cycle support by assisting with a variety of complex transaction issues with lenders or derivative counterparties;
•	monitoring global markets to advise clients if past derivative trades should be adjusted or eliminated;
•	negotiating amendments and consents to existing facilities;
•	communicating with clients to asses changes in client objectives;
•	coordinating the payoff of existing facilities; and
•	generally monitoring product performance.

Our investment banking team structures and negotiates a variety of equity capital markets arrangements on behalf of issuers and their respective sponsors, including initial public offerings, secondary or follow-on offerings, universal registration statements, Regulation S offerings, “at-the-market” offering programs and other public offerings. In 2012, our investment banking team structured approximately $5.8 billion in equity capital markets transactions. In connection with our equity capital markets advisory work, our services may include the following:

•	underwriter selection;
•	structuring;
•	valuation;
•	research;
•	marketing;
•	distribution strategy;
•	determining size;
•	allocations; and
•	stabilization.

We also will support Realty Capital Securities as an underwriter of initial public offerings and follow-on equity offerings. We have been part of the management group in underwritten offerings of public equity. We currently have a network consisting of over 350 broker-dealers through which we syndicate these offerings.

We also have significant relationships with institutional investors that make direct investments in real estate with asset managers such as American Realty Capital. We receive fees from investment managers, including American Realty Capital, in connection with serving as an agent in securing equity capital commitments from such institutional investors. The services that we provide to investment managers in connection with private equity capital raising are similar to services we provide in other capital markets engagements.

Transaction Management Services

Overview

Operating under the name RCS Capital, our transaction management team is comprised of 36 professionals who provide a range of services to direct investment programs and their sponsors including: offering registration and blue sky filings, regulatory advice with respect to the SEC and FINRA, registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquidity events and other strategic transactions. We believe that the services offered by our transaction management services provider complement the service offerings of our other lines of business.

Additionally, in light of our transaction management services provider’s experience in providing strategic advice with respect to liquidity events and other strategic transactions for direct investment programs, we believe that our team is, in coordination with external counsel, equipped to advise issuers of other financial products as well. We intend to continue to expand the breadth of our transaction management team in order to provide services for additional investment products.

Our transaction management services provider is not in the business of, and does not hold itself out as, providing legal advice to its clients. However, it does offer services that are intended to be in compliance with the complex regulatory environment surrounding the direct investment program industry.

New Offerings

Our transaction management team is active at the inception stage of direct investment programs and other public companies and assists in determining the desirable structure for a particular program, fund or company in coordination with our investment banking and capital markets professionals. Our transaction management team expects to structure and organize all new programs, funds or other public companies sponsored by American Realty Capital and intends to expand to structure and organize similar programs or offerings for other sponsors. In certain circumstances where it is deemed desirable, we may assist in establishing joint venture and advisor/sub-advisor structures, as well as assisting with acquisitions to accelerate early-stage growth via acquisition.

Registration and Continuous Offering Management

We believe that the registration of direct investment programs requires specialized expertise. Direct investment programs, which in many cases are blind pool offerings that conduct continuous offerings, require thoughtful planning and attention. In particular, such products must comply with federal securities laws, as well as rules and regulations imposed by the SEC and FINRA. Additionally, since direct investment products are not listed on a national securities exchange, they are not deemed federally covered securities and, accordingly, do not benefit from certain federal preemptions provided to exchange-traded products. Absent such federal preemption, state securities regulations will apply to the registration of these products in each state jurisdiction, or blue sky jurisdiction. While certain state blue sky jurisdictions provide no limitations with respect to direct investment products, the state registration process may be more complex and restrictive in other jurisdictions.

Our transaction management services provider is responsible for structuring and organizing American Realty Capital-sponsored direct investment products and has extensive experience in structuring and coordinating their registration in light of all three legal and regulatory frameworks. We view our transaction management services provider as integral in assisting issuers of direct investment products in maintaining compliance with federal and state level regulations throughout the course of an offering, as well as compliance with financial reporting and ongoing disclosure requirements changes that are unique to a continuous offering.

SEC Registration

Two major federal statutes govern the offer and sale of securities in the United States: the Securities Act and the Exchange Act. The Securities Act primarily controls the initial offer and sale of securities while the

Exchange Act governs the resale of securities on exchanges or otherwise. Section 5 of the Securities Act specifically imposes registration requirements on issuers of publicly offered securities with such registration being accompanied by disclosure requirements. Direct investment programs registering their securities under Section 5 will offer securities, in most cases, pursuant to Rule 415 of the Securities Act, which allows the issuer to offer securities continuously for up to three years. Furthermore, Rule 415 may allow an issuer to continue to offer securities beyond the initial three-year period with further securities filings. Beyond initial registration, the Securities Act and Exchange Act impose ongoing financial and other reporting requirements. Our transaction management services provider is suited to usher an issuer through initial SEC registration, ongoing reporting and follow-on public offerings allowed by Rule 415.

In light of the requirements under Section 5 of the Securities Act, direct investment programs must prepare registration statements for filing with the SEC in connection with their public offerings. Along with handling the initial registration of these products with the SEC, our team adapts disclosure requirements unique to direct investment products, driven, for example, by SEC industry guidelines implemented through Industry Guide 5, or Guide 5, which governs the preparation of registration statements related to certain real estate securities. Guide 5 requires enhanced disclosure on prior performance and governs the balance of statements in disclosure documents and sales material. Additionally, in connection with financial reporting requirements under the Exchange Act which are ongoing and require current, quarterly and annual reports, issuers and their officers are subject to Sarbanes-Oxley which requires certain certifications in connection with Exchange Act financial reporting, imposes audit committee independence rules and requires an issuer to use certain internal controls and procedures in its preparation of financial information.

Because the registration of most direct investment products is conducted in a continuous manner (for two to three years), there are ongoing reporting requirements necessitating detailed attention. These federal requirements are imposed by the Securities Act, the Exchange Act and Sarbanes-Oxley, among other regulations. Our transaction management services provider oversees direct investment products in the pre-registration stage, the pre-operational stage and the offering stage and is suited to work with issuers to manage other securities transactions including, but not limited to, proxy solicitation, tender offers and insider reporting.

FINRA Registration

Alongside our wholesale broker-dealer, we believe our transaction management services provider is well suited to anticipate the requests of FINRA during the registration process. Because our wholesale broker-dealer is the exclusive dealer manager for multiple direct investment products, our team has developed experience in advising issuers of direct investment products on the FINRA registration process and have been substantially involved in working with FINRA in obtaining approval to distribute these products in accordance with FINRA guidance.

Our transaction management services provider combines transaction management services and sales and promotional efforts in order to prepare compliant sales material for issuers of securities. Because certain direct investment programs are subject to FINRA and Guide 5 limitations with respect to how they can market their securities, in-depth knowledge and a seamless network of professionals is necessary to outfit the marketing process for direct investment programs. We believe that by providing both transaction management services and marketing efforts to issuers, we are able to help issuers market their securities in a seamless and cost-effective manner.

State Registration Process

Along with registration with the SEC and FINRA, direct investment products must be registered with each blue sky jurisdiction, adding a third tier of regulation to these products, unless a certain exemption from state registration is applicable. Our transaction management services provider coordinates this effort from the commencement of SEC registration and attempts to anticipate state securities law issues from the formation of an issuer. Some jurisdictions, like the SEC, require issuers of direct investment products to expand, revise or modify disclosure in applicable registration statements during the course of registration. These disclosure jurisdictions impose additional requirements to the registration process that expand upon those implemented by the SEC in its rules and regulations. We believe that our transaction management services provider is well versed in these requirements.

Other jurisdictions impose certain substantive standards on direct investment products. Such a jurisdiction, usually described as a merit jurisdiction, reviews the disclosure provided by an issuer of a direct investment product and adds certain limitations to the structure and sale of these products. A majority of merit jurisdictions have adopted the North American Securities Administrators Association Statements of Policy, which we refer to collectively as the NASAA Guidelines, and require that applicable disclosure and organizational documents be conformed thereto. The NASAA Guidelines require limitations on certain transactions and require issuers to maintain certain stockholder rights.

Unlike SEC registration, which, in the case of most direct investment products, allows for a three-year registration period, blue sky jurisdictions require annual registration renewals during the course of SEC registration. Along with these annual renewals, certain blue sky jurisdictions conduct additional reviews of the issuer’s offering and may “reopen” a review in connection with certain matters which can cause a delay and, in certain cases, require the suspension of, an offering in certain blue sky jurisdictions. Along with the initial registration of securities in the blue sky jurisdictions of various states, our team will provide ongoing services in connection with the renewal of such registrations on an annual basis. Ultimately, our transaction management services provider will be deeply involved in each stage and aspect of an issuer’s offering.

Strategic Advisory Services

In addition to the management of the registration process and compliance with ongoing regulatory obligations, our transaction management team also supports our investment banking team in providing strategic advisory services. We believe that our team’s in-depth knowledge of an issuer through its formation, registration and offering stages, including its involvement in the initial structuring of a direct investment program, makes it well suited to provide advice in connection with successful implementation of end-of-cycle liquidity events, such as a sale.

Because our team has overseen continuous offerings, it has been involved in the initial preparations required to execute a liquidity event (including two listings and two public mergers to date). Our team coordinates with other banking professionals, once engaged by an issuer, to take the initial steps toward unlocking stockholder value. Our team coordinates issuer due diligence, negotiates operative agreements in connection with reorganizations and listings and prepares issuers for many of the aspects of a reorganization including, but not limited to, proxy solicitation, public relations, listing on a national securities exchange, delisting from a national securities exchange, preparation of registration statements in connection with a proxy statement and issuance of shares in connection with the reorganization, marketing of a strategic transaction and coordinating each of these items in a timely and efficient matter in order to streamline the reorganization process. We believe that our team is uniquely suited to provide these services to American Realty Capital-sponsored issuers and other issuers of direct investment and other investment products, as demonstrated by its recent participation in several major liquidity events in the direct investment program industry.

Capital Markets Advisory Services

Our transaction management team also supports our investment banking and capital markets business in connection with equity capital markets and debt capital markets transactions, including initial public offerings, secondary or follow-on offerings, universal registrations, Regulation S offerings, “at-the-market” offering programs and other public offerings and private placements. Our team expects to coordinate a variety of debt capital markets transactions on behalf of our debt capital markets team, which is focused on debt financing arrangements, such as senior and mezzanine corporate loans, mortgage loans and preferred equity, as well as derivative arrangements, such as interest rate swaps, options and foreign currency hedges. Our team coordinates with banking professionals, lenders, borrowers, issuers, underwriters and others in order to manage and successfully effectuate transactions. Our team is generally involved in all aspects of a transaction from the initial negotiation of a term sheet or engagement, to coordinating due diligence, to the negotiation of definitive documentation, to the closing of the transaction.

Registered Investment Fund Services

We expect that our transaction management team will contract with registered investment companies to provide fund administration services. We expect that these services will include those necessary to the operation of such companies under applicable legal, regulatory and operational requirements, including the following: managing governance and related matters, preparing and filing registration statements and periodic reports with the SEC, preparing and distributing reports to shareholders, providing (or procuring) fund accounting services, managing associated compliance, legal and operational issues, handling communications with regulators, coordinating the audit process, coordinating the efforts of transfer agents and custodians, purchasing fidelity bond and errors and omissions coverage, coordinating with the chief compliance officers for the companies, conducting training for new trustees, managing the companies’ codes of ethics and coordinating contract approval processes.

We intend that our transaction management team will also support Realty Capital Securities, LLC in its capacity as an underwriter, providing a number of distribution-oriented and related services to the companies it serves. These services are intended to include: negotiating selected dealer agreements covering the sale of fund shares, negotiating arrangements for the sale and custody of shares with broker-dealer platforms, implementing agreements with National Securities Clearing Corporation and other fund trading and clearing systems, and calculating, collecting and paying applicable sales charges and distribution expenses. We also intend that our transaction management team will create and submit reports to the fund administrator and board of trustees regarding sales and distribution activities and expenditures, prepare sales materials and submit said materials to FINRA for review, and distribute prospectuses and sales materials per SEC and FINRA rules.

Offering Due Diligence Services

Because the offering of direct investment products is continuous for roughly two to three years (and possibly longer), selling dealers employ their own due diligence teams or third-party consultant firms to perform a detailed review of direct investment products before and during the life of an offering. Our transaction management team includes due diligence professionals who work closely with the selling dealers and their representatives to provide the most detailed and accurate information about products sold by our wholesale broker-dealer. Thereby, selling dealers can provide an up-to-date picture to the investor concerning the issuer, its performance, its returns and other details. Along with serving to assist in registering offerings as necessary, our transaction management services provider is equipped to work with selling dealers to finalize the due diligence process while our wholesale broker-dealer assembles its group of selling dealers.

Marketing and Promotional Services

Our transaction management team includes marketing and promotional professionals who assist issuers and our wholesale broker-dealer in providing up-to-date information to selling dealers and investors. From the genesis of an offering through the expected close of a continuous offering, our marketing team provides substantial promotional support to our wholesale broker-dealer in providing promotional materials through forums, webinars, press releases and other mass forms of communication. Our marketing team helps sustain the selling efforts of our broker-dealer’s direct investment offerings from inception to the close of an offering. In addition, our transaction management services provider coordinates the filing of such sales materials with FINRA, the SEC and blue sky jurisdictions. The filing of such sales material may require certain modifications to be made to such sales material in connection with FINRA, SEC and state review, as direct investment programs are subject to compliance with Guide 5.

Our Transfer Agent

Overview

Our transfer agent is registered as a transfer agent with the SEC. Our transfer agent will enter into contracts to act as registrar, provide record-keeping services and execute the transfer, issuance and cancellation of shares or other securities in connection with offerings conducted by issuers sponsored directly or indirectly by American Realty Capital. In addition, our transfer agent may act on behalf of other issuers of direct investment products and other securities, including securities issued by registered investment companies. We expect that our transfer agent will also be responsible for coordinating tax reporting efforts and the payment of distributions and redemptions, among other services. We believe our transfer agent is well suited to manage DRIPs and share repurchase programs, which are common features of direct investment products, because of its personnel’s knowledge of, and experience with, these features of direct investment products and the experience of employees of the operating subsidiaries in executing transactions under DRIPS and share repurchase programs while employed by our dealer manager and other entities involved in the transfer agency business. Certain employees of our transfer agent have extensive experience in supervising third-party transfer agency service providers and we believe our transfer agent can use this experience to successfully grow its business. We expect that our transfer agent will add another facet to our management and oversight of the sale and distribution of direct investment products. We expect that our transfer agent will generate fees from a variety of services performed for issuers of direct investment products and registered investment companies. We anticipate that those fees will be in the form of flat or account-based fees for services and per transaction fees. In 2012, American Realty Capital spent $4.9 million on transfer agency services, although there can be no assurance that we will be able to benefit from such expenditures in the future. In light of that potential revenue, we have decided to start our transfer agency business in order to attempt to capture market share in an industry that we expect will grow.

Coordinating the Execution of an Offering

While our transaction management services provider will be responsible for structuring each offering of direct investment products, our transfer agent will supplement these services by executing the actual sale, repurchase and cancellation of each share sold. Our transfer agent will maintain records for each share sold, provide end-of-year tax reporting information and will assist in assembling information about investors that purchase direct investment products in connection with the proxy solicitation process for annual and special meetings of stockholders.

Monitoring an Offering

Along with helping to coordinate the sale and repurchase of shares of common stock, our transfer agent will, in its capacity as a registrar, monitor the valid execution and transfer of authorized shares by each issuer. Because of the requirement that direct investment products must be registered in blue sky jurisdictions, our transfer agent will also provide data to our wholesale broker-dealer and the issuers of direct investment products which will reflect the amount of shares sold in each blue sky jurisdiction. Because direct investment products are typically sold in 52 domestic jurisdictions (including the District of Columbia and Puerto Rico), it is important that an issuer and its dealer manager are aware of state-by-state registration requirements. Our transfer agent will assist these parties in assuring compliance with registration requirements from state to state.

Stockholder Information

Our transfer agent will retain stockholder information with respect to each purchase of direct investment products. Because of this, our wholesale broker-dealer and transaction management services provider will be able to easily retrieve this information from our transfer agent which will streamline the process of conducting an ongoing public offering.

American Realty Capital-Sponsored Direct Investment Programs and Publicly Traded REITs for Which our Wholesale Broker-Dealer Provided Exclusive Dealer Manager and Other Services

Our wholesale broker-dealer has acted as the exclusive dealer manager for each American Realty Capital-sponsored direct investment program listed below (which excludes American Realty Capital Properties, Inc., or ARCP) and has conducted each such offering on a “reasonable best efforts” basis. In such an offering, our wholesale broker-dealer is only required to use its good faith efforts and reasonable diligence to sell the shares and has no firm commitment or obligation to purchase any of the shares. As exclusive dealer manager for these offerings, our wholesale broker-dealer has provided wholesaling, sales, promotional and marketing assistance services to each such direct investment program in connection with the distribution of the shares offered pursuant to each program’s prospectus. In limited circumstances, our wholesale broker-dealer also may sell and may have sold a limited number of shares in such offerings at the retail level. Our wholesale broker-dealer also acted as a co-dealer manager for ARCP’s initial public offering of common stock, which commenced in July 2011 and was completed in September 2011. The offering was conducted on a “reasonable best efforts” basis. Following the completion of ARCP’s initial public offering, our wholesale broker-dealer provided certain advisory services in connection with ARCP’s follow-on offerings, which were completed in November 2011, June 2012 and January 2013, and ARCP’s at-the-market offering program which was utilized in January 2013 and may be reinstated from time to time, pursuant to the terms of the applicable at-the-market program prospectus. For a further description of ARCP and each American Realty Capital-sponsored direct investment program for which our wholesale broker-dealer acted as exclusive dealer manager, please see below.

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation, and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of February 28, 2013, NYRR had received aggregate gross proceeds of $217.4 million which includes the sale of 21.4 million shares in its public offering and $4.7 million from its distribution reinvestment plan. As of February 28, 2013, there were 23.9 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of February 28, 2013, NYRR had total real estate investments, at cost, of $350.7 million, comprised of 16 properties. As of December 31, 2012, NYRR had incurred, cumulatively to that date, $25.7 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $9.1 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of February 28, 2013, PE-ARC had received aggregate gross offering proceeds of $182.8 million which includes the sale of 18.5 million shares of common stock in its public offering and $2.1 million from its distribution reinvestment program. As of

February 28, 2013 PE-ARC had acquired 34 properties, 20 of which are held through a 54% owned joint venture, and had total approximate real estate investments at cost of $420.2 million. As of December 31, 2012, PE-ARC had incurred, cumulatively to that date, $18.9 million in offering costs for the sale of its common stock and $6.2 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of February 28, 2013, ARC HT had received aggregate gross offering proceeds of $816.5 million which includes the sale of 81.0 million shares in its public offering and $9.9 million from its distribution reinvestment plan. As of February 28, 2013, ARC HT had acquired 51 commercial properties, for a purchase price of $677.0 million. As of December 31, 2012, ARC HT had incurred, cumulatively to that date, $76.3 million in offering costs for the sale of its common stock and $12.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of February 28, 2013, ARC RCA had received aggregate gross proceeds of $9.2 million from the sale of 0.9 million shares in its public offering, including proceeds from its distribution reinvestment plan. As of February 28, 2013, ARC RCA acquired two properties for a purchase price of $54.2 million. As of December 31, 2012, ARC RCA has incurred, cumulatively to that date, $6.6 million in offering costs for the sale of its common stock and $1.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of February 28, 2013, ARC DNAV had received aggregate gross proceeds of $9.9 million from the sale of 1.0 million shares in its public offering. As of February 28, 2013, ARC DNAV had acquired eight properties with total real estate investments, at cost, of $27.4 million. As of December 31, 2012, ARC DNAV had incurred, cumulatively to that date, $3.9 million in offering costs from the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, immediately prior to the closing of the merger described below, ARCT III owned 533 single tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by the independent members of both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012 ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. In January 2013, ARCP commenced its “at the market” equity offering. In aggregate, ARCP has received $128.7 million of proceeds from the sale of common and convertible preferred stock. As of February 28, 2013, immediately prior to the closing of the merger described below, ARCP owned 158 single tenant, freestanding properties and real estate investments, at a purchase price of $307.7 million. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by both companies’ boards of directors and was subsequently approved by the independent members of both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to the terms of the Agreement and Plan of Merger, their respective cash or stock consideration, as elected, from ARCP. On March 21, 2013, the closing price per share of common stock of ARCP was $14.75.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of February 28, 2013, ARC Global received aggregate gross proceeds of $3.9 million from the sale of 0.4 million shares in its public offering. As of February 28, 2013, ARC Global had acquired one property with a base purchase price of $2.6 million. As of December 31, 2012, ARC Global had incurred, cumulatively to that date, $2.6 million in offering costs for the sale of its common stock and $0.2 million for acquisition costs related to its property acquisition.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of February 28, 2013, ARCT IV received aggregate gross proceeds of $671.5 million from the sale of 27.2 million shares in its public offering and $1.7 million under its distribution reinvestment plan. As of February 28, 2013, ARCT IV owned 74 freestanding properties at a purchase price of $154.2 million. As of December 31, 2012, ARCT IV had incurred, cumulatively to that date, $36.8 million in offering costs for the sale of its common stock and $2.3 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of February 28, 2013, ARC HT II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of February 28, 2013, ARC HT II has not acquired any properties. As of December 31, 2012, ARC HT II had incurred, cumulatively to that date, $0.8 million in offering costs for the sale of its common stock.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of February 28, 2013, ARC RFT received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of February 28, 2013, ARC RFT has not made any investments. As of December 31, 2012, ARC RFT had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of February 28, 2013, BDCA had raised gross proceeds of $204.7 million which includes the sale of 19.5 million shares in its public offering and $2.7 million from its distribution reinvestment program. As of February 28, 2013, BDCA’s investments, at original cost, were $290.9 million. As of December 31, 2012, BDCA had incurred, cumulatively to that date, $2.0 million in offering costs for the sale of its common stock.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our directors and executive officers.

Name	Age	Position
Nicholas S. Schorsch	52	Executive Chairman of the Board of Directors
William M. Kahane	64	Chief Executive Officer and Director
Edward M. Weil, Jr.	46	President, Treasurer, Secretary and Director
Peter M. Budko	53	Chief Investment Officer and Director
Brian S. Block	41	Chief Financial Officer, Assistant Secretary and Director
Leslie D. Michelson	62	Independent Director
Dr. Robert J. Froehlich	59	Independent Director
William G. Stanley	57	Independent Director

Nicholas S. Schorsch has served as executive chairman of our board of directors since February 2013. Mr. Schorsch has also served as co-chief executive officer of our Manager since       2013. Mr. Schorsch served as chairman of the board of directors of ARCT from August 2007 until January 2013, when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman of NYRR and the chief executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the PE-ARC advisor since its formation in December 2009. Mr. Schorsch has been the chairman of ARC-RCA and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the chairman and the chief executive officer of ARC HT and an executive officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America, or BDCA, since its formation in May 2010. Mr. Schorsch has been the chairman of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, and chief executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman of American Realty Capital Properties, Inc., or ARCP, and chief executive officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Schorsch has been chairman of ARCT III and chief executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman of ARC Global and chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He has also served as chairman of ARCT IV and the chief executive officer of ARCT IV, the ARCT IV Advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch also has served as the chairman of the board of directors of ARC HT II since its formation in October 2012. Mr. Schorsch has served as the chairman of the board of directors of ARC Realty Finance Trust, Inc., or ARC RFT, and the chief executive officer of ARC RFT and the ARC RFT advisor since their formation in November 2012. Mr. Schorsch has served as chairman of ARCT IV since its formation in January 2013 and chief executive officer of American Realty Capital Trust V, Inc., or ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003,

Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of NYRR, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC HT II, ARC RFT and ARCT V, his previous experience as president, chief executive officer and vice chairman of AFRT and his significant real estate acquisition and credit underwriting experience, make him well qualified to serve as executive chairman of our board of directors.

William M. Kahane has served as chief executive officer and a director of our company since February 2013. Mr. Kahane has also served as co-chief executive officer of our Manager since       2013. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT August 2007 until January 2013. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of NYRR since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of ARC DNAV and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III from October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as a director of ARC RCA, BDCA, NYRR, ARC HT, PE-ARC and

ARC HT II, his prior experience as an executive officer and director of ARC DNAV, ARCT III, ARCP and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.

Edward M. Weil, Jr. has served as president, treasurer, secretary and a director of our company since February 2013. Mr. Weil has also served as president, treasurer and secretary of our Manager since      , 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil was appointed as a director of ARCT IV in January 2013. Mr. Weil has served as a director of ARCT V since its formation in January 2013 and as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has been the chief executive officer of our dealer manager, since December 2010. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses. We believe that Mr. Weil’s current experience as an executive officer of NYRR, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC HT II and ARCT V, his current experience as a director of ARC DNAV, ARCP, ARC Global, ARCT IV and ARCT V, his previous experience as senior vice president at AFRT and his real estate experience, make him well qualified to serve on our board of directors.

Peter M. Budko has served as chief investment officer and a director of our company since February 2013. Mr. Budko has also served as chief investment officer of our Manager since      , 2013. Mr. Budko served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko has also served as executive vice president and chief operating officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko has served as executive vice president, and until February 2011 as chief investment officer, of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Budko also has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Budko has served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Budko has served as the executive vice president of ARC RFT and the ARC RFT advisor since their formation in November 2012 and as president of ARC RFT and the ARC RFT advisor since January 2013. Mr. Budko was appointed as a director of ARC RFT in January 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 – 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina. We believe that Mr. Budko’s current experience as an executive officer of NYRR, ARC RCA, ARC HT, ARC DNAV, ARCP, ARC Global, ARCT IV, ARC HT II, ARC RFT, ARCT V and BDCA, as a director of ARC RFT, his prior experience as an executive officer of ARCT, ARCT III and at Wachovia Capital Markets and Nations Bank and his over 20 years of experience in debt and lending, make him well qualified to serve as a member of our board of directors.

Brian S. Block has served as chief financial officer, assistant secretary and a director of our company since February 2013. Mr. Block has also served as chief financial officer and assistant secretary of our Manager since      , 2013. Mr. Block has served as executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Block has served as executive vice president and chief financial officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block has served as executive vice president and chief financial officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Block has served as executive vice president and chief financial officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Block served as chief financial officer and treasurer of BDCA from its formation in May 2010 until February 2013, and has served as chief financial officer of the BDCA advisor from its formation in June 2010 until February 2013. Mr. Block has served as chief financial officer of ARC DNAV since its formation in September 2010. Mr. Block has served as executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block also has been executive vice president and chief financial officer of ARCP and the ARCP advisor since their formation December 2010 and November 2010, respectively. Mr. Block also has been executive vice president and chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Block has served as the executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Block served as the executive vice president and chief financial officer of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Block has served as a chief financial officer and executive vice president of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University. We believe that Mr. Block’s current experience as an executive officer of NYRR, ARC RCA, ARC HT, ARC DNAV, ARCP, ARC Global, ARCT IV, ARC HT II, ARC RFT and ARCT V, his previous experience as an executive officer at AFRT and his experience in financial reporting, make him well qualified to serve as a member of our board of directors.

Leslie D. Michelson was appointed as an independent director of our company in February 2013. Mr. Michelson was appointed as the lead independent director of ARC RFT in January 2013. Mr. Michelson also has served as an independent director of ARCP since October 2012, ARC HT since January 2011 and BDCA since January 2011. Mr. Michelson served as an independent director of ARC RCA from March 2012 until October 2012 and NYRR from October 2009 until August 2011. Mr. Michelson served as an independent director of ARCT until its merger was completed in January 2013. Since April 2007, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, which is retained by corporations and individuals to assist them in obtaining high quality care. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors for 5 years. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Molecular Insight Pharmaceuticals, a biotechnology company developing innovative diagnostic and therapeutic products for prostate cancer. From November, 2011 to January, 2013, Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, a AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., NYSE-traded medical office building REIT from 1995 to 2001. Mr. Michelson is currently a director of Landmark Imaging, a privately held diagnostic imaging and treatment company and of Private Health Management, a retainer-based primary care medical practice management company. Also since June 2004 and through the present, he has been and is a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, or ALS, commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. We believe that Mr. Michelson’s current experience as a director of ARC RFT, ARCP, ARC HT and BDCA, his previous experience as a member of the board of directors of NYRR, ARC RCA, ARCT and Catellus Development Corp. and his legal education, make him well qualified to serve as a member of our board of directors.

Dr. Robert J. Froehlich was appointed as an independent director of our company in February 2013. Dr. Froehlich has also served as an independent director of ARC DNAV, ARC RFT and ARC HT II since

November 2012, January 2013 and January 2013, respectively. Also in January 2013, Dr. Froehlich was appointed to the board of directors of American Sports Enterprise, Inc. which operates a professional baseball club, the Kane County Cougars and owns and operates Fifth Third Bank Ballpark. Also in January 2013, Dr. Froehlich became co-owner and the largest minority stockholder of the Kane County Cougars, a Class “A” minor league affiliate of the Chicago Cubs. Dr. Froehlich has over 35 years of experience in and around Wall Street. Dr. Froehlich currently serves as an independent director for privately held company Davidson Investment Advisors, Inc. Appointed in July 2009, Davidson manages over $1 billion in client assets. He began his career in the public sector from December 1975 to April 1978, as a Budget Analyst for the City of Dayton, Ohio, with a budget of $100 million. From May 1978 to February 1981, he served as the chief financial officer for Montgomery County, Ohio’s Water & Sewer District with annual operating revenues of $75 million. In March 1981, he was appointed the first City Manager for Beavercreek, Ohio, as one of the youngest city managers in Ohio, with an operating budget of $5 million. Dr. Froehlich served there until April 1985, when he transitioned to the private sector as a senior executive with Ernst & Whinney from May 1985 to September 1989, where he was responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities. From October 1989 to January 1997, he held several senior executive roles at Van Kampen Merritt which after its merger with American Capital became Van Kampen American Capital, with over $50 billion in assets across 75 different mutual funds. Dr. Froehlich began there as the director of Municipal Research and left as the firm’s first chief investment strategist. In February 1997, he then joined Kemper Funds, with $75 billion in assets among 50 different funds, as their vice chairman. In January 2001, he was appointed vice chairman of Scudder Investments, when Scudder Funds merged with Kemper Funds. Combined, they had assets of over $200 billion in 129 funds. In April 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named vice chairman of Deutsche Asset Management, a role he held until September 2009. In September 2009, until his retirement in April 2012, Dr. Froehlich was a senior executive with The Hartford Mutual Funds, where he also served as an officer of all 55 funds, with assets totaling $84 billion. Dr. Froehlich also served on the board of trustees of the University of Dayton from January 1998 to October 2008. While on the Board he was on the Executive Committee and served as chairman of the Investment Committee, overseeing a $500 million endowment. From October 1989 to February 1997, he served as a director for McCarthy, Crisanti & Maffei, Inc., a privately held economic research firm with revenues of $75 million, and a wholly owned subsidiary of Xerox Financial Corporation. He received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the board of trustees of Central Michigan University. We believe that Dr. Froehlich’s current experience as an independent director of ARC DNAV, ARC RFT and ARC HT II and his expertise in United States and global economics, global currencies and financial markets, public policy and politics and United States and global demographic trends, make him well qualified to serve on our board of directors.

William G. Stanley has served as an independent director of our company since February 2013. Mr. Stanley has served as an independent director of NYRR since October 2009, BDCA since January 2011 and the lead independent director of ARCT IV since January 2013. Mr. Stanley also served as an independent director of ARCT from January 2008 until ARCT closed its merger with Realty Income Corporation in January 2013. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC, a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd., or SLG, a registered investment advisor for high net worth clients since 1997. Mr. Stanley serves on the Advisory Board of Highland Capital’s, High Cap Group. Highland Capital is a wholly owned subsidiary of National Financial Partners (NYSE: NFP). The Stanley-Laman Group has two separate groups within the organization, the Planning Group and the Investment Management Group. The Planning Group represents high net worth families and family offices specializing in business continuity and estate planning using proprietary computer models and tax planning techniques that have been researched, applied and refined over 30 years. SLG represents some of the wealthiest families in the world and has recently expanded its planning practice to international client matters. The Investment Management Group manages portfolios using proprietary trading and security selection techniques along with a global economic research. SLG acts as a separate account manager for other financial advisors nationally through Charles Schwab’s Institutional Separate Account Manager Platform. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life

Underwriter, and received his Masters Degree in Financial Services from the American College in 1997. Mr. Stanley served as an auditor for General Electric Capital from 1977 to 1979 and as a registered representative for Capital Analysts, Inc. of Radnor, Pennsylvania, a national investment advisory firm that specialized in sophisticated planning for high net worth individuals from 1979 to 1991. Mr. Stanley received a B.A. from Concord University and a Masters of Financial Services from The American College. He has also received the following designations: Chartered Life Underwriter from The American College; Chartered Financial Consultant from The American College. We believe that Mr. Stanley’s current experience as an independent director of ARC RCA, NYRR, ARCT IV and BDCA, his previous experience as an independent director of ARCT, his significant background in the finance and investment management industry and his service on the board of directors of other public companies in the past, make him well qualified to serve as a member of our board of directors.

There are no family relationships among any of our directors or executive officers. The executive officers and directors named above may act as authorized officers of the company when so deemed by resolutions of the company. The only functions that our independent directors perform apart from the functions they serve in their capacity as members of the board as a whole is in their capacity as members of the Audit Committee, as further described below.

Board Composition

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors. Our board of directors includes three independent directors and has a fiduciary responsibility to all our stockholders to set policy and oversee our company. Our board of directors is comprised of the following eight directors: Messrs. Schorsch, Kahane, Weil, Budko, Block, Michelson and Stanley, and Dr. Froehlich. We have determined that Messrs. Michelson and Stanley and Dr. Froehlich are independent directors within the meaning of the applicable rules of the SEC and NASDAQ, and that Leslie D. Michelson is an audit committee financial expert within the meaning of the applicable rules of the SEC and possesses financial sophistication as defined under the rules of NASDAQ. Our amended and restated certificate of incorporation will provide that our board of directors will consist of no fewer than three nor more than ten persons. The exact number of members on our board of directors will be determined from time to time by resolution of a majority of our full board of directors.

Controlled Company

Because Parent controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of NASDAQ. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our board of directors has determined not to have an independent nominating function and to have the full board of directors be directly responsible for compensation matters and for nominating members of our board. Additionally, as described in the section entitled “Description of Capital Stock — Common Stock — Anti-Takeover Effects of Provisions of Delaware Law,” so long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our common stock, Parent will be able to effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company. In addition, until such time as Parent or its successor-in-interest beneficially owns shares of our common stock representing less than a majority of the votes entitled to be cast by the holders of outstanding voting stock, Parent will have the ability to take stockholder action without the vote of any other stockholder.

Audit Committee

Prior to the consummation of this offering, we established an Audit Committee of our board of directors. Our Audit Committee will assist our board of directors in its oversight of our internal audit function, the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities will include, among others:

•	reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;
•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and
•	appointing annually our independent registered public accounting firm, evaluating its independence and performance, determining its compensation and setting clear hiring policies for employees or former employees of the independent registered public accounting firm.

We anticipate that Messrs. Michelson and Stanley and Dr. Froehlich will serve on the Audit Committee and that Mr. Michelson will serve as its chair. Messrs. Michelson and Stanley and Dr. Froehlich are independent under Rule 10A-3 under the Exchange Act.

Independent Director Compensation

We expect that each independent director will receive the following compensation for service on our board of directors and, if applicable, our Audit Committee. Independent directors are directors who are not our employees or employees of Parent.

•	an annual cash retainer fee of $ ; and
•	an additional cash retainer fee of $ for the Chairperson of the Audit Committee.

Retainers will be paid upon closing of this offering and immediately following each regularly scheduled annual stockholder meeting. If a director joins the board of directors at any time other than the annual stockholder meeting, the retainers will be prorated and paid at the time of such director joining the board of directors. The directors will have the right to elect to receive a portion of their annual cash retainer in stock prior to the year of service in accordance with restrictions as may be required by law.

All directors will be reimbursed for reasonable expenses incurred in attending board of directors, committee and stockholder meetings, including those for travel, meals and lodging. We may consider also paying per-meeting fees.

Executive Compensation

Our management agreement provides that our Manager is responsible for managing our affairs and providing us with our management team, including our chief executive officer and each of our other executive officers. Because we will not employ any of our executive officers, each of whom is an executive of American Realty Capital, none of our executive officers will receive any fees or compensation from us. Instead, we will pay our Manager the management and incentive fees described in “Our Manager and American Realty Capital — Management Agreement” and the performance-based awards described in “Management — 2013 Manager Multi-Year Outperformance Agreement.”

In their capacities as executive officers, each executive officer will devote such portion of his time to our affairs as is necessary to enable us to operate our business.

Management Agreement

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform executive and management services for us, subject to oversight by our board of directors.

The initial term of the management agreement will end ten years after the closing of this offering, with automatic five-year renewal terms. During the initial term of the management agreement, it may be terminated by us only for cause. Cause is defined in the management agreement as:

•	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;
•	any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;
•	our Manager’s bad faith, willful misconduct or gross negligence; provided, however, that if such bad faith, willful misconduct or gross negligence is caused by an employee of our Manager or one of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s knowledge of its commission, the management agreement shall not be terminable; and
•	the dissolution of our Manager.

Following the initial term, the management agreement may be terminated every five years upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) our determination that the management fees, incentive fees or performance-based awards payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees or awards by accepting a reduction of management fees, incentive fees or awards agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days’ prior notice of such a termination. Our Manager may also decline to renew the management agreement by providing us with 180 days’ written notice.

We will pay our (i) Manager a management fee in an amount equal to 10% of the aggregate GAAP net income (if such amount is a positive number) of our three operating subsidiaries, calculated and payable quarterly in arrears, and (ii) an incentive fee that is based on our earnings and our stock price, as further described under “Our Manager and American Realty Capital—Management Agreement.”

2013 Manager Multi-Year Outperformance Agreement

We will enter into a Multi-Year Outperformance Agreement, or the OPP, with our Manager. The OPP will provide for performance-based bonus awards to our Manager, which is intended to further align our Manager’s interests with those of the company and its stockholders.

Under the OPP, our Manager wll be eligible to earn performance-based bonus awards up to a maximum award opportunity that is anticipated to be     % of our anticipated market capitalization on the commencement date of the performance period, or the Commencement Date, which amount will be approximately $     million (assuming that      shares of our Class A common stock will be sold at $     per share (the midpoint of the price range set forth on the cover of this prospectus)), which we refer to as the OPP Cap, if the Commencement Date is the closing date of this offering. Subject to the OPP Cap, any award under the OPP will be determined based on our achievement of total return to stockholders, which we refer to as Total Return and which includes both share price appreciation and common stock dividends, as measured against a peer group of companies, or the Peer Group, for the three-year performance period commencing on the Commencement Date, or the Performance Period; each 12-month period during the Performance Period, each of which we refer to as an Annual Period; and the initial 24-month period of the Performance Period, which we refer to as the Interim Period, as follows:

	Performance Period	Annual Period	Interim Period
    % of any excess Total Return attained above the median Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

100% will be earned if the median Total Return achieved is at least:	%	%	%
50% will be earned if the median Total Return achieved is less than the respective percentage set forth on the line above but at least:	%	%	%
0% will be earned if the median Total Return achieved is less than:	0%	0%	0%
a percentage from 50% to 100% calculated by linear interpolation will be earned if the median Total Return achieved is between:	0% -%	0% -%	0% -%

*	The Peer Group is composed of the following companies, each of which is a financial services provider that currently participates in the public capital markets, has a business profile that we believe is analogous to ours, and that we believe is similar in size and scope to RCS Capital Corporation: Jefferies Group, Inc., LPL Financial Holdings Inc., Piper Jaffray Companies, Cowen Group, Inc., FBR & Co., JMP Group Inc., Gleacher & Company, Lazard Ltd., Greenhill & Co. Companies and Oppenheimer Holdings Inc.

Amounts earned under the OPP may be issued in the form of LTIP Units, stock options (non-qualified and incentive stock options), stock appreciation rights, restricted shares, performance shares or other stock-based awards (including restricted stock units, or RSUs, and deferred stock units). Our board of directors, in consultation with management, will determine the form in which any amounts earned under the OPP will be issued. Subject to our Manager’s continued service through each vesting date,  1/3 of any amount earned will vest on each of the third, fourth and fifth anniversaries of the Commencement Date.

The OPP will provide for early calculation and vesting in the event our Manager is terminated or in the event we incur a change in control, in either case prior to the end of the Performance Period. The OPP also will provide for accelerated vesting in the event our Manager is terminated or in the event of a change in our control on or following the end of the Performance Period.

OUR MANAGER AND AMERICAN REALTY CAPITAL

General

We will be externally managed and advised by our Manager. Each of our Manager’s and our executive officers is an executive officer of American Realty Capital. The executive offices of our Manager are located at 405 Park Avenue, New York, New York 10022, and the telephone number of our Manager’s executive offices is (866) 904-2988.

Officers of Our Manager

The following sets forth certain information with respect to each of the executive officers of our Manager:

Name	Age	Position(s)
Nicholas S. Schorsch	52	Co-Chief Executive Officer
William M. Kahane	64	Co-Chief Executive Officer
Edward M. Weil, Jr.	46	President, Treasurer and Secretary
Peter M. Budko	53	Chief Investment Officer
Brian S. Block	41	Chief Financial Officer and Assistant Secretary

The backgrounds of Messrs. Schorsch, Kahane, Weil, Budko and Block are described in the “Management — Our Directors and Executive Officers” section of this prospectus.

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide executive and management services to us. The management agreement will require our Manager to manage our business affairs under the supervision and direction of our board of directors.

Liability and Indemnification

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors and personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts or omissions constituting bad faith, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors and personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct or gross negligence. Our Manager has agreed to indemnify us, our directors, officers, personnel and agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct or gross negligence or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.

Management Team

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer, president and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us. Members of our management team will be required to devote such time as is necessary and appropriate commensurate with the level of our activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or by-laws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or by-laws. Our Manager, its directors, members, officers, stockholders, managers, personnel and employees and any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors or our stockholders, partners or members, for any act or omission by our Manager, its directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement will end ten years after the closing of this offering, with automatic five-year renewal terms. During the initial term of the management agreement, it may be terminated by us only for cause. Cause is defined in the management agreement as:

•	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;
•	any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;
•	our Manager’s bad faith, willful misconduct or gross negligence; provided, however, that if such bad faith, willful misconduct or gross negligence is caused by an employee of our Manager or one of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s knowledge of its commission, the management agreement shall not be terminable; and
•	the dissolution of our Manager.

Following the initial term, the management agreement may be terminated every five years upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) our determination that the management fees, incentive fees or performance-based awards payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees or awards by accepting a reduction of management fees, incentive fees or awards agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days’ prior notice of such a termination. Our Manager may also decline to renew the management agreement by providing us with 180 days’ written notice. Our Manager may decline to renew the management agreement at will by providing us with 180 days’ written notice.

Assignment

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management and Incentive Fees

We will pay our Manager a management fee in an amount equal to 10% of the aggregate GAAP net income (if such amount is a positive number) of our three operating subsidiaries, calculated and payable quarterly in arrears.

We also will pay our Manager an incentive fee, calculated and payable quarterly in arrears, that is based on our earnings and stock price. The incentive fee will be an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of our common stock of all of our public offerings multiplied by the weighted average number of all shares of common stock outstanding in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless our cash flows for the 12 most recently completed calendar quarters is greater than zero. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, incentive fees, acquisition fees, financing fees, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Our Manager will use the proceeds from its management fee and incentive fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

The management fee and incentive fee of our Manager with respect to any quarter shall be calculated promptly after we file a Quarterly Report on Form 10-Q with the SEC with respect to such quarter, and such calculation shall be promptly delivered to us. We are obligated to pay the management fee and incentive fee in cash within ten business days after delivery to us of the written statement of our Manager setting forth the computation of the management fee and incentive fee for such month.

The amount of the management fee and incentive fee will be subject to review annually by our board of directors, and may increase or decrease in the future.

Conflicts of Interest and Related Parties

We are dependent on our Manager for executive management and do not have any independent officers or employees. Messrs. Schorsch, Kahane, Weil, Budko and Block, who are our executive officers, are also executives of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party.

The obligations of our Manager and its officers and personnel to engage in other business activities, including for American Realty Capital, may reduce the time that our Manager and its officers and personnel spend managing us and may result in other conflicts of interest. Each of our executive officers and the officers of our Manager are part of the senior management or key personnel of 10 American Realty Capital-sponsored REITs, an American Realty Capital-sponsored business development company and their advisors. In addition, all our executive officers also are officers of our Manager and other affiliated entities. Based on our sponsor’s experience in sponsoring REITs that are in their operational stage, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. We refer to the “development stage” of a REIT as the time period from the inception of the REIT until it raises a sufficient amount of funds to break escrow under its registration statement.

The management of multiple REITs, especially REITs in the development stage, may significantly reduce the amount of time our executive officers are able to spend on activities related to us. Additionally, four of the American Realty Capital-sponsored REITs have registration statements that became effective with the last twelve months, in which our executive officers are involved, and will have concurrent and/or overlapping fundraising, the executive officers of our Manager and us may not always be able to devote sufficient time to the management of our business. Additionally, one American Realty Capital-sponsored REIT is currently in registration.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

In addition to sponsoring this offering, American Realty Capital is currently the sponsor of 10 public offerings of non-traded REIT shares, which offerings will be ongoing during our offering period. These programs all have filed registration statements for the offering of common stock and either have elected or intend to elect to be taxed as REITs. The offerings will occur concurrently with our offering, and affiliates of our principals may sponsor other offerings during our offering period. Our wholesale broker-dealer is the exclusive dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering and the timing of sales of our shares of Class A common stock.

Non-Competition Agreement. We will enter into a non-competition agreement with Parent and AR Capital, LLC that will preclude Parent and AR Capital, LLC from soliciting our employees or customers and competing with our business generally for as long as Parent holds more than     % of the voting power in our company. The non-competition agreement also will terminate if a “change of control” or a “potential change of control” occurs and the Manager is terminated by us without cause or ceases to be our manager with good reason.

“Change of control” is defined under the non-competition agreement as (A) any person or group, other than Parent and its permitted transferees (or any group consisting of such persons), (1) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting stock of the company or, in the context of a consolidation, merger or other corporate reorganization in which the company is not the surviving entity, 50% or more of the voting stock generally entitled to elect directors of such surviving entity (or in the case of a triangular merger, of the parent entity of such surviving entity), calculated on a fully diluted basis, or (2) has obtained the power (whether or not exercised) to elect a majority of the board of directors (or equivalent governing body) of our company or its successors; (B) the board of directors (or equivalent governing body) of our company or its successors shall cease to consist of a majority of continuing directors, which is defined as the directors on the date of this offering and subsequently elected directors whose election is approved by the continuing directors; (C) we or our successors, alone or together with Parent and the permitted transferees of Parent, cease to own 50% or more of the equity interests of any of our operating subsidiaries; or (D) the sale of all or substantially all the assets of our company or any of our operating subsidiaries.

A “potential change of control” will deemed to have occurred if: (A) the company enters into an agreement, the consummation of which would result in the occurrence of a change of control; (B) the board of directors of our company adopts a resolution to the effect that a potential change of control has occurred; (C) any person commences a proxy contest, files solicitation material with the SEC, files a Statement on Schedule 13D with the SEC or commences a tender offer or exchange offer for any of the outstanding shares of our company’s stock, and a change of control occurs within nine months following any of such events; or (D) any person commences discussions or negotiations with our company regarding the appointment or nomination of one or more individuals as a director(s) of our company, or commences discussions or negotiations with our company regarding the sale or other disposition of a material product line of our company or of a material portion of our company’s assets, and a change of control occurs as a result of any such event or events within nine months following any such event or events. See “Relationships and Related Party Transactions — Affiliated Transactions Best Practices.”

For more information about related parties, see “Relationships and Related Party Transactions.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Following this offering and after giving effect to the transactions described herein, Parent, which is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our board of directors, and William M. Kahane, our chief executive officer and a member of our board of directors, will hold an aggregate of approximately     % of the voting power in our company through its ownership of the shares of our Class B common stock. Investors that purchase shares of Class A common stock in this offering will hold an aggregate of approximately     % of the voting power in our company through their ownership of the shares of Class A common stock. Each share of our Class A common stock will entitle the holder to one vote per share, and each share of our Class B common stock will entitle the holder to four votes per share. As a result, Parent will continue to control us following the completion of this offering, and will be able to exercise control over all matters requiring stockholder approval, including the election of our directors and approval of significant corporate transactions.

In addition, we will enter into several agreements with Parent or other parties prior to or concurrently with the completion of this offering, including a management agreement, a registration rights agreement, an exchange agreement, an amended limited liability company agreement, a tax receivable agreement, indemnification agreements with our executive officers and directors and a services agreement. For a description of these agreements and the other agreements that we will enter into with Parent and other parties, please read the summaries set forth below.

Management Agreement

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform executive and management services for us, subject to oversight by our board of directors. See “Our Manager and American Realty Capital — Management Agreement.”

RCS Advisory Services, LLC — American Realty Capital Services Agreement

Our transaction management services provider will enter into a services agreement with American Realty Capital, pursuant to which our transaction management services provider will provide American Realty Capital and its subsidiaries with transaction management services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services) and transfer agency services, among others, in connection with American Realty Capital’s performance of services to certain American Realty Capital-sponsored companies. The agreement will provide for an initial term of ten years, with automatic renewal for successive five-year periods, in each case unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) American Realty Capital’s delivery to our transaction management services provider of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) by a party impacted by a force majeure-related delay, if the force majeure results in performance being delayed by greater than 60 days.

American Realty Capital — RCS Advisory Services, LLC Services Agreement

American Realty Capital will enter into a services agreement with our transaction management services provider, pursuant to which American Realty Capital and its subsidiaries will provide our transaction management services provider with information technology, human resources and accounting services, among others, as well as office space. The agreement will provide for an initial term of ten years, with automatic renewal for successive five-year periods, in each case unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) delivery by our transaction management services provider to American Realty Capital of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) by a party impacted by a force majeure-related delay, if the force majeure results in performance being delayed by greater than 60 days.

Non-Competition Agreement

We will enter into a non-competition agreement with Parent and AR Capital, LLC that will preclude Parent and AR Capital, LLC from soliciting our employees or customers and competing with our business generally for as long as Parent holds more than     % of the voting power in our company. For a more complete description of the non-competition agreement, see “Our Manager and American Realty Capital — Conflicts of Interest and Related Policies — Non-Competition Agreement.”

Registration Rights Agreement

Effective upon consummation of this offering, we will enter into a registration rights agreement with Parent pursuant to which we will grant it, its affiliates and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A common stock issuable upon exchange of the Operating Subsidiaries Units held or acquired by them. Under the registration rights agreement, Parent will have the right to request us to register the sale of its shares and also will be able to require us to make available shelf registration statements, at such time as we may be eligible to file shelf registration statements, permitting sales of shares into the market from time to time over an extended period. In addition, the agreement will give Parent the ability to exercise certain piggyback registration rights in connection with registered offerings requested by Parent or initiated by us.

Exchange Agreement

In connection with the closing of this offering, Parent will enter into an exchange agreement with us under which Parent will have the right, from time to time, to exchange its Operating Subsidiaries Units for shares of Class A common stock of our company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders. Any exchange of Operating Subsidiaries Units generally will be a taxable event for Parent. As a result, at any time following the expiration of the underwriters’ lock-up, 180 days after the date of this prospectus, subject to extension as described under “Underwriting,” Parent will be permitted to sell shares of Class A common stock.

As Parent exchanges its Operating Subsidiaries Units for shares of our Class A common stock, our membership interests in the operating subsidiaries will be correspondingly increased and Parent’s corresponding shares of Class B common stock will be cancelled. Because each share of Class B common stock entitles the holder thereof to four votes, whereas each share of Class A common stock entitles the holder thereof to one vote, and because each share of Class A common stock issued to Parent upon exchange of its Operating Subsidiaries Units will correspond to the cancellation of one share of Class B common stock held by Parent, an exchange of one Operating Subsidiaries Unit for one share of Class A common stock will decrease the voting power of Parent by three votes and consequently increase the voting power of the public stockholders. The percentages of voting power in the company will change accordingly.

For example, suppose that prior to such an exchange the public stockholders held      shares of Class A common stock entitling them to one vote per share and Parent held      shares of Class A common stock entitling it to one vote per share and       shares of Class B common stock entitling it to four votes per share. In this example, the public would hold       % of the voting power of the company, and Parent would hold       %. If Parent exchanged       Operating Subsidiaries Units for shares of Class A common stock, Parent’s holdings of shares of Class B common stock would decrease by       , and its holdings of shares of Class A common stock would increase by       . As a result, the share of the company’s voting power held by public stockholders (i.e., holders of shares of Class A common stock other than Parent) would increase to       %, and Parent’s share of the company’s voting power would decrease to       %.

Tax Receivable Agreement

Pursuant to the exchange agreement described above, from time to time we may be required to acquire Operating Subsidiaries Units from Parent in exchange for shares of our Class A common stock and the cancellation of a corresponding number of shares of our Class B common stock held by Parent. Each of the operating subsidiaries intends to have an election under Section 754 of the Internal Revenue Code of 1986, as amended, or the Code, in effect for each taxable year in which such an exchange occurs, pursuant to which each exchange is expected to result in an increase in the tax basis of tangible and intangible assets of each such operating subsidiary with respect to such Operating Subsidiaries Units acquired by us in such exchanges. This increase in tax basis is likely to increase (for tax purposes) depreciation and amortization allocable to us from each operating subsidiary and therefore reduce the amount of income tax we would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent increased tax basis is allocated to those capital assets.

We will enter into a tax receivable agreement with Parent requiring us to pay to Parent 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control, both discussed below) as a result of the increases in tax basis created by Parent’s exchanges described above. For purposes of the tax receivable agreement, reduction in tax payments will be computed by comparing our actual income tax liability to the amount of such taxes that we would otherwise have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of each operating subsidiary. The term of the tax receivable agreement will commence upon the completion of this offering and will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement early. If we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to Parent, or its transferees, based upon the net present value (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from each exchange and that any Operating Subsidiaries Units that Parent, or its transferees, own on the termination date are deemed to be exchanged on the termination date) of all payments that would be required to be paid by us under the tax receivable agreement. If certain change of control events were to occur, we would be obligated to make payments to Parent using certain assumptions and deemed events similar to those used to calculate an early termination payment.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our Class A common stock at the time of an exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable.

We expect that, as a result of the size and increases in the tax basis of the tangible and intangible assets of each operating subsidiary attributable to the exchanged Operating Subsidiaries Units, and assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased tax basis, future payments under the tax receivable agreement will be substantial, and based on the assumptions discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — RCS Capital Corporation — Liquidity and Capital Resources” would be $      million over a 15-year period based on an assumed price of $      per share of our Class A common stock (the midpoint of the price range set forth on the cover of this prospectus) at the time of the exchange of all the Operating Subsidiaries Units. The payments under the tax receivable agreement are not conditioned on Parent maintaining an ownership interest in us. Payments under the tax receivable agreement are expected to give rise to certain additional tax benefits attributable to further increases in basis or, in certain circumstances, in the form of deductions for imputed interest. Any such benefits are covered by the tax receivable agreement and will increase the amounts due thereunder. In addition, the tax receivable agreement will provide for interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the agreement.

Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries

The form of the amended and restated limited liability company agreement of each of the operating subsidiaries is filed as an exhibit to the registration statement of which this prospectus is a part, and the following description of such agreements, which we sometimes refer to as the “amended and restated operating agreements,” is qualified by reference thereto.

Prior to this offering, Parent held a 100% interest in each of the operating subsidiaries. Prior to this offering, we amended and restated the operating agreements of the operating subsidiaries to, among other things, modify their capital structure by creating two new classes of units of each such operating subsidiary called “Class A Units” and “Class B Units.” Upon the effectiveness of the amended and restated operating agreements of the operating subsidiaries, 100% of the then-outstanding Class A Units of each operating subsidiary will be issued to us and 100% of the then-outstanding Class B Units of each operating subsidiary will be issued to Parent. The Class A Units issued to us will be fully vested, not subject to any put and call rights, and will entitle the holders thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). The Class B Units issued to Parent also will be fully vested, will not be subject to any put and call rights, and will entitle Parent to economic rights (including rights to dividends and distributions upon liquidation), but will not entitle Parent to voting rights.

The amended and restated operating agreements provide that, as the manager of each of the operating subsidiaries, we have control of all their affairs and decision making. Consequently, through our officers and directors, we are responsible for all the operational and administrative decisions and the day-to-day management of the business of the operating subsidiaries. However, any issuance by the operating subsidiaries of equity interests other than Class A Units generally will require the consent of a majority in interest of the holders of the Class B Units. The rights of a member of any of the operating subsidiaries also may not be disproportionately adversely affected without the consent of such member.

In accordance with their amended and restated operating agreements, net profits and net losses of the operating subsidiaries are allocated to their members pro rata in accordance with the respective percentages of their membership interests in the operating subsidiaries. After giving effect to this offering, net profits and net losses will initially be allocated approximately     % to us and     % to Parent.

The holders of Units of the operating subsidiaries, including us, generally incur U.S. federal, state and local income taxes on their allocable share of any net taxable income of the operating subsidiaries. Net profits and net losses generally are allocated to the members, including us, pro rata in accordance with the percentages of their respective Units. The operating agreements require pro rata cash distributions to the members of the operating subsidiaries in respect of taxable income allocated to such members.

The amended and restated operating agreements provide that at any time we issue a share of our Class A common stock, we will be entitled to transfer the net proceeds received by us with respect to such share, if any, to the operating subsidiaries and each of them shall be required to issue to us one Class A Unit. Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, we can cause the operating subsidiaries, immediately prior to such redemption of our Class A common stock, to redeem an equal number of Class A Units of each operating subsidiary held by us, upon the same aggregate terms and for the same price, as the shares of our Class A common stock are redeemed.

Indemnification Agreements with Executive Officers and Directors

We have entered into separate indemnification agreements with our executive officers and directors, which require us to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Affiliated Transactions Best Practices Policy

In March 2011, our wholesale broker-dealer adopted the Policy which has subsequently been adopted by direct investment programs which have their securities sold platform. The Policy requires that each such direct investment program, except under limited circumstances, (i) restrict itself from entering into co-investments or other business transactions with another investment program sponsored by American Realty Capital, and (ii) restrict sponsors of direct investment programs from entering into co-investments or other business transactions with their sponsored issuers. The Policy was adopted to promote the independence of each issuer of direct investment programs and to provide clarity as to what type of co-investments are permissible for direct investment programs which are distributed by our wholesale broker-dealer.

The Policy provides that a direct investment program may not enter into any co-investments or any other business transaction with, or make loans or provide other funding to, directly or indirectly, any investment program or other entity sponsored by American Realty Capital or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Messrs. Schorsch or Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering. However, a direct investment program distributed by our wholesale broker-dealer may enter into a joint investment with a Delaware statutory trust, or a DST, or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to its stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. The direct investment program must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the program’s board of directors after due and documented deliberation, including deliberation of any conflicts of interest. The board of directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, the direct investment program’s advisor will be permitted to charge fees at no more than the rate corresponding to its percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, the program’s investment in such co-investments shall not exceed 10% of the value of its portfolio. The Policy was designed to ensure that direct investment programs on our wholesale broker-dealer’s platform adhere to the NASAA Guidelines, as applicable, and also abide by principles that ensure that the program operates its business independently of other American Realty Capital programs or their sponsor, as applicable, and on terms that are commercially reasonable and generally available to programs of their type. Our wholesale broker-dealer believes that the Policy provides clear guidance to issuers of direct investment programs as to which transactions are prohibited because of their affiliated nature and which transactions are permissible.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock for:

•	each person who is known by us to beneficially own more than 5% of any class of our outstanding shares;
•	each of our named executive officers;
•	each of our directors; and
•	all our executive officers, directors as a group.

Following this offering, all our Class B common stock will be held by Parent. Parent will have the right, from time to time, to exchange its Operating Subsidiaries Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders. As Parent exchanges its Operating Subsidiaries Units for shares of our Class A common stock, our membership interests in the operating subsidiaries will be correspondingly increased and Parent’s corresponding shares of Class B common stock will be cancelled, as described in “Relationships and Related Party Transactions — Exchange Agreement.”

The number of shares of common stock outstanding and percentage of beneficial ownership before this offering set forth below is based on the number of shares of common stock outstanding immediately prior to the consummation of this offering after giving effect to the reorganization transactions discussed in “Our Structure and Reorganization.” The number of shares of our Class A common stock outstanding and percentage of beneficial ownership after this offering set forth below is based on the number of shares of our Class A common stock outstanding after this offering, assuming that all Operating Subsidiaries Units held by Parent outstanding after giving effect to the transactions described under “Our Structure and Reorganization” are exchanged for shares of our Class A common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each of our principal stockholders is c/o RCS Capital Corporation, 405 Park Avenue, 15th Floor, New York, NY 10022.

Beneficial Owner(1)	No. of Shares of Common Stock Before Offering	% of Combined Voting Power Before Offering	No. of Shares of Class A Common Stock After Offering	No. of Shares of Class B Common Stock After Offering	% of Combined Voting Power After Offering	% of Combined Voting Power After Offering(2)
Nicholas S. Schorsch (3)
William M. Kahane (3)
RCAP Holdings, LLC(4)
Edward M. Weil, Jr. (3)
Peter M. Budko (3)
Brian S. Block (3)
Leslie D. Michelson
Dr. Robert J. Froehlich
William G. Stanley
Directors and executive officers as a group (8 persons)

*	Less than 1%

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 15th Floor, New York, New York, 10022
(2)	Assumes no exercise by the underwriters of their overallotment option to purchase additional shares of our Class A common stock.
(3)	Each of these individuals is the beneficial owner of Class B common stock by virtue of his ownership interest in RCAP Holdings, LLC.
(4)	Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko and Brian S. Block are the beneficial owners of RCAP Holdings, LLC. Nicholas S. Schorsch and William M. Kahane control RCAP Holdings, LLC.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. This description assumes the effectiveness of our amended and restated certificate of incorporation and by-laws, which will take effect immediately prior to the consummation of this offering. Under our amended and restated certificate of incorporation, the purpose of our company is to engage in any lawful act for which corporations may be organized under the Delaware General Corporation Law, or DGCL.

Our authorized capital stock consists of      shares of Class A common stock, par value $0.001 per share,      shares of Class B common stock, par value $0.001 per share, and      shares of preferred stock, par value $0.001 per share. The issuance of Class A common stock in connection with this offering was authorized by resolutions of the board of directors on           , 2013.

Common Stock

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Subject to the restrictions set forth in the exchange agreement, Parent may exchange its Operating Subsidiaries Units with us for shares of Class A common stock on a one-for-one basis, subject to certain limitations and customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders. Upon any such exchange, a corresponding number of shares of Class B common stock will be automatically cancelled. See “Relationships and Related Party Transactions — Exchange Agreement.”

Class B Common Stock

The holder of our Class B common stock is entitled to four votes for each share held of record on all matters submitted to a vote of stockholders. Parent will be the holder of all shares of Class B common stock.

The holder of our Class B common stock will not have any right to receive dividends (other than dividends consisting of shares of our Class B common stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock) or to receive a distribution upon the dissolution, liquidation or sale of all or substantially all our assets.

Voting

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of any class of common stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class.

No shares of any class of common stock will be subject to redemption or will have preemptive rights to purchase additional shares of any class of common stock. Upon consummation of this offering, all the outstanding shares of common stock will be legally issued, fully paid and nonassessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ, which would apply so long as the Class A common stock remains listed on the NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are a Delaware corporation subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Amendments to our Governing Documents

Generally, the amendment of our amended and restated certificate of incorporation requires approval by our board of directors and a majority vote of stockholders, voting together as a single class. Any amendment to our by-laws requires the approval of either a majority of our board of directors or, at a stockholders’ meeting, the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat. Accordingly, immediately after the offering, the holder of our Class B common stock generally will be able to approve any such amendment to our amended and restated articles of incorporation or our by-laws.

Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries

As a holding company, we will depend upon distributions from the operating subsidiaries to fund all distributions. For a description of the material terms of the Amended and Restated Limited Liability Company Agreement of each of the operating subsidiaries, see “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries.”

Listing

We intend to list our Class A common stock on NASDAQ under the symbol “RCAP.” We have not yet filed an application to have our Class A common stock approved for listing. We intend to file such application following the filing of this registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American National Stock Transfer, LLC, one of the operating subsidiaries.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Class A common stock. Future sales of substantial amounts of our Class A common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Class A common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have      shares of Class A common stock outstanding. Pursuant to the terms of the exchange agreement, Parent may from time to time exchange its Operating Subsidiaries Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions. Parent does not intend to exchange any of its Operating Subsidiaries Units for shares of our Class A common stock during the 180 days following the date of this prospectus. Any such exchange by Parent will result in dilution of the economic interests of our public stockholders. Immediately following this offering, Parent will beneficially own      Operating Subsidiaries Units, all which will be exchangeable for shares of our Class A common stock. See “Relationships and Related Party Transactions — Exchange Agreement.” Of the shares of common stock outstanding following this offering,      shares of Class A common stock (or      shares of Class A common stock if the underwriters exercise their option to purchase additional shares) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock held by our “affiliates,” as defined in Rule 144 under the Securities Act, which would be subject to the limitations and restrictions described below. The remaining      shares of fully vested Class A common stock (subject to transfer restrictions) that will be outstanding and the      shares of Class A common stock that will be reserved for issuance upon exchange or conversion of Operating Subsidiaries Units are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act. As a result of the contractual 180-day lock-up period described in “Underwriting” and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date
On the date of this prospectus.
After 180 days from the date of this prospectus (subject, in some cases, to volume limitations).(1)

(1)	Includes million shares that Parent would hold if it exchanged all its Operating Subsidiaries Units for shares of Class A common stock. These shares are subject to additional contractual restrictions on transfer as described in “Relationships and Related Party Transactions — Exchange Agreement.”

Effective upon consummation of this offering, we will enter into a registration rights agreement with Parent that would require us to register under the Securities Act these shares of Class A common stock. See “— Registration Rights Agreement” and “Relationships and Related Party Transactions — Registration Rights Agreement.”

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after this offering, our affiliates who own shares for at least six months or own shares purchased in the open market, are entitled to sell these shares as follows. Within any three-month period, each affiliate may sell a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock, which will equal approximately      shares immediately after this offering, or the average weekly trading volume of our common stock on the NASDAQ during the four calendar weeks preceding the filing of a notice of the sale on Form 144. Sales under Rule 144 by affiliates will also be subject to manner of sale provisions, notice requirements and the availability of current public information about us.

A person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least six months previously, would, beginning 90 days after this offering, also be entitled to sell shares under Rule 144. Such sales would be permitted without regard to the volume limitations, manner of sale provisions or notice requirements described above and, after one year, without any limits, including the public information requirement.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Registration Rights Agreement

Effective upon consummation of this offering, we will enter into a registration rights agreement with Parent pursuant to which we will grant it, its affiliates and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A common stock issuable upon exchange of its Operating Subsidiaries Units. Such securities registered under any registration statement will be available for sale in the open market unless restrictions apply. See “Relationships and Related Party Transactions — Registration Rights Agreement.”

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
OF OUR CLASS A COMMON STOCK

The following discussion is a general summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of our Class A common stock applicable to a “non-U.S. holder.” As used herein, a non-U.S. holder means a beneficial owner of our shares that is not a U.S. person (as defined below) or a partnership or entity treated as a partnership for U.S. federal income tax purposes, and that will hold our Class A common stock as a capital asset, which generally means as property held for investment. For U.S. federal income tax purposes, a U.S. person includes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person

This discussion does not address all U.S. federal income and estate tax considerations that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s particular circumstances, nor does it address any aspects of tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income or estate tax laws (including banks, insurance companies or other financial institutions, partnerships or entities treated as partnership for U.S. federal income tax purposes and investors therein, other pass-thru entities, regulated investment companies, real estate investment trusts, pension plans or tax-exempt organizations, dealers in securities or currencies, U.S. expatriates and certain former citizens or long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons that own, or have owned, actually or constructively, more than 5% of our Class A common stock, and persons that will hold common stock as part of a straddle, hedge, constructive sale, or conversion transaction). This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service, referred to as the IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership or entity treated as a partnership for U.S. federal income tax purposes holder our Class C common stock, and any partner in such partnership, should consult its own tax advisors.

PROSPECTIVE NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

Dividends

In general, any distributions made to a non-U.S. holder of our Class A common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty and provides proper and acceptable certification of its eligibility for such reduced rate, generally on IRS Form W-8BEN (or appropriate substitute or successor form). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax under a tax treaty, the non-U.S. holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as a tax-deferred return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our shares of Class A common stock and thereafter as capital gain.

Dividends we pay to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements, generally on IRS Form W-8ECI (or appropriate substitute or successor form). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. For non-U.S. holders that are corporations, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Dividends that are effectively connected with a non-U.S. holders conduct of a trade or business but that under an applicable income tax treaty are not attributable to a U.S. permanent establishment maintained by the non-U.S. holder may be eligible for a reduced rate of U.S. withholding tax under such treaty, provided the non-U.S. holder complies with certification and disclosure requirements necessary to obtain treaty benefits.

Gain on Disposition of Our Class A Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Class A common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder);
•	the non-U.S. holder is an individual, is present in the United States for 183 days or more in the taxable year of disposition and meets other conditions, and is not eligible for relief under an applicable income tax treaty; or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes (which we believe we are not and do not anticipate we will become) and the non-U.S. holder holds or has held, directly or indirectly, more than 5% of our Class A common stock at any time within the shorter of (1) the five-year period preceding disposition or (2) its holding period for its shares of Class A common stock.

Gain that is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. For non-U.S. holders that are corporations, the branch profits tax (described above) may also apply to such effectively connected gain. If the gain from the sale or disposition of a non-U.S. holder’s shares is effectively connected with its conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment maintained by it in the United States, the non-U.S. holder’s gain may be exempt from U.S. tax under an applicable treaty. If a non-U.S. holder is described in the second bullet point above, he or she generally will be subject to U.S. tax at a rate of 30% on the gain realized, although such gain may be offset by some U.S. source capital losses realized during the same taxable year.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our Class A common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to a non-U.S. holder on it shares of Class A common stock and the amount of tax we withhold on these distributions, regardless of whether withholding is required. Copies of the information returns reporting those distributions and amounts withheld may be made available by the IRS to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding (currently at a rate of 28%) on dividends and certain other types of payments to U.S. persons. A non-U.S. holder will not be subject to backup withholding on dividends received on its shares of Class A common stock if it provides proper certification of its status as a non-U.S. person or the non-U.S. holder is a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of a non-U.S. holder’s shares of Class A common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. If, however, a non-U.S. holder sells its shares of Class A common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also effect backup withholding on that amount unless the non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or the non-U.S. holder is an exempt recipient. Information reporting will also apply if a non-U.S. holder sells its shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documenting evidence in its records that the non-U.S. holder is a non-U.S. person and certain other conditions are met or the non-U.S. holder is an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld with respect to a non-U.S. holder’s shares of Class A common stock under the backup withholding rules will be refunded to it or credited against its U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury regulations provide that these rules generally will apply to payments of dividends on our common stock made after December 31, 2013 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. Prospective non-U.S. holders are encouraged to consult their tax advisors regarding the particular consequences to them of these withholding provisions.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Ladenburg Thalmann & Co. Inc. is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

Underwriters	Number of Shares of Class A Common Stock
Ladenburg Thalmann & Co. Inc.
Realty Capital Securities, LLC
Total

The underwriting agreement provides that the underwriters are severally obligated to purchase and accept delivery of all the shares of Class A common stock in this offering if any are taken; however, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below. We have granted to the underwriters a 45-day option from the date of this prospectus to purchase up to      additional shares of Class A common stock from us at the initial public offering price listed on the cover page of this prospectus, less the underwriting discount and commissions to cover over-allotments, if any. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Our Class A common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and the satisfaction of other conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and our obligations have been satisfied;
•	there is no material adverse change in the financial markets or in our business; and
•	we deliver customary closing documents.

The underwriters propose to offer shares of our common stock directly to the public at the initial public offering price per share shown on the cover of this prospectus and to certain dealers at that price less a concession not in excess of $     per share. After this offering, the offering price and other selling terms may be changed by the underwriters.

In connection with the reorganization of the company and its operating subsidiaries, Realty Capital Securities, LLC will receive a structuring fee of $1.5 million, which will be paid from the gross offering proceeds. The structuring fee to be paid to Realty Capital Securities, LLC will serve as consideration for the services provided by Realty Capital Securities, LLC and its professionals in coordinating an underwriting syndicate to underwrite this offering on a firm commitment basis, in organizing our structure in light of certain regulatory limitations and in coordinating the reorganization of our lines of business from American Realty Capital to Parent. The structuring fee is also reflective of the efforts of Realty Capital Securities, LLC to grow our lines of business using its experience and the experience of RCS Capital in the direct investment industry and investment banking, respectively.

The following table shows the per share and total underwriting discount and commissions that will be paid to the underwriters by our Manager at closing and the proceeds that we will receive from the sale of our Class A common stock in this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ overallotment option to purchase additional shares of our common stock.

	No Exercise	Full Exercise
Underwriting discount per share	$	$
Initial underwriting discount	$	$
Proceeds to us	$	$

We estimate that the total expenses of this offering (exclusive of the underwriting discount and commissions) will be approximately $    .

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed to indemnify the underwriters, their affiliates, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act arising out of, or based upon, certain material misstatements or omissions, and if we are unable to provide this indemnification to contribute to payments that the underwriters may be required to make in respect of these liabilities.

We and each of our directors and executive officers have agreed that, for a period of 180 days after the date of this prospectus, without the prior written consent of Ladenburg Thalmann & Co. Inc., on behalf of the underwriters, we and they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for common stock, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, subject to certain exceptions and extensions in certain circumstances.

The restrictions contained in the preceding paragraph shall not apply to (i) any grants made by us pursuant to any equity incentive plan approved by the board of directors (or the filing of a registration statement on Form S-8 to register shares of our common stock issuable under such plan), (ii) transfers of shares of our common stock or any security convertible into shares of our common stock by any of our directors or executive officers, or our Manager as a bona fide gift or pledge, or by will or intestate succession to such director, executive officer or stockholder’s family or to a trust, the beneficiaries of which are exclusively such director, executive officer or stockholder or members of such director, executive officer or stockholder’s family, (iii) transfers pursuant to the sale or an offer to purchase 100% of the outstanding common stock of the company, whether pursuant to a tender offer, merger or otherwise, to a third party or group of third parties, (iv) to any corporation, partnership, limited liability company or other entity of all the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, and (v) the establishment of a trading plan that complies with Rule 10(b)(5)-1 of the Exchange Act.

Notwithstanding the foregoing, if (i) during the last 17 days of the restricted period described above we issue an earnings release or material news or a material event occurs or (ii) prior to the expiration of such restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of such restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that the lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker-dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker-dealer, or member of a national securities association and the emerging growth company or its shareholders that restricts or prohibits the sale of securities held by the emerging growth company or its shareholders after the initial public offering date.

The Representative, in its sole discretion, may release the common stock and other securities subject to the lock-up restrictions described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from the lock-up restrictions, the representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

We intend to apply to have our Class A common stock listed on NASDAQ under the symbol “RCAP.” RCS Capital Corporation has not yet filed an application to have its Class A common stock approved for listing, but intends to file such application following the filing of this registration statement.

Prior to this offering, there has been no public market for shares of our Class A common stock. The initial public offering price was determined by negotiations between us and the representative. In determining the initial public offering price, we and the representative considered a number of factors including:

•	the information set forth in this prospectus and otherwise available to the representative;
•	our prospects and the history and prospects for the industry in which we compete;
•	our prospects for future earnings;
•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded shares of the common stock of generally comparable companies; and
•	other factors deemed relevant by the representative and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our Class A common stock, or that the shares will trade in the public market at or above the initial public offering price. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

Discretionary Sales

The representative has advised us that the underwriters do not intend to confirm sales in this offering to any account over which such underwriter exercises discretionary authority.

Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. These transactions may be characterized as follows:

•	Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Directed Share Program

At our request, the underwriters have reserved up to 20% of the shares of the Class A common stock being offered by this prospectus for sale to our interested directors, officers, employees and other individuals associated with us and members of their families. The purchase price for such shares will be $     per share, reflecting the fact that underwriting discounts and commissions will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. The sales will be made by the underwriters through a directed share program. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but any purchases they do make will reduce the number of shares available to the general public. Any reserved shares of the Class A common stock that are not so purchased will be offered by the underwriters to the general public on the same terms as the other shares of our Class A common stock offered by this prospectus. Any purchasers of shares of our Class A common stock sold through our directed share program will be required to agree, subject to certain limited exceptions, not to sell, offer or contract to sell, grant any option for the sale of or otherwise dispose of any shares of our Class A common stock acquired through our discounted share program for a period of 180 days from the date of the closing of this offering.

Relationships with Underwriters

We are not under any contractual obligation to engage any of the underwriters to provide investment banking, lending, asset management and financial advisory services to us in the future. If any of the underwriters provide such services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arms’ length negotiation. However, we will not enter into any agreement with any of the underwriters, nor will we pay any fees for such services to any of the underwriters, prior to the date which is 90 days after the date of this offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the offering.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive, or qualified investors, that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated, all such persons together being referred to as relevant persons. The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to shares of our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our common stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;
•	fewer than 150 natural or legal persons (other than qualified investors are defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or
•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA), in connection with the issue or sale of the shares, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

Anything in relation to the shares in, from or otherwise involving the United Kingdom, has been, and may only be done, in compliance with all applicable provisions of the FSMA.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of June 23, 2006, as amended, or CISA, and accordingly, the shares being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of November 22, 2006, as amended, or CISO, such that there is no public offer.

Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom they have been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than their recipients. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in those rules. They must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set out herein and therein, and has no responsibility for them. The shares that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The shares offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

VALIDITY OF CLASS A COMMON STOCK

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for RCS Capital Corporation by Proskauer Rose LLP, New York, New York and for the underwriters by McGuireWoods LLP, New York, New York.

EXPERTS

WeiserMazars, LLP, an independent registered public accounting firm, has audited the financial statements of RCS Capital Corporation as of December 31, 2012 and of Realty Capital Securities, LLC as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 included in this prospectus and registration statement as set forth in its reports, which are included in this prospectus and registration statement. Such financial statements have been so included in reliance on the reports of WeiserMazars, LLP upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A common stock we are offering. This prospectus does not contain all the information in the registration statement and the exhibits to the registration statement. For further information with respect to us and our Class A common stock, we refer you to the registration statement and the exhibits thereto. With respect to documents described in this prospectus, we refer you to the copy of the document if it is filed as an exhibit to the registration statement.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC’s Internet website. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying statement of assets and liabilities of RCS Capital Corporation (formerly known as 405 Holding Corporation) (the “Company”) as of December 31, 2012, the end of the initial accounting period of the Company. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ WeiserMazars LLP
Woodbury, NY
February 21, 2013

STATEMENT OF ASSETS AND LIABILITIES

RCS Capital Corporation
December 31, 2012

Assets
Total assets	$—
Liabilities
Total liabilities	$—
Stockholder’s Equity
Common stock, $0.01 par value, 1,000 shares authorized, no shares issued and outstanding	—
Additional paid-in capital	—
Total stockholder’s equity	$—
Total liabilities and stockholder’s equity	$—

The accompanying notes are an integral part of the financial statement.

NOTES TO THE FINANCIAL STATEMENT

RCS Capital Corporation
December 31, 2012

1.	Organization

RCS Capital Corporation (the “Company”) is a recently organized holding company incorporated under the laws of the State of Delaware on December 27, 2012, as 405 Holding Corporation. On February 19, 2013, 405 Holding Corporation changed its name to RCS Capital Corporation.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from these estimates and those differences could be material.

Taxation

The company is a corporation and will be subject to corporate federal and state taxation.

3.	Common Stock

The Company is authorized to issue 1,000 shares of its common stock. As of December 31, 2012, there were no shares outstanding.

4.	Subsequent Events

On February 20, 2013 the board of directors approved the sale of 100 shares of common stock to RCS Capital, LLC for $100. Such shares were issued on February 20, 2013.

The Company is required to recognize in this financial statement the effects of all subsequent events that provide additional evidence about conditions that existed as of the date of the Statement of Assets and Liabilities. For non-recognized subsequent events that must be disclosed to keep the financial statement from being misleading, the Company is required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. Management had evaluated subsequent events through the issuance of this financial statement and has noted no such events other than the sale of shares disclosed above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying statements of financial condition of Realty Capital Securities, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, member’s equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ WeiserMazars LLP
Woodbury, NY
February 21, 2013

Realty Capital Securities, LLC
Statements of Financial Condition
(Dollars in thousands)

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$12,683	$3,941
Receivables:
Commissions and dealer manager fees
Due from affiliates	1,176	152
Due from non-affiliates	179	83
Reimbursable expenses
Due from affiliates	1,490	479
Due from non-affiliates	61	28
Loan receivable	—	77
PP&E	113	37
Prepaid expenses and other assets	509	609
Total assets	$16,211	$5,406
Liabilities and Member’s Equity
Accounts payable	1,303	402
Accrued expenses	4,175	1,287
Payable to broker-dealers	5,007	849
Total liabilities	10,485	2,538
Total member’s equity	5,726	2,868
Total liabilities and member’s equity	$16,211	$5,406

See accompanying notes to financial statements

Realty Capital Securities, LLC
Statements of Operations
(Dollars in thousands)

	Year Ended December 31,
	2012	2011	2010
Revenues:
Commissions
Affiliated products	$161,370	$82,397	$30,297
Non-affiliated products	19,111	22,996	45,417
Dealer manager fees
Affiliated products	94,761	56,935	13,948
Non-affiliated products	10,100	10,820	20,346
Investment banking advisory services	925	—	—
Reimbursable expenses
From affiliates	1,121	1,440	1,711
From non-affiliates	64	432	2,404
Loss on Investment	—	(300)	—
Other	45	9	7
Total revenues	287,497	174,729	114,131
Expenses:
Third-party commissions
Affiliated products	161,399	82,301	29,289
Non-affiliated products	19,111	22,967	45,990
Third-party reallowance
Affiliated products	24,385	11,788	4,041
Non-affiliated products	2,464	3,139	6,910
Internal commissions, payroll and benefits	45,865	29,174	19,194
Conferences and seminars	14,938	12,135	4,696
Travel
Affiliated expense allocation	17	2	149
Non-affiliated expenses	6,218	5,940	3,837
Marketing and advertising
Affiliated expense allocation	—	—	15
Non-affiliated expenses	2,680	303	336
Professional fees
Affiliated expense allocation	8	246	18
Non-affiliated expenses	1,559	1,672	785
Other
Affiliated expense allocation	727	816	741
Non-affiliated expenses	714	505	512
Total expenses	280,085	170,987	116,513
Net income(loss)	$7,412	$3,742	$(2,382)

See accompanying notes to financial statements

Realty Capital Securities, LLC
Statements of Changes In Member’s Equity
(Dollars in thousands)

	Member’s Capital	Accumulated Member’s Earnings (Deficit)	Total
Balance, December 31, 2009	$10,052	$(6,727)	$3,325
Net loss	—	(2,382)	(2,382)
Contributions	2,224	—	2,224
Balance, December 31, 2010	12,276	(9,109)	3,167
Net income	—	3,742	3,742
Contributions	9,519	—	9,519
Distributions	(13,560)	—	(13,560)
Balance, December 31, 2011	8,235	(5,367)	2,868
Net income	—	7,412	7,412
Contributions	3,646	—	3,646
Distributions	(8,200)	—	(8,200)
Balance, December 31, 2012	$3,681	$2,045	$5,726

See accompanying notes to financial statements

Realty Capital Securities, LLC
Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$7,412	$3,742	$(2,382)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	31	12	4
Loss on investment	—	300	—
Increase (decrease) resulting from changes in:
Receivables – commissions affilated	(1,024)	120	(150)
Receivables – commissions non-affiliated	(96)	250	(160)
Receivables – reimbursable expenses affiliated	(1,011)	1,450	(1,929)
Receivables – reimbursable expenses non-affiliated	(33)	161	295
Loan receivable	77	(17)	—
Prepaid expenses and other assets	99	(396)	65
Accounts payable	902	17	334
Accrued expenses	2,887	11	478
Payable to broker-dealers	4,157	(1,814)	1,749
Total adjustments	5,990	94	685
Net cash provided by (used in) operating activities	13,402	3,836	(1,697)
Cash flows from investing activities:
Purchase of property and equipment	(106)	(11)	(42)
Purchase of investments	—	—	(255)
Net cash used in investing activities	(106)	(11)	(297)
Cash flows from financing activities:
Member contributions	3,646	9,519	2,224
Member distributions	(8,200)	(13,560)	—
Payment of receivable from parent	—	—	2,197
Net cash (used in) provided by financing activities	(4,554)	(4,041)	4,421
Net increase (decrease) in cash and cash equivalents	8,742	(216)	2,427
Cash and cash equivalents
Beginning of year	3,941	4,157	1,730
End of year	$12,683	$3,941	$4,157

See accompanying notes to financial statements

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

1.  Organization

Realty Capital Securities, LLC (the “Company”) is a wholesale broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”). Prior to January 2012, the Company was wholly owned by American Realty Capital II, LLC (“ARC II”). In January 2012, ARC II changed its name to AR Capital, LLC (“AR Capital”). In December 2012, AR Capital changed its name to RCS Capital, LLC.

The Company was established in Delaware in August 2007 as a limited liability company and commenced operations as a FINRA qualified broker-dealer in February 2008. The Company is the securities broker-dealer for American Realty Capital and affiliates’ proprietary products, including publicly registered non-traded REITs, fixed-income notes, wealth management, and co-ownership investments. Additionally, the Company serves as the exclusive dealer manager for non-affiliated proprietary products. The Company also provides advisory services to affiliated and non-affiliated issuers of public securities in connection with strategic alternatives with respect to potential liquidity events. The Company sells securities to qualified investors throughout the United States by means of a national selling network of broker-dealers and registered representatives.

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents.

Revenue Recognition

Commission revenues and related expenses are recorded on a trade date basis as securities transactions occur. The Company receives selling commissions of up to 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers in regards to wholesale distribution efforts. The Company, serving as a dealer manager, receives fees and compensation in connection with the sale of securities, which are recorded on a trade date basis as securities transactions occur. The Company provides wholesale distribution of non-traded securities through soliciting dealers to solicit subscriptions for shares. The non-traded securities are offered on a “best efforts” basis and the Company is not obligated to underwrite or purchase any shares for its own account. The Company receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Company may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers.

The Company analyzes its contractual arrangements to determine whether to report revenue on a gross basis or a net basis. The analysis considers multiple indicators regarding the services provided to our customers and the services received from our suppliers. The goal of the analysis is to determine which entity is the primary obligor in the arrangement. After weighing many indicators including the Company’s position as the exclusive broker-dealer primarily responsible for the distribution of its customers’ shares, its discretion in supplier selection and that the Company’s suppliers bear no credit risk, the Company has concluded that the gross basis of accounting for its commission and fee revenues is appropriate.

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

The Company receives fees and compensation for providing investment banking and related advisory services. Such fees are charged based on agreements entered into with unaffiliated and affiliated public issuers of securities on a negotiated basis.

Reimbursable Expenses

The Company includes all reimbursable expenses in gross revenue because the Company is the primary obligor, has discretion in selecting a supplier, and bears credit risk of paying the supplier prior to receiving reimbursement from the customer.

Income Taxes

As a limited liability company, the Company is not subject to income taxes. The member reports its distributive share of realized income or loss on its individual tax return. Accordingly, no provision for federal or state income taxes is reflected in the accompanying statement of operations.

As of December 31, 2012 and 2011, the member determined that the Company had no uncertain tax positions which affected its financial position and its results of operations or its cash flows, and will continue to evaluate for uncertain tax positions in the future. The Company is no longer subject to U.S. Federal tax examinations for years before 2009.

Marketing and Advertising

The Company expenses the cost of marketing and advertising as incurred. As of December 31, 2012, 2011 and 2010, the Company incurred marketing and advertising expenses of $2,679,579, $303,227 and $351,441, respectively.

3.  Off-Balance Sheet Risk and Concentrations

The Company is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty. It is the Company’s policy to review, as necessary, the credit standing of each counterparty.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains its cash and temporary cash investments in bank deposit and other accounts, the balances of which, at times, may exceed federally insured limits. Exposure to credit risk is reduced by maintaining the Company’s banking and brokerage relationships with high credit quality financial institutions.

The Company earned approximately 73%, 78% and 83% of its commission revenue and dealer manager fees from two primary product offerings during 2012, 2011 and 2010, respectively.

4.  Loan Receivable

The Company made a loan to an employee. The loan was payable in monthly installments and earned interest at rate of 9% per year, provided however, that the payment of interest would be waived as long as the borrower was not in default and was actively employed by the Company. This loan totaled $76,500 as of December 31, 2011. The Company may elect, at its sole discretion, to forego the repayment amount. If this election is made, such amount will be charged to compensation expense in the year of such election. During 2012, the employee loan was forgiven and charged to compensation expense.

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

5.  Property and Equipment

	Year Ended December 31,
	2012	2011
Leasehold improvements	$54,897	$23,089
Furniture and fixtures	52,680	19,581
Equipment	51,546	10,618
	159,123	53,288
Less accumulated depreciation	46,441	15,939
	$112,682	$37,349

Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are capitalized and depreciated over the remaining term of the respective lease. Maintenance and repairs are expensed as incurred. Furniture and fixtures and equipment are depreciated over an estimated useful life of three to five years. Depreciation expense of $30,501, $12,125 and $3,814 has been charged to other expense for the years ended December 31, 2012, 2011 and 2010, respectively.

6.  Fair Value of Investments

The fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels is explained below:

Level 1	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments are not applied to Level 1 securities. Because valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
Level 2	Pricing inputs are other than used in Level 1, which include the closing bid price for unlisted marketable securities, which are available in active or inactive markets for identical investments or liabilities, other direct or indirect observable inputs that can be corroborated by market data or the use of models or other valuation methodologies as of the reporting date.
Level 3	Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation.

The following table discloses a reconciliation of the investment at measured fair value on a recurring basis using significant unobservable inputs (Level 3):

	Total	Investments
Beginning balance, December 31, 2010	$300,000	$300,000
Loss	(300,000)	(300,000)
Ending balance, December 31, 2011	$—	$—

During 2011, the Company wrote down its $300,000 investment in Purl Labs.

The Company had no investments or realized gains or losses related to investments during 2012.

Gains and (losses), realized and unrealized, if any, are included in the statements of operations.

Fair values for the investment in Level 3 were calculated using assumptions about the value of the underlying assets, illiquidity and projected income streams. There were no changes in the valuation techniques during the current year.

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

7.  Net Capital Requirements

The Company is subject to the SEC Uniform Net Capital Rule 15c3-1 which requires the maintenance of minimum net capital of the greater of either $100,000 or  1/15 of aggregate indebtedness, as defined, and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Company was approved for a change to its Continuing Membership Application effective February 3, 2012 which impacts its net capital requirements.

At December 31, 2012, the Company had net capital of $3,419,697 which was $2,720,675 in excess of its required net capital. The Company’s aggregate indebtedness to net capital ratio was 3.07 to 1.

At December 31, 2011, the Company had net capital of $1,619,998 which was $1,450,833 in excess of its required net capital. The Company’s aggregate indebtedness to net capital ratio was 1.57 to 1.

8.  Related Party Transactions

As a wholly owned subsidiary, the Company was initially capitalized and funded by its parent. During the years ended December 31, 2012, 2011 and 2010, the Company received financial support from its parent through capital contributions and expense allocation agreements.

Through an agreement with an affiliate, the Company was allocated certain operating expenses including occupancy, professional services, communications and data processing, advertising, and employee benefits. During the years ended December 31, 2012, 2011 and 2010, the Company and the affiliate incurred approximately 90% and 10% of the shared expenses, respectively. The total expense allocation for 2012, 2011 and 2010 was approximately $751,000, $1,065,000 and $921,000, respectively.

The Company earned approximately $161,370,000 of commissions and $94,761,000 of dealer manager fees for the year ended December 31, 2012, in connection with the wholesale distribution services of proprietary products of an affiliate of RCS Capital, LLC. The Company also incurred approximately $161,399,000 of third-party commission expense and $24,385,000 of third-party reallowances expense on these products.

The Company earned approximately $82,397,000 of commissions and $56,935,000 of dealer manager fees for the year ended December 31, 2011, in connection with the wholesale distribution services of proprietary products of an affiliate of RCS Capital, LLC. The Company also incurred approximately $82,301,000 of third-party commission expense and $11,788,000 of third-party reallowances expense on these products.

The Company earned approximately $30,297,000 of commissions and $13,948,000 of dealer manager fees for the year ended December 31, 2010, in connection with the wholesale distribution services of proprietary products of an affiliate of RCS Capital, LLC. The Company also incurred approximately $29,289,000 of third-party commission expense and $4,041,000 of third-party reallowances expense on these products.

9.  Commitments and Contingencies

Litigation and Regulatory Matters

The Company is a defendant in a lawsuit arising from normal business activities. The litigation is in its discovery stage. Management has reviewed this pending litigation with legal counsel, and management believes that this action is without merit and that an estimate of the ultimate liability, if any, cannot be made.

In addition, the Company is subject to inquiries from certain regulators. These inquiries are routine in nature. The Company provides all necessary correspondence to the applicable regulators in an effort to satisfactorily address any outstanding inquiries.

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

9.  Commitments and Contingencies  – (continued)

Leases

The Company occupies office space under various non-cancelable operating leases, expiring at various dates through 2016. Future annual minimum rental payments due are as follows:

Year Ending December 31,	Amount
2013	$389,769
2014	242,298
2015	140,489
2016	48,348
$820,904

Total occupancy expense (inclusive of expense allocations) was $349,645, $297,846, and $340,871 for the years ended December 31, 2012, 2011 and 2010, respectively.

10.  Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). This guidance is the culmination of the FASB's redeliberation on reporting reclassification adjustments from accumulated other comprehensive income. The standard requires that companies present information about reclassification adjustments from accumulated other comprehensive income in their interim and annual financial statements in a single note or on the face of the financial statements. This Accounting Standards Update (“ASU”) is effective for interim and annual reporting periods beginning after December 15, 2012 for public entities, and effective for annual reporting periods beginning after December 15, 2013 for non-public entities. Early adoption is permitted. The Company will adopt this ASU beginning with the reporting period ending March 31, 2013. The Company does not anticipate the adoption of ASU 2013-02 will have a material impact on its financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles — Goodwill and Other (Topic 350) — Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”), which updated guidance on the periodic testing of indefinite-lived intangible assets, other than goodwill, for impairment. This guidance will allow companies to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset, other than goodwill, is impaired in order to determine whether it is necessary to perform a quantitative impairment test. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company will adopt this ASU beginning with the reporting period ending March 31, 2013. The Company does not anticipate the adoption of ASU 2012-02 will have a material impact on its financial statements.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU is a result of joint efforts by the FASB and International Accounting Standards Board to develop a single, converged framework on how to measure fair value and what disclosures to provide about fair value measurements. This ASU is largely consistent with existing fair value measurement principles of U.S. GAAP, however, it expands existing disclosure requirements for fair value measurements. The ASU is effective for interim and annual reporting periods beginning after December 15, 2011 for public entities, and effective for annual reporting periods beginning after December 15, 2011 for non-public entities and applied prospectively. Non-public entities may apply the amendments in the ASU early, but no earlier than for the interim periods beginning after December 15, 2011. The Company adopted this ASU beginning with the reporting period ended March 31, 2012. Adoption of this guidance did not have a material impact on the Company’s financial statements.

Realty Capital Securities, LLC

(A Wholly Owned Subsidiary of RCS Capital, LLC)
Notes to Financial Statements

11.  Subsequent Events

The Company has evaluated subsequent events that have occurred through February 21, 2013, the date the financial statements were available for issuance, and concluded that there were no events that have occurred that would require adjustments to the disclosures in the financial statements.

     Shares

RCS Capital Corporation

Class A Common Stock

Ladenburg Thalmann & Co. Inc.	Realty Capital Securities, LLC

Through and including            , 2013 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of RCS Capital Corporation (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., (“FINRA”) filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be Paid
Registration fee		$11,765
FINRA filing fee		$13,438
NASDAQ listing fee	$	*
Blue Sky fees and expenses		$—
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer Agent’s fees	$	*
Miscellaneous	$	*
Total	$	*

*	To be included by amendment.

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into separate indemnification agreements with our executive officers and directors, which require us to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitations on liability for our directors.

The Registrant currently maintains liability insurance for its directors and officers. In connection with this offering, the Registrant will obtain additional liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act.

On February 20, 2013, the Registrant sold 100 shares of common stock to RCS Capital, LLC, the immediate predecessor to RCAP Holdings, LLC, for $100.

Prior to this offering,      shares of Class B common stock will be issued to Parent for $    in reliance upon the exemption from the registration requirement of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:  Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules:  All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings

The undersigned hereby undertakes:

(a)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	The undersigned Registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 28, 2013.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2013
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	March 28, 2013
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	March 28, 2013
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	March 28, 2013
/s/ Brian S. Block Brian S. Block	Chief Financial Officer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2013
* Leslie D. Michelson	Independent Director	March 28, 2013
* Dr. Robert J. Froehlich	Independent Director	March 28, 2013
* William G. Stanley	Independent Director	March 28, 2013

*By: /s/ William M. Kahane William M. Kahane Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2*	Form of Structuring Fee Agreement
3.1(1)	Certificate of Incorporation of RCS Capital Corporation
3.2(1)	By-laws of RCS Capital Corporation
3.3*	Form of Amended and Restated Certificate of Incorporation of RCS Capital Corporation
3.4*	Form of Amended and Restated By-laws of RCS Capital Corporation
4.1*	Form of Class A Common Stock Certificate
5.1*	Opinion of Proskauer Rose LLP
10.1*	Form of Amended and Restated Limited Liability Company Agreement of Realty Capital Securities, LLC
10.2*	Form of Amended and Restated Limited Liability Company Agreement of RCS Advisory Services, LLC
10.3*	Form of Amended and Restated Limited Liability Company Agreement of American National Stock Transfer, LLC
10.4*	Form of Registration Rights Agreement
10.5*	Form of Exchange Agreement
10.6*	Form of Tax Receivable Agreement
10.7*	Form of RCS Advisory Services LLC — American Realty Capital Services Agreement
10.8*	Form of American Realty Capital — RCS Advisory Services, LLC Services Agreement
10.9*	Form of Management Agreement
10.10*	Form of Indemnification Agreement
10.11*	Form of RCS Capital Corporation 2013 Manager Multi-Year Outperformance Agreement
10.12*	Form of Non-Competition Agreement
10.13	Dealer Manager Agreement between Business Development Corporation of America, BDCA Adviser, LLC and Realty Capital Securities, LLC dated January 25, 2011
10.14	Fourth Amended and Restated Dealer Manager Agreement between American Realty Capital New York Recovery REIT, Inc., New York Recovery Advisors, LLC and Realty Capital Securities, LLC dated September 2, 2010
10.15	Amended and Restated Dealer Manager Agreement between United Development Funding IV, UMTH General Services, LP and Realty Capital Securities, LLC dated November 12, 2009
10.16	Second Amended and Restated Exclusive Dealer Manager Agreement by and between Phillips-Edison-ARC Shopping Center REIT Inc., Phillips Edison NTR LLC and Realty Capital Securities, LLC dated September 17, 2010
10.17	Dealer Manager Agreement between American Realty Capital – Retail Centers of America, Inc., American Realty Capital Retail Advisors, LLC and Realty Capital Securities, LLC dated March 17, 2011
10.18	Dealer Manager Agreement between American Realty Capital Healthcare Trust, Inc., American Realty Capital Healthcare Advisors, LLC and Realty Capital Securities, LLC dated February 18, 2011
10.19	Dealer Manager Agreement between American Realty Capital Healthcare Trust II, Inc., American Realty Capital Healthcare II Advisors, LLC and Realty Capital Securities, LLC dated February 14, 2013

Exhibit Number	Description
10.20	Dealer Manager Agreement between ARC Realty Finance Trust, Inc., ARC Realty Finance Advisors, LLC and Realty Capital Securities, LLC dated February 12, 2013
10.21	Dealer Manager Agreement between American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Advisors II, LLC and Realty Capital Securities, LLC dated August 15, 2011
10.22	Second Amended and Restated Dealer Manager Agreement between American Realty Capital Global Trust, Inc., American Realty Capital Global Advisors, LLC and Realty Capital Securities, LLC dated September 26, 2012
10.23	Dealer Manager Agreement between American Realty Capital Trust IV, Inc., American Realty Capital Advisors IV, LLC and Realty Capital Securities, LLC dated June 8, 2012
21.1(1)	Subsidiaries of the Registrant
23.1	Consent of WeiserMazars, LLP
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1(2)	Power of Attorney
99.1*	Consent of Robert A. Stanger & Co., Inc.

*	To be filed by amendment.
(1)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on February 22, 2013.
(2)	Included on the signature page of our Registration Statement on Form S-1, filed with the SEC on February 22, 2013.